UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.     )

Filed by the Registrant  ☒
Filed by a party other than the Registrant  ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
DexCom, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Dexcom

Image shown does not include required overpatch. Please be sure to follow instructions for using the overpatch.

empowering people to take control of health

2025 Proxy Statement | May 8, 2025 at 2:00 PM (PDT)

Our Mission: Empowering People to Take Control of Health

Corporate Overview
Dexcom empowers people to take control of health through innovative biosensing technology. Founded in 1999, Dexcom has pioneered and set the standard in glucose biosensing for more than 25 years. Its technology has transformed how people manage diabetes and track their glucose, helping them feel more in control and live more confidently.

March 27, 2025
To Our Stockholders

You are cordially invited to attend the 2025 Annual Meeting of Stockholders of DexCom, Inc. online on May 8, 2025, at 2:00 p.m. Pacific Time (the “Annual Meeting”). As we approach the Annual Meeting, I would like to share with you some of our business and financial highlights from 2024.
Business and Financial Highlights
During 2024 we delivered another year of strong customer growth while enhancing the scale and efficiency of our operations. Demand for Dexcom CGM remained high behind the rollout of our newest generation product, Dexcom G7, and we significantly expanded access globally. Through our dedicated efforts, we also delivered significant improvements in our financial results as compared to 2023.
Our financial highlights included $4.03 billion in revenue, up 11% from 2023, and $2.44 billion in gross profit, up 7% from 2023. We had $600.0 million in operating income, up 0.4% from 2023, and $576.2 million in net income, up 6% from 2023. We also had $989.5 million in operating cash flow, up 32% from 2023, and ended fiscal 2024 with cash, cash equivalents and short-term marketable securities totaling $2.58 billion.
Our operational highlights included two new product launches, significant investment in our commercial infrastructure, several new software innovations, and expanded access to Dexcom CGM globally. In August 2024, we launched Stelo as the first over-the-counter glucose biosensor in the U.S. as part of our effort to integrate Dexcom CGM earlier into diabetes and metabolic health management. We launched Dexcom ONE+ in 19 different international markets in 2024, bringing a smaller form factor, shorter warm up time, and improved sensor accuracy to this important customer base. We also completed several notable software updates during the year, including the rollout of our Direct-to-Watch feature for G7 and new generative AI platform in Stelo. In addition to these product advancements, we invested significantly in our US sales force in 2024 to broaden our reach and better serve our growing customer base. These investments helped us expand our prescriber base by over 50,000 physicians in the past year.

2025 Annual Meeting
We are pleased to provide stockholders with an opportunity to participate in the Annual Meeting online via the Internet to facilitate stockholder attendance and provide a consistent experience to all stockholders regardless of location. We will provide a live webcast of the Annual Meeting at www.proxydocs.com/DXCM, where you will also be able to vote online.
The matters expected to be acted upon at the Annual Meeting are described in detail in the following Notice of Annual Meeting of Stockholders and Proxy Statement.
Your vote is very important to us. We strongly encourage you to read both our Proxy Statement and 2024 Annual Report on Form 10-K in their entirety and ask that you support our recommendations. We sincerely appreciate your continued support of Dexcom, and we look forward to seeing you at the meeting.

Sincerely,

Kevin R. Sayer Chairperson, President and Chief Executive Officer DexCom, Inc. March 27, 2025

 YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the Annual Meeting virtually via the internet, we strongly encourage you to vote your shares. In order to ensure your representation at the Annual Meeting, you may submit your proxy and voting instructions via the Internet at www.proxypush.com/DXCM, by telephone, or, if you requested a printed copy of the proxy materials, you may vote your shares by completing, signing and dating the proxy card as promptly as possible and returning it in the enclosed envelope (to which no postage need be affixed if mailed in the United States). The Proxy Statement, the Notice of Internet Availability of Proxy Materials, the Annual Report and the accompanying proxy card are being made available to each stockholder entitled to vote at the Annual Meeting on or about March 27, 2025.

For specific instructions on how to vote your shares, please refer to the Notice of Internet Availability of Proxy Materials you received in the mail, the section of this Proxy Statement entitled “Information about the Proxy Materials and the Annual Meeting”, or if you requested printed proxy materials by mail, your enclosed proxy card. If your shares are held by a bank, brokerage firm or other holder of record (your record holder), please follow the instructions you receive from such firm, bank or other nominee to vote your shares.

NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS

Location	Date and Time
Attend the Annual Meeting Online at:	Thursday, May 8, 2025
www.proxydocs.com/DXCM	2:00 p.m. Pacific Time

Items of Business

	Company Proposals			Board Recommendation	Page

(1)	To elect ten nominees for director, each to hold office until our 2026 annual meeting of stockholders. The nominees are:		☑	FOR each nominee	1
	•Kevin R. Sayer •Steven R. Altman •Nicholas Augustinos •Richard A. Collins •Karen Dahut	•Rimma Driscoll •Mark G. Foletta •Renée Galá •Bridgette P. Heller •Kyle Malady

(2)	To ratify the selection by the Audit Committee of our Board of Directors of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.		☑	FOR	25

(3)	To provide a non-binding advisory vote on the compensation of our named executive officers for the fiscal year ended December 31, 2024.		☑	FOR	28

(4)	To approve our Amended and Restated 2015 Equity Incentive Plan (as amended and restated) to, among other things, increase the number of shares reserved for issuance thereunder by 3,400,000 shares.		☑	FOR	29

(5)	To approve our Amended and Restated 2015 Employee Stock Purchase Plan to, among other things, increase the number of shares reserved for issuance thereunder by 8,000,000 shares.		☑	FOR	37
We may also transact any other business properly brought before the 2025 Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will be held in a virtual meeting format only. You will not be able to attend the Annual Meeting in-person. The accompanying proxy materials include instructions on how to participate in the Annual Meeting and how you may vote your shares.

Record Date
You are entitled to notice of and to vote at the Annual Meeting if you were a stockholder of record as of the close of business on March 13, 2025 (the “Record Date”). A complete list of stockholders of record will be available for the examination of any stockholder, for any purpose germane to the meeting, for a period of 10 calendar days ending on the day before the date of the Annual Meeting at our principal executive offices, located at 6340 Sequence Drive, San Diego, California, 92121 between the hours of 9:00 a.m. and 4:00 p.m. Pacific Time. If you are interested in viewing the list, please contact Investor Relations by email at investor-relations@dexcom.com.

Voting Methods

Internet	Telephone	Mail

For detailed information regarding voting instructions, please refer to the Notice of Internet Availability of Proxy Materials you received in the mail, the section of this Proxy Statement entitled “Information about the Proxy Materials, Voting and the Annual Meeting”, or if you requested printed proxy materials by mail, your enclosed proxy card. You may revoke a previously delivered proxy at any time prior to the Annual Meeting. If you decide to virtually attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting online at the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to be Held on May 8, 2025
The Proxy Statement, the Annual Report and the form of proxy card are available at www.proxydocs.com/DXCM after entering the control number printed on your Notice of Internet Availability of Proxy Materials.

By Order of the Board of Directors,

Kevin R. Sayer
Chairperson, President and Chief Executive Officer
March 27, 2025

PROPOSAL NO. 1
Election of Directors

Our Board recommends a vote “FOR” the following ten nominees for election to our Board, each to hold office until our 2026 annual meeting of stockholders:

1)	Kevin R. Sayer	2)	Steven R. Altman	3)	Nicholas Augustinos	4)	Richard A. Collins

5)	Karen Dahut	6)	Rimma Driscoll	7)	Mark G. Foletta	8)	Renée Galá

9)	Bridgette P. Heller	10)	Kyle Malady

☑
	THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES NAMED ABOVE.

At each annual meeting of stockholders, the terms of each of our incumbent directors expire and all members of our Board are elected. Ten directors are to be elected at this Annual Meeting, each to serve until our 2026 annual meeting of stockholders or until such director’s earlier death, resignation or removal. On the Nominating and Governance Committee’s recommendation, the Board has nominated each of the above listed nominees for election at the Annual Meeting. Each of the nominees is a current director of the company. Each nominee has consented to being named in this Proxy Statement and has agreed to continue to serve as a director if elected, and we have no reason to believe that any nominee will be unable to serve. For more information concerning the nominees, see the section entitled “Nominee Director Biographies.”
As of the date of this Proxy Statement, the Board consists of eleven members. Eric J. Topol, M.D., who has served as a director of the company since 2009, was not nominated for re-election to the Board and his term as a director will expire at the Annual Meeting. Effective upon the Annual Meeting, the Board has approved a reduction in the size of the Board from eleven to ten directors.
Directors are elected by a majority of the votes cast in uncontested elections, meaning that the number of votes cast “For” a nominee must exceed the number of votes cast “Against” that nominee. Abstentions and broker non-votes are not counted as votes “For” or “Against” a director nominee and have no effect on the outcome of the proposal for the election of directors. Pursuant to Dexcom’s Corporate Governance Principles for the Board of Directors (“Governance Principles”), the Board of Directors expects a director to tender his or her resignation if he or she fails to receive the required number of votes for re-election. If any nominee that is an incumbent director fails to receive the required votes for re-election at the Annual Meeting, the Nominating and Governance Committee will determine on an expedited basis, and in any event within 90 days following certification of the stockholder vote, whether to accept or reject the resignation, and will submit such recommendation for prompt consideration by the Board. The Board will promptly act on the Nominating and Governance Committee’s recommendation and will publicly disclose its decision-making process and decision regarding whether to accept or reject the resignation offer (including, if it rejects the resignation offer, the rationale behind its decision).
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH DIRECTOR NOMINEE. PROXIES RECEIVED BY THE COMPANY WILL BE VOTED FOR EACH DIRECTOR NOMINEE UNLESS OTHERWISE INSTRUCTED.

The following table shows the composition of our Board, including each director’s position, age, and duration of service as of the Record Date:

Director Name	Position(s)	Age	Director Since
Director Nominees:
Kevin R. Sayer	Chairperson of the Board, President and CEO	67	2007
Steven R. Altman	Director	63	2013
Nicholas Augustinos	Director	66	2009
Richard A. Collins	Director	68	2017
Karen Dahut	Director	61	2020
Rimma Driscoll	Director	52	2023
Mark G. Foletta	Lead Independent Director	64	2014
Renée Galá	Director	52	2025
Bridgette P. Heller	Director	63	2019
Kyle Malady	Director	57	2020
Non-Continuing Director:
Eric J. Topol, M.D.	Director	70	2009

Board Backgrounds
We believe our Board nominees bring a variety of backgrounds, qualifications, skills and experiences that contribute to a well-rounded Board uniquely positioned to effectively guide our strategy and oversee our operations. The following sets forth the biographical information of our Board as of March 13, 2025. Please note that one of our current directors, Eric J. Topol, M.D., has not been renominated for election and will no longer serve on the Board following the date of the Annual Meeting.
Due to the global and complex nature of our business, the Board believes it is important to create a balanced Board with varied viewpoints and deep industry expertise. This includes representation across a variety of professional and educational experiences, as well as backgrounds. This expands the Board’s understanding of the needs and viewpoints of our customers, partners, employees, governments, and other stakeholders worldwide. As part of our ongoing commitment to creating a balanced Board with broad viewpoints and deep industry expertise, we periodically add new directors to infuse new ideas and fresh perspectives in the boardroom.

Highly Independent	Balanced Tenure	New Directors

10 of 11
All independent, except the CEO

4

New directors hired in the last five years

Board Engagement	Age Distribution

94%

Attendance rate for each director for the six board meetings held in 2024

Nominee Director Biographies

Kevin R. Sayer
Chairperson, President and Chief Executive Officer

Age:	Joined the Board:	Committees:	Other Current Public Company Boards or Officer Experience:
67	2007	None	None

Kevin R. Sayer has served on our Board since November 2007, as our President and Chief Executive Officer (“CEO”) since January 2015 and as our Chairperson of the Board (“Chairperson”) since July 2018. Mr. Sayer has been our President since 2011, and from January 2013 until January 2015, Mr. Sayer also served as our Chief Operating Officer. From April 2007 to December 2010, Mr. Sayer served as Chief Financial Officer of Biosensors International Group, Ltd. (“Biosensors”), a medical technology company developing, manufacturing and commercializing medical devices used in interventional cardiology and critical care procedures. Prior to joining Biosensors, from May 2005 to April 2007, Mr. Sayer served as an independent healthcare and medical technology industry consultant. From March 2004 to May 2005, Mr. Sayer was Executive Vice President and Chief Financial Officer of Specialty Laboratories, Inc., a company offering clinical reference laboratory services. From August 2002 to March 2004, Mr. Sayer worked as an independent healthcare and medical technology industry consultant. Mr. Sayer served as Chief Financial Officer of MiniMed, Inc. from May 1994 until it was acquired by Medtronic, Inc. in August 2001. Mr. Sayer served as Vice President and General Manager of Medtronic MiniMed after the acquisition until August 2002. Mr. Sayer is a Certified Public Accountant (inactive) and received his Master’s Degree in Accounting and Information Systems concurrently with a B.A., both from Brigham Young University. As CEO, Mr. Sayer has direct responsibility for our strategy and operations and his deep knowledge of our business and industry qualifies him to serve on our Board.

Steven R. Altman
Independent Director

Age:	Joined the Board:	Committees:	Other Current Public Company Boards or Officer Experience:
63	2013	Compensation, Nominating and Governance	None

Steven R. Altman has served on our Board since November 2013. From January 2021 to December 2023, Mr. Altman served as the Chairman of the Board of Directors of Prospector Capital Corporation, a publicly-traded blank check company, prior to the completion of a business combination between Prospector Capital and LeddarTech Holdings Inc. in December 2023. From November 2011 through January 2014, Mr. Altman served as the Vice Chairman of Qualcomm Incorporated (“Qualcomm”) and a member of Qualcomm’s Executive Committee. Mr. Altman previously served as President of Qualcomm from July 2005 to November 2011, as Executive Vice President from November 1997 to June 2005 and as President of Qualcomm Technology Licensing from September 1995 to April 2005. Mr. Altman was the chief architect of Qualcomm’s strategy for licensing its broad intellectual property portfolio for wireless communications, which has accelerated the growth of CDMA technology. Mr. Altman received a B.S. from Northern Arizona University in Political Science and Administration and a J.D. from the University of San Diego. Mr. Altman brings to the Board significant senior leadership, and technical and global experience. Mr. Altman’s experiences with Qualcomm allow him to provide Dexcom with valuable insights on corporate strategy and initiatives that are critical to the continued growth and maturation of Dexcom.

Nicholas Augustinos
Independent Director

Age:	Joined the Board:	Committees:	Other Current Public Company Boards or Officer Experience:
66	2009	Nominating and Governance	None

Nicholas Augustinos has served on our Board since November 2009. From December 2015 through December 2018, Mr. Augustinos served as President and CEO of Aver, Inc. dba Enlace Health, a company specializing in Value-Based Reimbursement, Analytics and Payment Solutions. He has served on the Board of Directors of Aver since September 2014, and was Chairman of the Board of Directors of Aver during 2019. From November 2011 until December 2015, Mr. Augustinos was with Cardinal Health, Inc. (NYSE: CAH) as its Senior Vice President for Health Information Services and Strategy. From March 2005 through October 2011, Mr. Augustinos worked at Cisco Systems, Inc. (NASDAQ: CSCO), the global leader in networking and cloud solutions. At Cisco, he held various positions, including Director of Cisco’s Internet Business Solutions Group, Senior Director, Global Healthcare Solutions Group, and Senior Director of Global Healthcare Operations. In March 2024, Mr. Augustinos served on the Board of Directors of the California Health Care Foundation (“CHCF”), an endowed foundation which seeks to improve care for all Californians through innovations that improve quality, increase efficiency, and lower the cost of care. He served on the Finance & Investment Committee and the Governance Committee which he chaired for three years. Prior to CHCF, he served on the Board of Directors of the SCAN Foundation, an endowed foundation dedicated to advancing the development of a sustainable continuum of quality care for seniors, from June 2011 until December 2014. Mr. Augustinos served on the Board of Directors of Audax Health, now Rally, from March 2012 until February 2014. Rally was acquired by Optum, a UnitedHealthcare Group company. In 1992, Mr. Augustinos joined Deloitte Consulting where he was instrumental establishing the healthcare practice for Northern California. In 1998 Mr. Augustinos joined Healtheon/WebMd (NASDAQ: HLTH), a newly founded healthcare information technology company leading the Customer Experience team. With a 38-year career in healthcare and healthcare technology, Mr. Augustinos has broad managerial, consulting and business development experience in the private and public sectors. Mr. Augustinos has worked with a diverse range of leading healthcare delivery systems, healthcare insurers and government organizations globally and brings to the Board significant business and market development and technology experience with growth companies.

Richard A. Collins
Independent Director

Age:	Joined the Board:	Committees:	Other Current Public Company Boards or Officer Experience:
68	2017	Audit, Nominating and Governance	None

Richard A. Collins has served on our Board since March 2017. Mr. Collins was a self-employed consultant from 2014 to 2023. From March 2011 to October 2013, Mr. Collins was the Chief Executive Officer for UnitedHealthcare’s Northeast Region and was President, Director, and/or Chairman of numerous UnitedHealthcare subsidiaries including Oxford Health Plans, Mid Atlantic Medical Services and UHC Insurance Company of New York. From July 2005 through December of 2012, Mr. Collins served as the President – Individual Line of Business for UnitedHealthcare and the Chairman and Chief Executive Officer of Golden Rule Financial Corporation. Prior to 2011, Mr. Collins also held leadership positions in pricing, underwriting and healthcare economics with UnitedHealthcare. Mr. Collins has previously served on the Boards of Fairbanks Hospital in Indianapolis, Indiana, The Nature Conservancy – Indiana, United Healthcare Children’s Foundation and the Council for Affordable Health Insurance. Mr. Collins received a B.S. from Maine Maritime Academy and completed the executive development program at Harvard University’s John F. Kennedy School of Government. Mr. Collins was formerly a National Association of Corporate Directors (NACD) Board Leadership Fellow. The NACD Fellowship is a comprehensive and continuous program of study that empowers directors with the latest insights, intelligence, and leading boardroom practices. Mr. Collins’ significant experience in healthcare insurance and administration, including his tenure during a period in which UnitedHealth Group grew from a mid-cap health insurer into one of the largest public corporations in America, qualify him to serve on the Board.

Karen Dahut
Independent Director

Age:	Joined the Board:	Committees:	Other Current Public Company Boards or Officer Experience:
61	2020	Compensation, Technology	None

Karen Dahut has served on our Board since August 2020. In October 2022, Ms. Dahut was selected as the CEO of Google Public Sector, responsible for helping public sector clients digitally transform with the Google suite of products. Prior to this role, Ms. Dahut was the Sector President for Booz Allen’s Global Defense business. Ms. Dahut held several leadership positions throughout the organization, including Chief Innovation Officer; Leader, Analytics and Data Science Business; and Leader, Economic and Business Analytics Capability. Before joining Booz Allen in 2002, Ms. Dahut served as comptroller for the Navy’s premier biomedical research institute and as a United States Naval Officer. Ms. Dahut also actively serves on the Board of Directors for the National Air and Space Museum and the Center for New American Security. Additionally, Ms. Dahut has served as a Director of EisnerAmper LLP since August 2021. She previously served on the Board of Directors of Tech Data Corporation, an end-to-end technology distributor and Fortune 100 company, prior to its acquisition by Apollo Global Management in June 2020. Ms. Dahut received a Bachelor’s degree in Finance from Mount Saint Mary’s University and a Master’s of Science degree from the University of Southern California’s Viterbi School of Engineering. Ms. Dahut’s considerable leadership experience qualifies her to serve on the Board.

Rimma Driscoll
Independent Director

Age:	Joined the Board:	Committees:	Other Current Public Company Boards or Officer Experience:
52	2023	Audit, Technology	Zoetis Inc.

Rimma Driscoll has served on our Board since August 2023. Ms. Driscoll currently serves as Executive Vice President and Head of Global Strategy, Commercial and Business Development, and Global BioDevices of Zoetis, the world’s leading animal health company and a member of the Fortune 500. In this role, Ms. Driscoll oversees the company’s global business strategy, the execution of commercial launch plans, external business development (M&A) and integration efforts, and has oversight for Zoetis’ Global BioDevices business. She joined Zoetis in 2016 and previously held the titles of Senior Vice President, Business Development from January 2020 to November 2022; and Vice President, Business Development and Commercial Alliances from 2016 to January 2020. Prior to joining Zoetis, Ms. Driscoll spent 21 years at Procter & Gamble where she led global business development and strategic alliances across multiple businesses in pharmaceuticals, consumer healthcare, beauty care, and new business ventures. Ms. Driscoll is a board member of Pumpkin Insurance, a preventive care and pet insurance company. Ms. Driscoll completed her Master of Business Administration from Xavier University, Williams College of Business, and her Bachelor of Science in Chemistry from Bowling Green State University. Ms. Driscoll is qualified to serve on our Board of Directors because of her significant experience leading business development initiatives and corporate strategy.

Mark G. Foletta
Lead Independent Director

Age:	Joined the Board:	Committees:	Other Current Public Company Boards or Officer Experience:
64	2014	Audit	AMN Healthcare Services, Inc., & Enanta Pharmaceuticals, Inc.

Mark G. Foletta has served on our Board since November 2014 and has served as our Lead Independent Director since November 2015. From February 2017 to June 2020, Mr. Foletta was the Chief Financial Officer and Executive Vice President of Tocagen, Inc., a publicly traded biotech company. From August 2015 to July 2016, Mr. Foletta served as the interim CFO of Biocept, Inc., an early commercial-stage publicly traded molecular oncology diagnostics company. Mr. Foletta previously served as Senior Vice President, Finance and Chief Financial Officer of Amylin Pharmaceuticals, Inc., a publicly traded pharmaceutical company, from March 2006 through Amylin’s acquisition by Bristol Myers-Squibb Company in August 2012, and as Vice President, Finance and Chief Financial Officer of Amylin from 2000 to 2006. Prior to joining Amylin in 2000, Mr. Foletta held a number of management positions with Intermark, Inc. and Triton Group Ltd. from 1986 to 2000 and served as an Audit Manager with Ernst & Young. Mr. Foletta has served on the Board of Directors of AMN Healthcare Services, Inc., a publicly traded healthcare workforce solutions provider, since 2012. He currently serves as the Chairman of the Board of Directors and a member of the Audit Committee of AMN Healthcare Services. He has also been a member of the Board of Directors and Audit Committee of Enanta Pharmaceuticals, Inc. since July 2020. Mr. Foletta received a B.A. in Business Economics from the University of California, Santa Barbara and is a member of the Corporate Directors Forum. Mr. Foletta’s considerable audit and financial experience in the biotechnology and pharmaceutical sectors qualifies him to serve on the Board.

Renée Galá
Independent Director

Age:	Joined the Board:	Committees:	Other Current Public Company Boards or Officer Experience:
52	2025	None	Jazz Pharmaceuticals Public Limited Company

Renée Galá has served on our Board since March 2025. Ms. Galá has served as the President and Chief Operating Officer of Jazz Pharmaceuticals Public Limited Company, a pharmaceuticals company, since 2023. From 2020 to 2023, Ms. Galá served as Executive Vice President and Chief Financial Officer of Jazz Pharmaceuticals. From January to June 2019, Ms. Galá served as the Chief Financial Officer of GRAIL, Inc., a private healthcare company focused on the early detection of cancer. Prior to that, from December 2014 to January 2019, she served as Senior Vice President and Chief Financial Officer of Theravance Biopharma, Inc., a biopharmaceutical company, following its spin-out from Innoviva, Inc. Ms. Galá joined Innoviva in 2006 and held various roles in the finance organization before leading the company’s spin-out transaction. Prior to that, Ms. Galá served in various roles in global treasury, pharmaceutical sales and corporate strategy/business development at Eli Lilly and Company, a global pharmaceutical company, from 2001 to 2006. Before joining Eli Lilly, Ms. Galá spent seven years in the energy industry in positions focused on corporate finance, project finance, and mergers and acquisitions. Ms. Galá previously served on the board of directors of Gossamer Bio, Inc., a clinical-stage biopharmaceutical company, where she also chaired the audit committee, from 2018 to 2024. Ms. Galá previously served as a member of the board of Gyroscope Therapeutics (acquired by Novartis), a therapeutics company, from 2020 to 2021, and Corcept Therapeutics, a therapeutics company, from 2016 to 2019. Ms. Galá holds a B.S. in Mathematics from Vanderbilt University and an M.B.A. from Columbia Business School. Ms. Galá’s leadership and financial experience in the biotechnology industry qualifies her to serve on the Board.

Bridgette P. Heller
Independent Director

Age:	Joined the Board:	Committees:	Other Current Public Company Boards or Officer Experience:
63	2019	Compensation	Aramark Corporation, Integral Ad Science, & Novartis AG

Bridgette P. Heller has served on our Board since September 2019. Ms. Heller is currently leading a small nonprofit, the Shirley Proctor Puller Foundation, committed to generating better educational outcomes for underserved children in St. Petersburg, Florida. Previously, Ms. Heller served as the Executive Vice President and President of Nutricia, the Specialized Nutrition Division of Danone from July 2016 to August 2019. From 2010 to 2015, she served as Executive Vice President of Merck & Co., Inc. and President of Merck Consumer Care. Prior to joining Merck, Ms. Heller was President of Johnson & Johnson’s Global Baby Business Unit from 2007 to 2010 and President of its Global Baby, Kids, and Wound Care business from 2005 to 2007. She also worked for Kraft Foods from 1985 to 2002, ultimately serving as Executive Vice President and General Manager for the North American Coffee Portfolio. Ms. Heller serves on the Board of Directors of Novartis, a global pharmaceuticals manufacturer and Fortune 200 company. She also serves on the Board of Directors of Newman’s Own, a privately held social business and food manufacturer. Since February 2021, Ms. Heller has served on the Board of Directors of Aramark Corporation, a U.S. publicly traded food service and facilities provider and on the Board of Directors for Integral Ad Science, a U.S. publicly traded global media measurement and optimization company. Ms. Heller received her Bachelor’s degree in Economics and Computer Studies from Northwestern University and an MBA from Northwestern University’s Kellogg Graduate School of Management, where she is also a member of the school’s Advisory Board. Ms. Heller brings to our Board considerable experience in business, specifically as it relates to technology and manufacturing, and she is a strong addition to the Board as Dexcom continues to expand and scale its operations.

Kyle Malady
Independent Director

Age:	Joined the Board:	Committees:	Other Current Public Company Boards or Officer Experience:
57	2020	Nominating and Governance, Technology	Verizon Communications, Inc.

Kyle Malady has served on our Board since October 2020. Currently, Mr. Malady serves as EVP and CEO of the Verizon Business Group, a unit of Verizon Communications Inc., a telecommunications company. Previously Mr. Malady served as Executive Vice President of Global Networks and Technology and Chief Technology Officer at Verizon since August 2018. Prior to assuming this role, Mr. Malady was head of the Core Engineering and Operations organization within the Global Network and Technology organization at Verizon from May 2012 to July 2018. He has also served as Verizon’s Vice President of New Product Development from June 2005 to April 2012. Mr. Malady is currently the Vice Chair of the board of the CTIA, the wireless industry’s trade association. Mr. Malady also serves on the President’s National Security Telecommunications Advisory Council (NSTAC). Mr. Malady received a B.S. in Mechanical Engineering from the University of Bridgeport and an MBA in Finance from the NYU Stern School of Business. Mr. Malady’s experience in numerous fields at Verizon provides him with insights and guidance that qualify him to serve on the Board.

CORPORATE GOVERNANCE

Corporate Governance Highlights
Our commitment to good corporate governance practices and accountability to stockholders is described below:

What We Do and Have Done

•Amended our certificate of incorporation to declassify our Board
•Implemented a proxy access bylaw provision
•Enable our stockholders to amend our bylaws by majority vote
•Apply a majority voting standard in uncontested director elections
•All directors are independent except for our CEO
•Enhance Board independence through regular meetings of independent directors and committees without the presence of management
•Equip our Lead Independent Director with broad authority and responsibility
•All members of our standing Board committees – the Audit Committee, the Compensation Committee, the Nominating and Governance Committee, and Technology Committee – are independent
•Annual Board, standing committee, and individual director self-evaluations
•Stockholders may recommend director nominees to the Nominating and Governance Committee
•Established Board oversight of our corporate sustainability practices through our Nominating and Governance Committee
•Charters of each committee of the Board clearly establish the committees’ respective roles and responsibilities
•Maintain a compliance helpline available to all employees
•Our Audit Committee has procedures in place for the anonymous submission of employee complaints on accounting, internal accounting control or auditing matters
•Adopted a Code of Conduct and Business Ethics (the “Code of Conduct”) that applies to all of our directors, officers and employees worldwide
•Our internal audit function maintains critical oversight over the key areas of our business and financial processes and controls, and reports directly to our Audit Committee
•We have adopted stock ownership guidelines for our non-employee directors and executive officers

What We Don’t Do

•No pledging or hedging of Company securities •No multi-voting or non-voting stock

Board Leadership Structure and the Role of the Lead Independent Director
Our Board selects its Chairperson based on what our Board believes is in the best interests of our company and our stockholders. The Nominating and Governance Committee periodically considers the leadership structure of our Board and makes recommendations related to the same to the Board. Our Governance Principles also provide that, if the Chairperson is also the CEO or if the Chairperson is a former employee, the Board will designate a “lead independent director.”

Lead Independent Director	Chairperson

•Presides over executive sessions of independent directors;
•Serves as a liaison between the Chairperson and the independent directors and communicates to the Chairperson and management, as appropriate, any decisions reached, suggestions, views or concerns expressed by the independent directors in executive sessions or outside of meetings of the Board;
•Coordinates with the Chairperson to set the agenda for meetings of the Board, taking into account input from other independent directors;
•Provides leadership to the Board if circumstances arise in which the role of the Chairperson may be, or may be perceived to be, in conflict;
•Available, under appropriate circumstances, for consultation and direct communication with stockholders; and
•Encourages direct dialogue between all directors (particularly those with dissenting views) and management.

•Schedules and sets the agenda for meetings of the Board, in coordination with the lead independent director;
•Presides over meetings of the full Board;
•Contributes to Board governance and Board processes; and
•Communicates with all directors on key issues and concerns outside of Board meetings.

Our Board believes that our stockholders and Dexcom currently are best served by having Kevin R. Sayer, our CEO, also serve as Chairperson of the Board, and Mark G. Foletta serve as lead independent director. Our Board believes that the current Board leadership structure, coupled with a strong emphasis on Board independence, provides effective independent oversight of management while allowing the Board and management to benefit from Mr. Sayer’s long tenure with and status at Dexcom, his extensive executive leadership and operational experience, and his familiarity with Dexcom’s business and in-depth knowledge of the impacts, risks and opportunities facing Dexcom. Our independent directors bring experience, oversight and expertise from outside of our company, while our Chairperson and CEO brings company and industry specific experience and expertise.
Our Board believes that this governance structure provides strong leadership, creates clear accountability, and enhances our ability to communicate our message and strategy clearly and consistently to stockholders. Our Board believes that its independence and oversight of management is maintained effectively through this leadership structure, the composition of the Board and sound corporate governance policies and practices.

Director Independence
Under the listing standards of The Nasdaq Stock Market LLC (“Nasdaq”), a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by its board of directors. Under the rules of Nasdaq, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In addition, the Nasdaq rules require that, subject to specified exceptions, each member of our Audit, Compensation, and Nominating and Governance committees be independent. Our Nominating and Governance Committee consults with our legal counsel and evaluates director independence and qualifications under relevant SEC and Nasdaq rules, as well as under our corporate governance policies, as in effect from time to time.
Consistent with these considerations, after review of all relevant transactions and relationships and based upon the recommendation of the Nominating and Governance Committee, our Board has affirmatively determined that each of Steven R. Altman, Nicholas Augustinos, Richard A. Collins, Karen Dahut, Rimma Driscoll, Mark G. Foletta, Renée Galá, Bridgette P. Heller, Kyle Malady, and Eric J. Topol, M.D., are independent directors within the meaning of the applicable Nasdaq listing standards. Mr. Sayer is not considered an independent director because of his employment as our President and CEO.
As required under applicable Nasdaq listing standards, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present to promote open and honest discussion. All of the committees of our Board are comprised entirely of directors determined by the Board to be independent within the meaning of applicable Nasdaq listing standards and as required by the SEC rules and regulations.
There are no family relationships among any of our directors or executive officers.

Director Selection Process

Considerations in Identifying and Evaluating Director Nominees

1	Identify Director Nominees
The Nominating and Governance Committee considers director nominees recommended by sitting directors, officers, employees, stockholders, third-party search firms and others using the same criteria to evaluate all candidates.

2	Review Candidate Pool	The Nominating and Governance Committee reviews candidates to determine whether candidates warrant further consideration.

3	Evaluate Candidates
The Nominating and Governance Committee meets with and evaluates each potential candidate for the Board, in the context of the Board as a whole, and the specific needs of the Board at that time, with the objective of establishing a Board that is comprised of members that can best further stockholder interests through the exercise of sound judgment, using the background of its experience.

4	Recommend Director	Upon selection of a qualified candidate, the Nominating and Governance Committee recommends the candidate for appointment or election to our Board.

5	Appointment or Election to the Board	Since 2020, four new independent Directors have been added to our Board, each bringing a balanced set of skills and perspectives that add significant value to our governance and oversight.
Nominees for the Board should be committed to enhancing long-term stockholder value and must possess a high level of personal and professional ethics, sound business judgment and integrity. The Board’s policy is to encourage selection of directors who will contribute to the Company’s overall corporate goals.
In evaluating potential candidates to the Board, the Nominating and Governance Committee may also consider such factors as:
•Professional experience in health care, medical technology, finance, marketing, international business, financial reporting and other areas that are expected to contribute to an effective Board
•Personal skills
•Background

The Nominating and Governance Committee also considers the significant time commitment necessary when evaluating directors and director candidates to ensure that directors have the ability to effectively serve on the Board.
Stockholder Recommendations for Nominations to the Board
The Nominating and Governance Committee will consider director candidates recommended by stockholders. The Nominating and Governance Committee does not intend to alter the manner in which it evaluates candidates, including the criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholder recommendations for candidates to the Board must include the candidate’s name and qualifications and be directed in writing to DexCom, Inc., Attn: Chief Legal Officer (Dexcom Legal Department), 6340 Sequence Drive, San Diego, CA 92121.
Additional information regarding the process for properly submitting stockholder nominations for candidates for membership on our Board of Directors is set forth in the section entitled “Stockholder Proposals for Annual Meeting.”

Board Evaluation Process
The Board and each standing Board committee conducts a self-evaluation of their performance, composition, leadership structure, and governance at least annually. The evaluation format and process is supervised by the Nominating and Governance Committee. The evaluation is typically conducted as an interview with a third-party advisor. A summary of the results is presented to the Board on a “no-names” basis identifying any themes or issues that have emerged. The Board considers the results and ways in which Board processes and effectiveness may be enhanced. Based upon the assessment results, the Board agrees on improvement goals and tracks its progress against those goals over time.

Director Orientation and Continuing Education
Management provides each new director with materials, briefings and educational opportunities to permit the director to become familiar with our business and to enable the director to better perform his or her duties. In addition, the Board receives periodic updates on regulatory and other developments relevant to the Board from management and third-party service providers. Board members are also encouraged to attend accredited director education programs.

Code of Conduct and Business Ethics
We have adopted a Code of Conduct that is an essential resource for all of our officers, directors and employees. It outlines our values on a number of issues affecting our business, sets requirements for business conduct, and serves as the basis for our compliance program. The Nominating and Governance Committee reviews and assesses the adequacy of the Code of Conduct on at least an annual basis, and may recommend that the Board establish special committees as may be desirable or necessary from time to time in order to address ethical, legal or other matters that may arise.
We encourage employees to keep open lines of communication with their supervisor and/or department management. Our compliance Intranet website provides additional information, including a global directory of compliance personnel; links to our compliance helpline; current policies, procedures, and resources; and training materials. The compliance helpline is hosted by a third-party helpline provider. Reports through the compliance helpline may remain anonymous.
When required by the rules of Nasdaq, or the SEC, we will disclose any future amendment to, or waiver of, any provision of the Code of Conduct for our principal executive officer and principal financial officer or any member or members of our Board on our website within four business days following the date of such amendment or waiver.

Insider Trading Policy; Anti-Hedging
We have adopted an Insider Trading Policy governing transactions in our securities by our directors, officers and employees that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations and Nasdaq listing standards. Our Insider Trading Policy also applies to the Company’s transactions in its securities.

Our Insider Trading Policy expressly prohibits trading in securities of the Company while in possession of material non-public information about the Company. All of our employees, officers and directors (and their respective immediate family and household members) are prohibited from “tipping” or trading on inside information. In addition, our Insider Trading Policy establishes periods of time during which employees, executive officers, and non-employee directors may and may not trade shares of our common stock. It also prohibits our employees, executive officers and non-employee directors from acquiring, selling, or trading in any interest or position relating to the future price of Dexcom securities, such as a put option, a call option or a short sale (including a short sale “against the box”).
A copy of the Insider Trading Policy is filed as Exhibit 19.1 to our 2024 Annual Report on Form 10-K.
Clawback Policy
In August 2023, our Board adopted a new compensation recovery policy (the “Clawback Policy”) intended to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act, as implemented by Nasdaq rules and the SEC’s rules and regulations. The Clawback Policy requires us to recover certain incentive-based compensation (as defined in the Clawback Policy) paid or granted to our officers, and such additional employees as may be identified from time to time, in the event we are required to prepare an accounting restatement due to our material noncompliance with any financial reporting requirement under the securities laws. For additional information, see the section entitled “Executive Compensation—Compensation Discussion and Analysis—Compensation Recovery Policy.”

Stockholder Engagement
Our Board values the input of our stockholders, and we are committed to maintaining constructive dialogue with our stockholders.
Stockholder Engagement Process

Before the Annual Meeting	At the Annual Meeting

•Discuss stockholder proposals (if any) •Publish our Annual Report, Proxy Statement, and Sustainability Report	•Conduct engagements with stockholders (as necessary) •Receive voting results for Board and stockholder proposals (if any)

After the Annual Meeting	Off-Season Engagement

•Discuss voting results from the Annual Meeting
•Review corporate governance trends, recent regulatory developments, and the Company’s own corporate governance documents, policies, and procedures
•Consider topics for discussions during off-season stockholder engagements

•One-on-one meetings between stockholders, our directors (if appropriate), and members of management
•Attend and participate in investor and corporate governance-related events
•Evaluate potential changes to the Board, corporate governance, and other relevant matters given stockholder feedback

In addition to our regular stockholder engagement efforts, we periodically hold discussions with many of our largest stockholders during scheduled events, including several investor conferences hosted throughout the year.

Stockholder Communications with the Board
Should stockholders wish to communicate with the Board or the independent directors as a group or any committee of the Board, such correspondences should be sent to the attention of the Chief Legal Officer, at 6340 Sequence Drive, San Diego, California 92121. All stockholder communications we receive that are addressed to our Board will be reviewed and compiled by our Chief Legal Officer and provided to the members of our Board, as appropriate and in accordance with our internal policies. Sales materials, abusive, threatening, or otherwise inappropriate materials and items unrelated to the duties and responsibilities of our Board will not be provided to our directors.

Committees of the Board and Meetings
Our Board maintains four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Governance Committee, and the Technology Committee. Each Committee operates pursuant to a written charter outlining the principal responsibilities of the committee that are available at https://investors.dexcom.com/corporate-governance.
Only directors deemed to be “independent” serve on the Audit Committee, Compensation Committee, Nominating and Governance Committee, and Technology Committee. However, our Board may create special committees from time to time and our current employee directors or those deemed not to be independent under applicable rules and guidelines may be appointed to serve on those special committees, as our Board may determine.
The following is a chart showing membership of each committee as of March 13, 2025, and meeting information for each of these committees during the fiscal year ended December 31, 2024, as well as a description of each committee and its functions.

Name			Age	Dexcom Director Since	Independent	Audit Committee	Compensation Committee	Nominating and Governance Committee	Technology Committee
Directors
	Kevin R. Sayer		67	2007
	Steven R. Altman		63	2013	✓		●	●
	Nicholas Augustinos		66	2009	✓			◆
	Richard A. Collins		68	2017	✓	●		●
	Karen Dahut		61	2020	✓		●		●
	Rimma Driscoll		52	2023	✓	●			●
	Mark G. Foletta		64	2014	■	◆
	Renée Galá	(1)	52	2025	✓
	Bridgette P. Heller		63	2019	✓		◆
	Kyle Malady	(2)	57	2020	✓			●	●
	Eric J. Topol, M.D.	(3)	70	2009	✓				◆
Total meetings in fiscal year 2024						8	4	4	4
■	Lead Independent Director		◆	Committee Chairperson
✓	Independent Director		●	Committee Member
(1)Ms. Galá was appointed to the Board in March 2025.
(2)Effective upon the Annual Meeting, Kyle Malady will serve as Chair of the Technology Committee.
(3)Dr. Topol was not renominated for election to the Board at the Annual Meeting, and his term as a director will end on the date of the Annual Meeting.

Meetings of the Board of Directors; Director Attendance

Our Board met six times during fiscal 2024. Each director attended 75% or more of the aggregate total of the Board and committee meetings for the period for which he or she was a director or committee member, as applicable, for fiscal year 2024, other than Karen Dahut. In addition, pursuant to our Governance Principles, we encourage all of our directors and nominees for director to attend our annual meeting of stockholders. All directors serving at that time attended our annual meeting of stockholders in 2024.
2024 Average Board Meeting Attendance: 94%

Audit Committee

Current Members:
Mark G. Foletta (Chair)
Richard A. Collins
Rimma Driscoll

Independence:
The members of our Audit Committee meet the independence requirements under Nasdaq and SEC rules and regulations.

Meetings:
8 meetings during 2024.

Attendance:
The average attendance for members of the Audit Committee in 2024 was 96%.

Responsibilities:
Our Audit Committee is responsible for, among other things:
•Overseeing our accounting and financial reporting processes and the audits of our financial statements;
•Monitoring the periodic reviews of the adequacy of our accounting and financial reporting processes and systems of internal control that are conducted by our independent auditors and our financial and senior management;
•Reviewing and evaluating the independence and performance of our independent auditors;
•Reviewing with management our major financial risk exposures and the steps management has taken to monitor or mitigate such exposures; and
•Facilitating communication among our independent auditors, our financial and senior management and the Board.
Audit Committee Qualifications
Our Board has determined that Mr. Foletta qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. In addition, each member of our Audit Committee possesses the financial qualifications required of audit committee members set forth in applicable Nasdaq listing standards.

Compensation Committee

Current Members:
Bridgette P. Heller (Chair)
Steven R. Altman
Karen Dahut

Independence:
The members of our Compensation Committee meet the independence requirements under Nasdaq and SEC rules and regulations.

No member of the Compensation Committee has accepted directly or indirectly any consulting, advisory or other compensatory fee from Dexcom or any subsidiary thereof.

Meetings:
4 meetings during 2024.

Attendance:
The average attendance for members of the Compensation Committee in 2024 was 93%.

Responsibilities:
The Compensation Committee is responsible for, among other things, overseeing:
•The review and approval, or recommendation to the Board for approval, of all forms of compensation (including, without limitation, equity, incentive and non-equity compensation, and perquisites) of our executive officers and directors;
•Administration of our equity-based compensation plans; and
•The production of an annual report on executive compensation for use in our proxy statement.
In addition, the Compensation Committee evaluates the potential risks related to our compensation programs and periodically reviews the succession plans for senior management positions, concurrent with the authority of the Board with respect to succession planning. For a discussion of policies and procedures of the Compensation Committee, please see “Executive Compensation.”
Compensation Committee Interlocks and Insider Participation
None of the current members of our Compensation Committee, or any member that served during the fiscal year ended December 31, 2024, is or has been at any time an officer or employee of Dexcom. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of any entity that has one or more of its executive officers serving on our Board of Directors or Compensation Committee.

Nominating and Governance Committee

Current Members:
Nicholas Augustinos (Chair)
Steven R. Altman
Richard A. Collins
Kyle Malady

Independence:
The members of our Nominating and Governance Committee meet the independence requirements under Nasdaq and SEC rules and regulations.

Meetings:
4 meetings during 2024.

Attendance:
The average attendance for members of the Nominating and Governance Committee in 2024 was 88%.

Responsibilities:
The Nominating and Governance Committee is responsible for, among other things:
•Developing and recommending policies regarding the director nomination processes, including the desired qualifications, expertise and characteristics of Board members, with a goal of developing a balanced, experienced and highly qualified Board;
•Reviewing and assessing on at least an annual basis the adequacy of our Code of Conduct;
•Reviewing with management our major legal and compliance risk exposures and the steps management has taken to monitor or mitigate such exposures;
•Overseeing our risk management policies and procedures dealing with risk identification and risk assessment regarding enterprise and other principal operational and business risks we face;
•Overseeing and reviewing (i) our policies and programs concerning corporate social responsibility and our participation and visibility as a global corporate citizen; (ii) our sustainability performance; and (iii) the assessment and management of environmental, sustainability and governance risks affecting our business.

Technology Committee

Current Members:
Eric J. Topol, M.D. (Chair)
Karen Dahut
Rimma Driscoll
Kyle Malady

Independence:
All members of our Technology Committee are independent under Nasdaq and SEC rules and regulations.

Meetings:
4 meetings during 2024.

Attendance:
The average attendance for members of the Technology Committee in 2024 was 88%.

Responsibilities:
The Technology Committee is responsible for, among other things:
•Reviewing, evaluating and making recommendations to the Board regarding our major technology plans and strategies, including our research and development activities, as well as technical and market risks associated with product development and investment;
•Reviewing our research and development activities and product pipeline, and timelines for achievement of activities and pipeline; and
•Regularly reviewing the cybersecurity, privacy, data protection and other major information technology risk exposures of the company, the steps management has taken to monitor and control such exposures, and our compliance with applicable information security and data protection laws and industry standards.

Board of Directors’ Role in Risk Oversight
The Board is ultimately responsible for overseeing our risk assessment and risk management. In fulfilling this oversight role, our Board focuses on understanding the nature of our enterprise risks, including our operations and strategic direction, as well as the adequacy of our risk management process and overall risk management system. While the full Board has overall responsibility for risk oversight, the Board has delegated oversight responsibility related to certain risks to the standing committees of the Board.

The Board

At its regularly scheduled meetings, the Board receives management updates and committee reports regarding business operations, financial results, committee activities, strategy, and discusses risks related to the business. Through management updates and committee reports, the Board monitors our risk management activities, including the enterprise risk management process and cybersecurity risks, risks relating to our compensation programs, and financial, legal and operational risks.

Audit Committee	Compensation Committee

The Audit Committee assists the Board in its oversight of risk management by discussing with management our guidelines and policies regarding financial risk management, including major risk exposures, and the steps management has taken to monitor or mitigate such exposure.
The Compensation Committee assists the Board by evaluating potential risks related to our compensation policies and practices, and human capital management programs.

Nominating and Governance Committee	Technology Committee

The Nominating and Governance Committee assists the Board in its oversight of our legal compliance policies, including our Insider Trading Policy, enterprise risk management, operating and compliance risk exposures and the steps management has taken to monitor or mitigate such exposures, and assessment and management of environmental, sustainability and governance risks affecting our business.

The Technology Committee assists the Board in its oversight of our technology plans and strategies, cybersecurity and major information technology risk exposures and the steps management has taken to monitor or mitigate such exposures.

Our Information Security and Privacy Oversight Structure
Our Board is responsible for exercising oversight of management’s identification and management of, and planning for, risks from cybersecurity threats. While the full Board has overall responsibility for risk oversight, the Board has delegated oversight responsibility related to risks from cybersecurity threats to the Technology Committee. The Technology Committee reports to the Board as necessary with respect to its activities, including making such reports and recommendations to the Board and its other committees as necessary and appropriate and consistent with its purpose, described above. The Technology Committee, comprised of independent Board members, is responsible for reviewing cybersecurity, privacy, data protection and other major technology risk exposures of the Company, the steps management has taken to monitor and control such exposures, and the Company’s compliance with applicable cybersecurity and data privacy laws and industry standards. These reviews are provided at least annually. The Technology Committee receives management updates and reports, primarily through the Company’s Cybersecurity and Privacy Committee, a multidisciplinary team responsible for the overall governance, decision-making, risk management, awareness and compliance for cybersecurity and privacy activities across the Company.

We have established cybersecurity and privacy programs to maintain the confidentiality, integrity, availability, and privacy of protected information and ensure compliance with relevant security/privacy regulations, contractual requirements, and industry-standard frameworks. Our cybersecurity program includes annual review and assessment by external, independent third parties, who certify and report on these programs. For example, our Information Security Management System (ISMS) is certified as being in conformity with ISO/IEC 27001 by SRI Quality System Registrar. We maintain cybersecurity and privacy policies and procedures in accordance with industry-standard control frameworks and applicable regulations, laws, and standards. All corporate cybersecurity policies are reviewed and approved by senior leadership at least annually as part of our ISMS. Our cybersecurity controls, which are the mechanisms in place to prevent, detect and mitigate threats in accordance with our policies and procedures, are based on the regulatory requirements to which we are subject and are monitored and tested both internally and externally by third parties at least annually. These controls include regular system updates and patches, employee training on cybersecurity and privacy requirements, incident reporting, and the use of encryption to secure sensitive information. In addition, we also regularly perform phishing tests of our employees and update our training plan at least annually. We maintain business continuity and disaster recovery capabilities to mitigate interruptions to critical information systems and/or the loss of data and services from the effects of natural or man-made disasters to Dexcom locations. We also provide annual privacy and security training for all employees. Our security training incorporates awareness of cyber threats (including but not limited to malware, ransomware and social engineering attacks), password hygiene, incident reporting process, as well as physical security best practices. These measures also include escalation protocols through which the Cybersecurity and Privacy Committee is informed about cybersecurity and incidents by our Information Security Office (ISO) and Product Security Officer (PSO), who are informed through our business units.
Our Corporate Strategy Oversight Structure
Our Board actively oversees management’s establishment and execution of corporate strategy, including major business and organizational initiatives, annual budget and long-term strategic plans, capital allocation priorities, potential corporate development opportunities, and risk management. Our objective is to remain a leading provider of glucose biosensors and related products to enable people with diabetes and those seeking to optimize metabolic health to more effectively and conveniently manage their glucose levels. We are also developing and commercializing products that integrate our CGM technologies into the insulin delivery systems or data platforms of our respective partners. In addition, we continue to pursue development partnerships with other insulin delivery companies, including automated insulin delivery systems, as well as other players in the disease management sector. The Board actively oversees our business strategies as we pursue these objectives.
The Board is regularly engaged with management on the Company’s strategy. At its regularly scheduled meetings and throughout the year, our Board of Directors receives information and formal updates from our management and actively engages with the senior leadership team with respect to our corporate strategy. Our Board of Directors’ diverse skill set and experience enhances its ability to support management in the execution and evaluation of our corporate strategy.

Corporate Sustainability Matters
Our Approach to Corporate Sustainability
We believe that effectively managing corporate sustainability risks and opportunities drives business success, and that advancing the interests of all our stakeholders – including people with diabetes and those seeking to optimize metabolic health, caregivers, employees, investors, and our communities – creates value for our stockholders. We do this by holding true to our core values: Listen, Think Big, Be Dependable, and Serve with Integrity. These values are at the heart of our sustainability activities. We also intend to provide disclosures in our 2025 sustainability report aligned to the Sustainability Accounting Standards Board Index for the Medical Equipment and Supplies industry and the Task Force on Climate-Related Financial Disclosures. We continue to work as an organization to advance our strategic corporate sustainability roadmap by pursuing key corporate sustainability workstreams, including preparing for the European Union’s Corporate Sustainability Reporting Directive (CSRD) that will require us to disclose certain social, governance and environmental information and data.
Corporate Sustainability Oversight
Given the importance of corporate sustainability to the long-term success of our business, our Board and its committees play a critical role in overseeing corporate sustainability matters.

Board of Directors
The Board is responsible for (i) oversight of corporate sustainability risks and opportunities and (ii) the integration of corporate sustainability into strategy, to the extent material to the business.

Nominating and Governance Committee
The Nominating and Governance Committee oversees and reviews Dexcom’s policies and programs concerning corporate social responsibility and Dexcom’s participation and visibility as a global corporate citizen. In addition, the Nominating and Governance Committee oversees and reviews our sustainability performance and the assessment and management of environmental, sustainability and governance risks affecting our business.

Corporate Sustainability Steering Committee
Our management-level Corporate Sustainability Steering Committee, which is comprised of the functional leads from our Commercial, Operations, Human Capital, Finance and Legal departments, is responsible for, among other things, setting the strategy with respect to sustainability to align with Dexcom’s mission and long-term strategy, taking into consideration environmental, social and economic dimensions (subject to direction from the Chief Executive Officer and oversight of the Nominating and Governance Committee), establishing programs, policies and practices to integrate sustainability into Dexcom’s strategy, and assisting the Nominating and Governance Committee in fulfilling its oversight responsibilities with respect to Dexcom’s performance and behavior for sustainability matters. The Corporate Sustainability Steering Committee reports to our Chief Executive Officer and provides periodic updates regarding our corporate sustainability programs, policies and practices to the Nominating and Governance Committee.

NON-EMPLOYEE DIRECTOR COMPENSATION

Non-Employee Director Compensation Philosophy and Process
The general philosophy of our Board is that annual compensation for non-employee directors should reward them for a year of service in fulfilling their oversight responsibilities. As described more fully below, non-employee director compensation is in the form of equity, specifically time-based restricted stock units (“RSUs”), in order to align further the long-term interests of our non-employee directors with those of our stockholders. We do not compensate our Chief Executive Officer for his Board service in addition to his regular employee compensation. The Compensation Committee periodically evaluates the appropriate level and form of compensation for non-employee directors and recommends changes to our non-employee director compensation program, if any, to the Board when appropriate. The Compensation Committee considers the information, analysis and recommendations from the Compensation Committee’s independent consultant, which was Aon Hewitt Consulting Company (“Aon”) for fiscal year 2024, including market data in connection with this evaluation when appropriate. Our Board reviews the Compensation Committee’s recommendations and then determines the amount of director compensation. Our Compensation Committee and Board assess pay relative to our peers and the market annually. In conducting that assessment for fiscal 2024, the Compensation Committee found that the per director average pay and total non-employee director compensation program generally were aligned with our peers’ practices.

Non-Employee Director Compensation Arrangements
Our Board reviewed the Compensation Committee’s recommendations and approved the compensation for our non-employee directors for 2024 as follows:

Director Compensation Elements	Value-Based Equity Award ($)
Initial Appointment Equity Grant	500,000
Annual Equity Retainer Grant	325,000
Additional Annual Equity Grant for Committee Service
Audit Committee Chair	27,500
Compensation Committee Chair	20,625
Technology Committee Chair	20,625
Nominating and Governance Committee Chair	20,625
Lead Independent Director	40,000
Audit Committee Member	12,500
Compensation Committee Member	10,000
Technology Committee Member	10,000
Nominating and Governance Committee Member	10,000
The number of RSUs granted to our directors is calculated based on the value-based equity award amounts per the table above and the average closing price of our common stock for the 30-trading day period ending on the 5th business day prior to the grant date. Initial equity grants to our non-employee directors vest over three years in equal annual installments from the grant date, subject to continued service. Annual equity grants to our non-employee directors are made at the Board meeting immediately following the annual meeting of stockholders and vest in one annual installment on the earlier of the one-year anniversary of the grant date or the date of the next annual meeting of stockholders, subject to continued service. The annual equity grant for general Board service will be prorated if a new non-employee director commences service less than 6 months prior to the next scheduled annual meeting of stockholders. Vesting of outstanding equity awards held by non-employee directors is accelerated in full upon a change in control of Dexcom.
All of our non-employee directors are reimbursed for their reasonable expenses in attending Board and committee meetings.

Non-Employee Director Stock Ownership Guidelines
Each non-employee director of our Board is required to hold a minimum number of shares of Dexcom stock with a value equal to two times his or her annual equity grant. Each non-employee director is required to acquire and thereafter maintain the required stock ownership within five years of becoming a member of the Board. Generally, ownership levels are determined by including stock acquired through open market purchases, shares vested and unvested pursuant to time-based RSUs. Non-employee directors may, however, sell enough shares to cover their income tax liability on vested equity awards. Non-employee directors who have met the guidelines are expected, absent unusual circumstances, to maintain compliance with their target ownership levels. All of our non-employee directors who have served five years or more on our Board are in compliance with the guidelines as of the Record Date.

2024 Director Compensation Table
During fiscal 2024, we did not pay or reimburse any expenses of our non-employee directors, except for reasonable expenses for attending Board and committee meetings. In addition, other than initial equity awards and annual retainers issued in the form of RSUs, we have not paid any other equity or non-equity compensation to our non-employee directors since 2011. The following table provides information for fiscal 2024 regarding all compensation awarded to each person who served as a non-employee director for some portion or all of fiscal 2024.

	Awarded during fiscal 2024	Unvested Shares as of December 31, 2024
Name	Stock Awards ($)(1)	Unvested RSUs (#)
Steven R. Altman	341,075	2,613
Nicholas Augustinos	341,728	2,618
Richard A. Collins	343,555	2,632
Karen Dahut	341,075	2,613
Rimma Driscoll	343,555	5,304
Mark G. Foletta	388,066	2,973
Renée Galá (2)	—	—
Bridgette P. Heller	341,728	2,618
Barbara E. Kahn (3)	—	—
Kyle Malady	341,075	2,618
Eric J. Topol, M.D.(4)	341,728	2,613
(1)These amounts reflect the grant date fair value of RSUs granted during fiscal 2024, computed in accordance with FASB ASC Topic 718. For a discussion of our valuation assumptions, see Note 1 and Note 9 to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 18, 2025. For fiscal 2024, the annual non-employee director RSU awards were granted on May 22, 2024, and subject to vesting on the earlier of the one-year anniversary of the grant date and the next scheduled annual meeting of stockholders.
(2)Ms. Galá was appointed to the Board in March 2025.
(3)Dr. Kahn was not renominated for election to the Board at the 2024 annual meeting of stockholders, and her term as a director ended in May 2024.
(4)Dr. Topol was not renominated for election to the Board at the Annual Meeting, and his term as a director will end on the date of the Annual Meeting.

PROPOSAL NO. 2
Ratification of Independent
Registered Public Accounting Firm

☑

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025.

On March 21, 2025, the Audit Committee approved the engagement of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for the fiscal year ending December 31, 2025. On that same date, Ernst & Young LLP (“EY”), which served as our independent registered public accounting firm for the fiscal year ending December 31, 2024, was dismissed as our independent registered public accounting firm. See “—Change of Independent Registered Public Accounting Firm” below.
The Audit Committee has selected Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2025 and is seeking ratification of such selection by our stockholders at the Annual Meeting. Representatives of Deloitte are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions. Representatives of EY are not expected to be present at the Annual Meeting.
Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of Deloitte as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of Deloitte to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Deloitte. Even if the selection is ratified, the Audit Committee in its discretion may direct the selection of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the company and our stockholders.
Ratification of the selection of Deloitte as our independent registered public accounting firm requires the affirmative “FOR” vote of the holders of a majority of the shares of stock entitled to vote thereon that are present in person or represented by proxy at the Annual Meeting and are voted for or against the matter. Abstentions are not counted as votes “FOR” or “AGAINST” this proposal, are not included in the tabulation of voting results on this proposal, and will not affect the outcome of voting on this proposal.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025. PROXIES RECEIVED BY THE COMPANY WILL BE VOTED FOR THIS PROPOSAL UNLESS OTHERWISE INSTRUCTED.
Change of Independent Registered Public Accounting Firm
On March 21, 2025, the Audit Committee dismissed EY as our independent registered public accounting firm. EY’s audit reports on our consolidated financial statements for the fiscal years ended December 31, 2024 and December 31, 2023 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. During our two most recent fiscal years, which ended December 31, 2024 and December 31, 2023, and the subsequent interim period through March 21, 2025, (i) there were no “disagreements” (within the meaning set forth in Item 304(a)(1)(iv) of Regulation S-K) between the Company and EY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to EY’s satisfaction, would have caused EY to make reference to the subject matter of the disagreements in connection with their reports; and (ii) there were no “reportable events” (within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K). In accordance with Item 304(a)(3) of Regulation S-K, we requested that EY furnish us with a letter addressed to the SEC stating whether EY agrees with the above statements. EY furnished the requested letter, stating its agreement with such statements, and a copy is filed as Exhibit 16.1 to our current report on Form 8-K filed with the SEC on March 25, 2025.

On March 21, 2025, the Audit Committee approved the engagement of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2025. During our two most recent fiscal years and the subsequent interim period through March 21, 2025, neither we, nor anyone acting on our behalf, consulted Deloitte regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report nor oral advice was provided to us that Deloitte concluded was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue, (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K, or (iii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event of the type described in Item 304(a)(1)(v) of Regulation S-K.

Principal Accountant Fees and Services
The following table provides information regarding the fees billed for professional services rendered by EY for the fiscal years ended December 31, 2024 and 2023. All fees described below were pre-approved by the Audit Committee.

	Fiscal Year Ended December 31,
	2024	2023
Audit Fees(1)	$4,634,015	$4,202,076
Audit-Related Fees	—	—
Tax Fees(2)	118,450	29,001
All Other Fees	—	—
Total Fees	$4,752,465	$4,231,077

(1)Audit Fees consist of professional services rendered in connection with the integrated audit of our consolidated financial statements and internal control over financial reporting, review of our interim consolidated financial statements included in quarterly reports, comfort letter procedures, and audit services rendered in connection with statutory and regulatory filings.

(2)Tax Fees relate to professional services rendered in connection with tax compliance, preparation of tax returns, and tax audits.

Pre-Approval Policies and Procedures
As set forth in the charter of the Audit Committee, the Audit Committee pre-approves the fees and other significant compensation to be paid to, and all audit and non-audit services provided by the independent registered public accounting firm. The Audit Committee may establish pre-approval policies and procedures, as permitted by applicable law, including without limitation policies that would allow the delegation of pre-approval authority to one or more members of the Audit Committee, provided that any pre-approval decision is reported to the Audit Committee at its next scheduled meeting.

Report of the Audit Committee of the Board
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of Dexcom under the U.S. Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, unless and only to the extent that Dexcom specifically incorporates it by reference.
The Audit Committee reviewed and discussed with Dexcom’s management and Ernst & Young LLP the audited consolidated financial statements of Dexcom for the year ended December 31, 2024. The Audit Committee has also discussed with Ernst & Young LLP such matters as are required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.
The Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with Ernst & Young LLP its independence from Dexcom.
Based on the reviews and discussion referred to above, the Audit Committee recommended to the Board that such audited consolidated financial statements be included in Dexcom’s Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC on February 18, 2025.

Audit Committee
Mark G. Foletta (Chair)
Richard A. Collins
Rimma Driscoll

PROPOSAL NO. 3
Advisory Vote to Approve Named Executive Officer Compensation

☑
THE BOARD RECOMMENDS A VOTE FOR THE APPROVAL, ON AN ADVISORY BASIS, OF NAMED EXECUTIVE OFFICER COMPENSATION

As required by Section 14A of the Exchange Act, we are asking our stockholders to approve, on a non-binding advisory basis, the compensation of our CEO, our CFO, the next three most highly compensated executive officers during fiscal 2024, and one former executive officer for whom disclosure would have been required if she had still been serving as an executive officer as of December 31, 2024 (our “Named Executive Officers” or “NEOs”) for the year ended December 31, 2024, as disclosed in this Proxy Statement in accordance with SEC rules, which includes the disclosure under “Compensation Discussion and Analysis” below, the compensation tables and the narrative disclosures following the compensation tables. This vote is commonly known as a “Say-on-Pay” vote.
This proposal is being submitted to enable stockholders to express views on the design and effectiveness of our compensation program for our Named Executive Officers. We are requesting that stockholders cast a non-binding advisory vote on the following resolution:
RESOLVED, that the compensation of the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K in this Proxy Statement (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and the narrative disclosures that accompany the compensation tables) is hereby APPROVED by the Company’s stockholders, on a non-binding advisory basis.
We believe the compensation program for our Named Executive Officers was instrumental in helping us achieve strong performance in 2024, including generating a record full fiscal year 2024 revenue (“GAAP Revenue”) as reported in our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 18, 2025 (“Form 10-K”) of $4.03 billion, an increase of $410.7 million, or 11%, as compared to 2023, and an increase of $1.12 billion, or 39%, as compared to 2022.
We encourage stockholders to read the Compensation Discussion and Analysis section of this Proxy Statement, for a more detailed explanation of the compensation of the Named Executive Officers.
This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement. Consistent with the recommendation of our Board and the preference of our stockholders, as reflected in the non-binding advisory vote on the frequency of future Say-on-Pay votes held at our 2023 annual meeting of stockholders, we intend to hold a “Say-on-Pay” vote every year, which we believe will allow for a meaningful evaluation period of performance against our compensation practices. Accordingly, the next “Say-on-Pay” advisory vote is expected to be held at the 2026 annual meeting of stockholders. This policy will remain in effect until the next stockholder vote on the frequency of non-binding advisory votes on the compensation of our Named Executive Officers, which is expected to be held at the 2029 annual meeting of stockholders.
As an advisory vote, this proposal is not binding upon us. However, our Board and the Compensation Committee value the opinions expressed by stockholders and will consider the outcome of the vote when making future compensation decisions for our Named Executive Officers.
Approval of the non-binding advisory vote on the compensation of the Company’s Named Executive Officers requires the affirmative “FOR” vote of the holders of a majority of the shares of stock entitled to vote thereon that are present in person or represented by proxy at the Annual Meeting and are voted for or against the matter. Abstentions and broker non-votes are not counted as votes “For” or “Against” this proposal, are not included in the tabulation of voting results on this proposal, and will not affect the outcome of voting on this proposal.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT. PROXIES RECEIVED BY THE COMPANY WILL BE VOTED FOR THIS PROPOSAL UNLESS OTHERWISE INSTRUCTED.

PROPOSAL NO. 4
Approval of DexCom, Inc. Amended and Restated 2015 Equity Incentive Plan

☑
THE BOARD RECOMMENDS A VOTE FOR PROPOSAL NO. 4, APPROVAL OF DEXCOM’S AMENDED AND RESTATED 2015 EQUITY INCENTIVE PLAN.

General
We are asking our stockholders to approve an amendment to the Amended and Restated DexCom, Inc. 2015 Equity Incentive Plan, referred to as the A&R 2015 EIP. We are asking our stockholders to approve this amendment to the A&R 2015 EIP, referred to as the 2025 EIP Amendment, because, among other things, the A&R 2015 EIP will expire in 2025, and we would not have shares available to continue to make equity grants to our employees and directors in future years. Outstanding awards under the A&R 2015 EIP will remain outstanding, unchanged and subject to the terms of the A&R 2015 EIP and the respective award agreements, until the expiration or settlement of such awards in accordance with their terms. In this proposal, we refer to the A&R 2015 EIP as amended by the 2025 EIP Amendment as the Amended A&R 2015 EIP.
Under the 2025 EIP Amendment, we are requesting approval to extend the term of the Amended A&R 2015 EIP for 10 years, to add an additional 3,400,000 shares available for issuance under the Amended A&R 2015 EIP, to allow the administrator to permit discretionary accelerated vesting in circumstances other than a participant’s death or disability or a change of control transaction, to allow the administrator to impose restrictions on awards for administrative convenience upon a corporate event, to provide for better alignment between the Amended A&R 2015 EIP and award agreements, to update the non-employee director limit, to make updates to the dividend payment provisions such that no dividend equivalent rights may be granted under the Amended A&R 2015 EIP, and to clarify plan language including tax withholding and other provisions.
Any shares subject to awards that are cancelled, forfeited, repurchased or that expire by their terms without shares being issued will also be returned to the pool of shares available for grant and issuance under the Amended A&R 2015 EIP.
Approval of the 2025 EIP Amendment will allow us to continue to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to our success by offering them an opportunity to participate in our future performance. We believe that the 2025 EIP Amendment is in the best interests of Dexcom because of the continuing need to provide stock options, restricted stock units and other equity-based incentives to attract and retain qualified personnel and to respond to relevant market changes in equity compensation practices. The use of equity compensation has historically been a significant part of our overall compensation philosophy and is a practice that we plan to continue. The 2025 EIP Amendment will serve as an important part of this practice and is a critical component of the overall compensation package that we offer to retain and motivate our employees. In addition, awards under the Amended A&R 2015 EIP, including those added pursuant to the 2025 EIP Amendment, will provide our employees an opportunity to acquire or increase their ownership stake in us, and we believe this aligns their interests with those of our stockholders, creating strong incentives for our employees to work hard for our future growth and success. If Proposal No. 4 is not approved by our stockholders, we believe our ability to attract and retain the talent we need to compete in our industry would be seriously and negatively impacted, and this could affect our long-term success.
We firmly believe that a broad-based equity program is a necessary and powerful employee incentive and retention tool that benefits all of our stockholders. Equity ownership programs put employees’ interests directly into alignment with those of other stockholders, as they reward employees based upon stock price performance. Without a sizable but market-based equity incentive program, we believe we would be at a disadvantage against competitor companies to provide the total compensation package necessary to attract, retain and motivate the employee talent critical to our future success.

We currently grant restricted stock units to the majority of our newly hired employees and to all of our executives and non-employee directors. This is an important component of our long-term employee incentive and retention plan and has been very effective in enabling us to attract and retain the talent critical for an innovative and growth-focused company. We also have granted, and in the future may grant, options, restricted stock units and shares of restricted stock, subject to time- and performance-based vesting, to certain employees on a targeted basis to incentivize retention and performance objectives.
As of March 13, 2025, there were 4,063,526 unvested restricted stock units and performance-based restricted stock units, and no stock options outstanding. Accordingly, our outstanding awards (not including awards under our employee stock purchase plan) plus 13,604,483 shares proposed to be available for future grants under the Amended A&R 2015 EIP (consisting of 10,204,483 shares available for grants under the A&R 2015 EIP as of March 13, 2025 and the 3,400,000 additional shares requested in this proposal but not including shares available under our employee stock purchase plan) as of March 13, 2025 represent approximately 4.5% of our outstanding shares.
Overview and Purpose of the Amended A&R 2015 EIP
The following summary of certain major features of the Amended A&R 2015 EIP is subject to the specific provisions contained in the full text of the Amended A&R 2015 EIP, as set forth in Appendix A to this Proxy Statement. This summary does not purport to be a complete description of all of the provisions of the Amended A&R 2015 EIP. To the extent that there is a conflict between this summary and the actual terms of the Amended A&R 2015 EIP, the terms of the Amended A&R 2015 EIP will govern.
The Amended A&R 2015 EIP, contains provisions that are designed to protect our stockholders’ interests and to reflect strong corporate governance practices, including:
•Stockholder approval is required for additional shares. The Amended A&R 2015 EIP does not contain an annual “evergreen” provision that provides for automatic increases of shares on an ongoing basis. The Amended A&R 2015 EIP authorizes a fixed number for our share reserve, so that stockholder approval is required to issue any additional shares from the plan once we have used all shares available for issuance. The Amended A&R 2015 EIP is not an inducement plan, and therefore requires stockholder approval under The Nasdaq Stock Market LLC rules.
•No discounted stock options or stock appreciation rights. All stock options and stock appreciation rights will have an exercise price equal to or greater than the fair market value of our common stock on the date the stock option or stock appreciation right is granted.
•Repricing is not allowed without stockholder approval. The Amended A&R 2015 EIP prohibits the repricing or exchange of underwater stock options and stock appreciation rights without prior stockholder approval.
•Reasonable share counting provisions. In general, when awards granted under the Amended A&R 2015 EIP lapse or are canceled, the shares reserved for those awards will be returned to the share reserve and be available for future awards. However, the Amended A&R 2015 EIP prohibits shares tendered or withheld to pay the exercise price of an award or for payment of taxes to be returned to our share reserve.
•Recoupment and clawback. Awards (and gains realized with respect to such awards) under the Amended A&R 2015 EIP will be subject to recoupment to the extent (i) that an executive officer is determined to have engaged in fraud or intentional illegal conduct materially contributing to a financial restatement, (ii) required pursuant to a clawback or recoupment policy adopted by the Board or (iii) required by law.
•No dividend equivalents and no dividends on unvested awards. Under the Amended A&R 2015 EIP, we may not grant dividend equivalents with respect to awards and no dividends are payable with respect to any unvested awards. Any dividends with respect to unvested awards accrue and are only paid at such time, if any, as such unvested awards become vested.
•No tax gross-ups. The Amended A&R 2015 EIP does not provide for any tax gross-ups.
•Reasonable annual run rate and overhang. We carefully manage our equity award program, balancing the attraction, retention, and incentivization of our employees against considerations of dilution and run rate. For fiscal years 2022–2024, our three-year average run rate is 0.44%, which is below the guidelines set by institutional investors and proxy advisory firms.

Year	Options Granted	Full-Value Awards Granted	Total Granted	Weighted Average Common Shares Outstanding	Burn Rate
2024	—	1,700,000	1,700,000	393,600,000	0.43%
2023	—	1,600,000	1,600,000	386,000,000	0.41%
2022	—	1,900,000	1,900,000	389,400,000	0.49%

				Average	0.44%
Additionally, as of March 13, 2025, our total overhang, including shares available for grant, is 3.6%. If the additional 3,400,000 shares under this proposal are approved by shareholders, our total dilution will increase to 4.5%. These dilution levels remain lower than those of our industry peers.
Key Terms
The following is a summary of the key provisions of the Amended A&R 2015 EIP, which will apply subsequent to the approval of the 2025 EIP Amendment. The only changes being made to the terms of the A&R 2015 EIP are pursuant to the 2025 EIP Amendment previously noted - extending the term of the plan for 10 years, authorizing an additional 3,400,000 shares, and to allow for administrative flexibility to accelerate vesting in circumstances other than a participant’s death or disability or a change of control transaction, allowing the administrator to impose restrictions on awards for administrative convenience upon a corporate event, better aligning the terms of the plan with award agreements, updating the non-employee director limit, providing that no dividend equivalent rights may be granted with respect to awards, and making changes to make favorable income tax withholding and to conform with current tax law.

Plan Term:	May 8, 2025 to May 8, 2035.
Eligible Participants:
Only employees, including officers and directors who are also employees, are eligible to receive grants of incentive stock options. All other awards may be granted to any of our employees, directors, consultants, independent contractors and advisors, provided that the grantee renders bona fide services not in connection with the offer and sale of securities in a capital-raising transaction to Dexcom. The administrator determines which individuals will participate in the A&R 2015 EIP. As of March 13, 2025, there were approximately 8,200 employees and 11 non-employee directors eligible to participate in the A&R 2015 EIP.

Shares Authorized:
16,000,000 shares were authorized under the A&R 2015 EIP in 2015; 14,400,000 additional shares were requested and approved in 2017; 8,800,000 additional shares were requested and approved in 2019; and, pursuant to the 2025 EIP Amendment, we are asking for an additional 3,400,000 shares to be authorized, in each case subject to adjustment only to reflect stock splits and similar events. Shares under the Amended A&R 2015 EIP that are subject to stock options or stock appreciation rights that are cancelled without exercise, subject to awards that are forfeited or repurchased, subject to awards that terminate without shares being issued or shares surrendered pursuant to an exchange program approved by stockholders, are returned to the pool of shares available for grant and issuance under the Amended A&R 2015 EIP. Shares withheld to pay the exercise or purchase price, shares withheld to satisfy tax withholding obligations, shares that are repurchased for any reason other than at the original purchase price, shares that are not issued or delivered as a result of the net settlement of an outstanding stock option or stock appreciation right or shares repurchased with the proceeds of an option exercise price, in each case, may not again be made available for grant and issuance under the Amended A&R 2015 EIP. Awards issued as stock options or stock appreciation rights are counted in full against the number of shares available for award under the Amended A&R 2015 EIP, regardless of the number of shares actually issued upon exercise of the award.

Award Types:	(1) Non-qualified and incentive stock options (2) Stock appreciation rights (3) Restricted stock awards (4) Stock bonus awards (5) Restricted stock units (6) Performance awards

Share Limit on Awards:
No more than 4,000,000 shares may be granted to any participant under the Amended A&R 2015 EIP during any calendar year, other than new employees, who are eligible to receive up to 8,000,000 shares in the calendar year during which they begin employment.

Non-Employee Directors:
Under the Amended A&R 2015 EIP, non-employee directors may be granted stock options and other awards (other than incentive stock options and performance awards) either on a discretionary basis or pursuant to policy adopted by the Board, except that the maximum number of shares of common stock subject to awards granted during any one calendar year to any non-employee director, taken together with any cash fees paid by the Company to such Non-Employee Director during such calendar year, will not exceed one million five-hundred thousand dollars ($1,500,000) in total value (calculating the value of any such awards based on the grant date fair value of such awards for financial reporting purposes).

Vesting; Minimum Periods; Discretionary Vesting; Dividends on Unvested Shares:
Vesting schedules are determined by the administrator when each award is granted. Except as to a maximum of five percent (5%) of the number of shares reserved and available for grant and issuance under the Amended A&R 2015 EIP, any awards that vest on the basis of the participant’s continued service will have a minimum vesting period of one year. Under the Amended A&R 2015 EIP, performance awards will have a minimum performance period of 12 months. In addition, the plan administrator may use its discretion to accelerate the vesting of plan awards in connection with a death, disability, a change in control or any other circumstance. No dividend payments will be made on unvested shares subject to grants under the Amended A&R 2015 EIP and no dividend equivalents will be granted with respect to any awards.

Award Terms:
Stock options have a term no longer than ten years from the date the options were granted, except in the case of incentive stock options granted to holders of more than 10% of Dexcom’s voting power, which have a term no longer than five years. Stock appreciation rights have a term no longer than ten years from the date they were granted.

Repricing Prohibited:
Repricing, or reducing the exercise price of outstanding options or stock appreciation rights, or any similar employee program, is prohibited without stockholder approval under the Amended A&R 2015 EIP. Such prohibited repricing includes canceling, buying out, substituting or exchanging outstanding options or stock appreciation rights in exchange for cash or other awards with an exercise price that is less than the exercise price of the original options or stock appreciation rights.

Recoupment:
Awards (and gains realized with respect to such awards) under the Amended A&R 2015 EIP will be subject to recoupment to the extent that an executive officer is determined to have engaged in fraud or intentional illegal conduct materially contributing to a financial restatement, pursuant to a clawback or recoupment policy to be adopted by the Board or required by law during a participant’s employment or service.

History of Grants Under the Plan
Future awards under the Amended A&R 2015 EIP to executive officers, employees or other eligible participants, including our President and Chief Executive Officer, are discretionary and cannot be determined at this time. As discussed in further detail in the section entitled “Director Compensation,” each non-employee director who will remain a non-employee director after the annual stockholders meeting is entitled to receive an annual grant of RSUs. Such awards will be granted under the Amended A&R 2015 EIP.

Our President and Chief Executive Officer, our other named executive officers, our current executive officers as a group and our current non-employee directors as a group have been granted awards under the A&R 2015 EIP, over the life of the A&R 2015 EIP through March 1, 2025, as set forth in the table below. In addition, our employees (including all current officers who are not executive officers) as a group have been granted awards under the A&R 2015 EIP, over the life of the A&R 2015 EIP through March 1, 2025, as follows:

Name and Position	Number of Securities Underlying Awards (#)(1)
Kevin R. Sayer, Chairperson, President & Chief Executive Officer	2,007,700
Jereme M. Sylvain, EVP, Chief Financial Officer	185,643
Michael J. Brown, EVP, Chief Legal Officer	106,380
Jacob S. Leach, EVP, Chief Operating Officer	598,078
Sadie M. Stern, EVP, Chief Human Resources Officer	152,400
Teri L. Lawver, Former EVP, Chief Commercial Officer (2)	82,571
All current executive officers as a group	3,050,201
All current directors who are not executive officers as a group	529,115
All employees, including all current officers who are not executive officers, as a group	28,458,387
(1)Represents the number of time-based restricted stock units and perfomance-based restricted stock units, assuming target performance for the performance-based awards.
(2)Ms. Lawver served as EVP, Chief Commercial Officer until November 7, 2024.
Method of Payment
The exercise price of options and the purchase price, if any, of other stock awards may be paid by cash, check, cancellation of indebtedness, surrender of shares, waiver of compensation, a broker assisted same-day sale, any combination of the foregoing or any other methods permitted by the administrator and applicable law.
Terms Applicable to Stock Options and Stock Appreciation Rights
The exercise price of grants made under the Amended A&R 2015 EIP of stock options or stock appreciation rights may not be less than the fair market value (the closing price of our common stock on the date of grant, and if that is not a trading day, the closing price of our common stock on the trading day immediately prior to the date of grant) of our common stock. On March 13, 2025, the closing price of our common stock was $68.48 per share. The term of these awards generally may not be longer than ten years.
Terms Applicable to Restricted Stock Awards, Stock Bonus Awards, Restricted Stock Unit Awards, and Performance Awards
The Compensation Committee determines the terms and conditions applicable to the granting of restricted stock awards, stock bonus awards, restricted stock unit awards and performance awards.
Performance Awards
To the extent that awards are intended as performance-based awards, the performance criteria may include strategic objectives determined by the administrator, either individually, alternatively or in any combination, applied to either Dexcom as a whole or to a business unit or subsidiary, either individually, alternatively, or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the administrator in the award. The minimum performance period with respect to a performance award is 12 months.

Unless otherwise specified by the administrator (i) in the award agreement at the time the award is granted or (ii) in such other document setting forth the performance goals and relevant performance criteria at the time the performance goals and relevant performance criteria are established, the administrator may make adjustments, if it determines appropriate in its sole discretion, to account for changes in law and accounting and to make such adjustments as the administrator deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships, including without limitation (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) an event either not directly related to the operations of Dexcom or not within the reasonable control of our management, or (c) a change in accounting standards required by generally accepted accounting principles.
Administration
The Compensation Committee will administer the Amended A&R 2015 EIP. Subject to the terms and limitations expressly set forth in the Amended A&R 2015 EIP, the administrator selects the persons who receive awards, determines the number of shares covered thereby, and establishes the terms, conditions and other provisions of the grants. The administrator may construe and interpret the Amended A&R 2015 EIP and prescribe, amend and rescind any rules and regulations relating to the Amended A&R 2015 EIP.
Amendments
The Board may terminate or amend the Amended A&R 2015 EIP at any time, provided that no action may be taken by the Board (except those described in “Adjustments”) without stockholder approval to:
•permit the repricing of outstanding stock options or stock appreciation rights under the Amended A&R 2015 EIP;
•determine and implement the terms and conditions of any award transfer program under the Amended A&R 2015 EIP; or
•otherwise implement any amendment to the Amended A&R 2015 EIP required to be approved by stockholders.
Adjustments
If the number of outstanding shares is changed by an extraordinary cash dividend, stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, spin-off, split-off, reclassification or similar change of our capital structure without consideration, then (i) the number of shares available for future grant under the Amended A&R 2015 EIP, (ii) the number of shares subject to outstanding awards under the Amended A&R 2015 EIP, (iii) the exercise price of outstanding stock options and of stock appreciation rights granted under the Amended A&R 2015 EIP, (iv) the maximum number of shares that may be issued subject to incentive stock options under the Amended A&R 2015 EIP and (v) the maximum number of shares to be issued to an individual or new employee in any calendar year under the Amended A&R 2015 EIP shall be proportionally adjusted, subject to any required action by the Board or our stockholders and in compliance with applicable securities laws. No fraction of shares may be issued following any adjustment.
Under the Amended A&R 2015 EIP, the administrator has the authority impose such terms, limitations, restrictions and conditions upon any award as it shall deem appropriate, including a prohibition on the ability to exercise any stock option, stock appreciation right or other exercisable award during a period of up to 30 days prior to the consummation of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of our assets to stockholders, or any other change affecting the shares of our common stock or the share price of our common stock, including in connection with certain change of control transactions, for reasons of administrative convenience.

Change of Control Transactions
In the event of a change of control merger, sale of all or substantially all of the assets of Dexcom or other change of control transaction, unless otherwise determined by the administrator, all outstanding awards will be subject to the agreement governing such merger, asset sale or other change of control transaction. Such agreement need not treat all such awards in an identical manner, and it will provide for one or more of the following with respect to each award: the continuation of the award, the assumption of the award, the substitution of the award, or the payment of the excess of the fair market value of the shares subject to the award over the exercise price or purchase price of such shares. In the event the successor corporation refuses to either continue, assume or substitute the shares subject to the award pursuant to the terms of the Amended A&R 2015 EIP, then, unless the administrator determines otherwise, the outstanding awards granted under the Amended A&R 2015 EIP shall vest and become exercisable as to 100% of the shares subject thereto contingent upon the consummation of such change of control transaction.
U.S. Tax Consequences
The following is a general summary as of the date of this Proxy Statement of the United States federal income tax consequences to Dexcom and participants in the Amended A&R 2015 EIP. The federal tax laws may change and the federal, state and local tax consequences for any participant will depend upon his or her individual circumstances. Each participant has been, and is, encouraged to seek the advice of a qualified tax advisor regarding the tax consequences of participation in the plan.
Non-Qualified Stock Options
Generally, a participant will not realize any taxable income at the time a non-qualified stock option is granted, but when such non-qualified stock option is exercised, the participant will realize ordinary income equal to the excess of the fair market value over the stock option exercise price. Upon a disposition of such shares, the difference between the amount received and the fair market value on the date of exercise will generally be treated as a long-term or short-term capital gain or loss, depending on the holding period of the shares. Dexcom will generally be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the participant is considered to have realized ordinary income in connection with the exercise of the non-qualified stock option.
Incentive Stock Options
Generally, a participant will realize no taxable income, and Dexcom will not be entitled to any related deduction, at the time any incentive stock option is granted. If certain employment conditions are satisfied, then no taxable income will result upon the exercise of such option and Dexcom will not be entitled to any deduction in connection with the exercise of such stock option. Upon disposition of the shares after expiration of the statutory holding periods, any gain realized by a participant will be taxed as long-term capital gain and any loss sustained will be long-term capital loss, and Dexcom will not be entitled to a deduction in respect to such disposition. While no ordinary taxable income is recognized at exercise (unless there is a “disqualifying disposition,” see below), the excess of the fair market value of the shares over the stock option exercise price is a preference item that is recognized for alternative minimum tax purposes.
Except in the event of death, if shares acquired by a participant upon the exercise of an incentive stock option are disposed of by such participant before the expiration of the statutory holding periods (i.e., a “disqualifying disposition”), such participant will generally be considered to have ordinary income in the year of such disposition equal to the difference between the stock option exercise price and the fair market value of such shares on the date of exercise of such stock option, and Dexcom will be allowed a deduction for federal income tax purposes in an amount equal to the compensation realized by such participant. Generally, any gain realized on the disposition in excess of the amount treated as compensation or any loss realized on the disposition will constitute capital gain or loss, respectively.
Stock Appreciation Rights
A grant of a stock appreciation right (which can be settled in cash or Dexcom common stock) has no federal income tax consequences at the time of grant. Upon the exercise of stock appreciation rights, the value received is generally taxable to the recipient as ordinary income, and Dexcom generally will be entitled to a corresponding tax deduction.

Restricted Stock
A participant receiving restricted stock may be taxed in one of two ways: the participant (i) pays tax when the restrictions lapse (i.e., with respect to the shares as they become vested) or (ii) makes an election under Section 83(b) of the U.S. Internal Revenue Code of 1986, and amended (the “Code”) to pay tax in the year the grant is made with respect to all of the shares subject to the grant. At either time the value of the award for tax purposes is the excess of the fair market value of the shares at that time over the amount (if any) paid for the shares. This value is taxed as ordinary income and if granted to an employee, is subject to income tax withholding. Dexcom receives a tax deduction at the same time and for the same amount taxable to the participant. If a participant makes an election under Section 83(b) of the Code to be taxed at grant, then, when the restrictions lapse, there will be no further tax consequences attributable to the awarded stock until the recipient disposes of the stock, at which point any gain or loss will be short-term or long-term capital gain or loss, depending on the holding period of the stock prior to such disposition.
Restricted Stock Units
In general, no taxable income is realized upon the grant of a restricted stock unit award. The participant will generally include in ordinary income the fair market value of the award of stock at the time shares of stock are delivered to the participant or at the time the restricted stock unit vests. Dexcom generally will be entitled to a tax deduction at the time and in the amount that the participant recognizes ordinary income.
Performance Awards
The participant will not realize income when a performance award is granted, but will realize ordinary income when shares are transferred to him or her. The amount of such income will be equal to the fair market value of such transferred shares on the date of transfer. Dexcom will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the participant is considered to have realized ordinary income as a result of the transfer of shares.
Tax Withholding
The Amended A&R 2015 EIP allows us to withhold shares from the awards to satisfy the participant’s withholding tax obligation and tender cash from our general funds to the applicable tax authorities in an amount equal to the value of the shares withheld.
Section 162(m) and the Company’s Deduction
Generally, whenever a participant recognizes ordinary income under the Amended A&R 2015 EIP, as amended, a corresponding deduction is available to the Company, provided that the Company complies with certain reporting requirements. However, under Code Section 162(m), the Company will be denied a deduction for compensation paid to certain senior executives that exceeds $1,000,000. Since January 1, 2018, following the passage and signing of the Tax Cuts and Jobs Act (the “TCJA”), this $1,000,000 limitation applies to the Company’s Chief Executive Officer, Chief Financial Officer, the Company’s three next highest-paid executive officers, and anyone who was such a covered person starting with 2017. Prior to January 1, 2018, certain performance-based compensation was excluded from the $1,000,000 deduction limit. Under the TCJA, the Company will be denied a deduction for any compensation exceeding $1,000,000 for a covered person (with an exception for certain grandfathered arrangements).
ERISA Information
The plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.
Required Vote
Approval of the Amended A&R 2015 EIP requires the affirmative “FOR” vote of the holders of a majority of the shares of stock entitled to vote thereon that are present in person or represented by proxy at the Annual Meeting and are voted for or against the matter. Abstentions and broker non-votes are not counted as votes “For” or “Against” this proposal, are not included in the tabulation of voting results on this proposal, and will not affect the outcome of voting on this proposal.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDED A&R 2015 EIP.

PROPOSAL NO. 5
Approval of DexCom, Inc. Amended and Restated 2015 Employee Stock Purchase Plan

☑
THE BOARD RECOMMENDS A VOTE FOR PROPOSAL NO. 5, APPROVAL OF DEXCOM’S AMENDED AND RESTATED 2015 EMPLOYEE STOCK PURCHASE PLAN.

Background
We are asking our stockholders to approve an amendment and restatement of our 2015 Employee Stock Purchase Plan (the “2015 ESPP” and as amended and restated, the “A&R 2015 ESPP”). Currently 6,000,000 shares of common stock are authorized for issuance under the 2015 ESPP prior to its amendment and restatement. The 2015 ESPP was first approved by our stockholders in May 2015, was amended in December 2019, and will expire by its terms on May 28, 2025. The terms of the A&R 2015 ESPP are similar to the terms of the 2015 ESPP.
Currently, a total of 6,000,000 shares of our common stock are authorized for issuance under the 2015 ESPP. As of March 13, 2025, 1,884,388 shares of common stock remain available for purchase under the 2015 ESPP. The Board proposes that the 2015 ESPP be further amended and restated to increase the shares authorized under the A&R 2015 ESPP by an additional 8,000,000 shares of common stock, such that as of the date of our 2025 meeting of stockholders (the effective date of the A&R 2015 ESPP), a total of 9,884,388 shares of our common stock will be available for issuance under the A&R 2015 ESPP. As of March 13, 2025, 392,107,501 shares of our common stock were outstanding and the closing price of our common stock was $68.48.
Employee stock purchase plans offer eligible employees the opportunity to acquire stock through periodic payroll deductions that are applied toward the purchase of stock at a discount from the current market price. Approval of the A&R 2015 ESPP will allow us to continue to make the benefits of an employee stock purchase plan available to eligible employees, which the Board and management believe is an important element of the total compensation and benefits we offer to assist in the retention of our current employees and to attract new employees, and to continue to provide our employees with incentives to contribute to our future success by providing an opportunity to purchase shares of our common stock.
The 2015 ESPP will terminate on May 28, 2025, and, if the A&R 2015 ESPP is not approved by our stockholders, the 2015 ESPP will remain in effect until it terminates in accordance with its terms on such date. The A&R 2015 ESPP would extend the term of the plan to continue until either the termination of the plan by the Board, or issuance of all shares of common stock reserved for issuance under the A&R 2015 ESPP. The Board believes extending the term of the plan encourages broad-based employee stock ownership and enables us to attract, motivate and retain the best employees with a market-competitive benefit at a reasonable cost to stockholders, and therefore is in the best interests of our stockholders.
The terms of the A&R 2015 ESPP are substantially the same as those of the 2015 ESPP. However, if approved by our stockholders, the A&R 2015 ESPP would, among other ministerial changes:
•increase the number of shares available for purchase under the plan by 8,000,000 shares of our common stock;
•clarify that non-US employees may participate in offerings that do not meet the requirements of Section 423 of the US Internal Revenue Code;
•clarify that employee compensation that may be subject to payroll deductions includes regular base salary or wages, overtime payments, payments for paid time off and certain other base compensation, before deduction for any taxes or contributions to retirement and health and welfare plans;
•provide that employees may contribute up to 15% of eligible compensation, or a lesser amount determined by the Compensation Committee; and
•extend the term of the plan.

Summary of the A&R 2015 ESPP
The following summary of certain major features of the A&R 2015 ESPP is subject to the specific provisions contained in the full text of the A&R 2015 ESPP, set forth as Appendix B to this Proxy Statement. This summary does not purport to be a complete description of all of the provisions of the A&R 2015 ESPP. To the extent that there is a conflict between this summary and the actual terms of the A&R 2015 ESPP, the terms of the A&R 2015 ESPP will govern.
The A&R 2015 ESPP, including the right of participants to make purchases under the A&R 2015 ESPP, is intended to qualify as an “employee stock purchase plan” under the provisions of Section 421 and 423 of the Code. In addition, the A&R 2015 ESPP permits non-US employees to participate in offerings that do not meet the requirements of Section 423 of the Code under the non-423 component of the A&R 2015 ESPP. The provisions of the A&R 2015 ESPP shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of those sections of the Code. The A&R 2015 ESPP will not be a qualified deferred compensation plan under Section 401(a) of the Code, and is not subject to the provisions of ERISA.
Purpose
The purpose of the A&R 2015 ESPP is to provide our employees with a convenient means of acquiring an equity interest in Dexcom through payroll deductions, to enhance such employees’ sense of participation in our affairs, and to provide an incentive for continued employment through the opportunity to acquire equity at a discounted price.
Number of Shares
The A&R 2015 ESPP will reserve 9,884,388 shares of common stock for issuance under the A&R 2015 ESPP, which consists of 6,000,000 shares that were authorized for issuance under the 2015 ESPP prior to its amendment and restatement, plus an additional 8,000,000 shares of common stock.
Administration
The A&R 2015 ESPP will be administered by the Compensation Committee of our Board. The administration, interpretation or application of the A&R 2015 ESPP by the Compensation Committee is final and binding upon all participants.
Eligibility
Any employee, including an executive officer, who is employed by Dexcom for more than thirty days prior to the first day of an offering period, will be eligible to participate in the A&R 2015 ESPP. The Compensation Committee may exclude employees who are customarily employed for more than 20 hours per week and more than five months per calendar year by us from participating in the A&R 2015 ESPP, unless the laws of an employee’s country require that such employee be eligible to participate. An offering date is the first business day of a given offering period.
As of March 13, 2025, approximately 5,900 employees would be eligible to participate in the A&R 2015 ESPP. An employee shall not be eligible to participate if his or her participation is prohibited by the law of any country that has jurisdiction over him or her, or if complying with the laws of the applicable country would cause the A&R 2015 ESPP to violate Code Section 423. With respect to the non-423 component of the A&R 2015 ESPP, eligible employees may be excluded from participation if the Compensation Committee determines that such participation is not advisable or practicable.
Special Limitations
The A&R 2015 ESPP will impose certain limitations upon a participant’s rights to acquire our common stock, including the following limitations:
•Purchase rights will not be granted to any individual who owns stock or together with another person would be considered to own stock, including stock purchasable under any outstanding purchase rights, representing five percent or more of the total combined voting power or value of all classes of our common stock or of our affiliates.
•Purchase rights granted to a participant will not permit the individual to accrue the right to purchase our common stock at an annual rate of more than $25,000, valued at the time each purchase right is granted.
•In no event shall a participant be permitted to purchase more than 20,000 shares of our common stock during any one offering period.

Furthermore, if, on a “purchase date” (the last day of a purchase period and the day on which shares are actually purchased), the number of shares that would otherwise be subject to options under the A&R 2015 ESPP exceeds the number of shares available for issuance under the A&R 2015 ESPP, a pro rata allocation of the available shares will be made in as uniform a manner as shall be reasonably practicable and as the Compensation Committee shall determine to be equitable. In its discretion, the Compensation Committee can impose limits in addition to those described above on the number of shares participants may purchase during any purchase period, can alter the maximum number of shares purchasable or impose additional eligibility criteria that may affect the ability of particular participants to purchase shares during any purchase period.
Enrollment in the A&R 2015 ESPP
Eligible employees become participants in the A&R 2015 ESPP by completing an enrollment agreement or enrolling online authorizing payroll deductions prior to the applicable offering date. A person who becomes employed after the commencement of an offering period may not participate in the A&R 2015 ESPP until the commencement of the next offering period, subject to the eligibility requirements.
Offering Periods; Purchase Periods
The A&R 2015 ESPP will be implemented by consecutive six-month “offering periods,” with a new offering period commencing on March 1 and September 1 of each year and ending on February 28 (or February 29 if February has 29 days) and August 31 of each year. Each offering period consists of one six-month “purchase period.” The Compensation Committee shall have the power to change the “offering dates” (the first day of the offering period during which shares may be purchased), the purchase dates and the duration of offering periods, provided that an offering period will never be longer than twenty-seven months, or purchase periods without stockholder approval if such change is announced prior to the relevant offering period or prior to such other time period as specified by the Compensation Committee. The initial offering period under the A&R 2015 ESPP begins on September 1, 2025.
Purchase Price
The purchase price at which shares will be sold under the A&R 2015 ESPP is 85% of the lesser of the fair market value of a share of our common stock on (1) the first business day of the offering period (the offering date), or (2) the last business day of the purchase period (the purchase date). The Compensation Committee may establish a greater purchase price that is not less than 85% of the fair market value of a share of our common stock on the offering date or the purchase date. The A&R 2015 ESPP provides that the fair market value of a share of our common stock on the first business day of the offering period or the last business day of the purchase period shall be the closing price on that day if our stock is then publicly traded or, if our stock is not then publicly traded, as determined by the Board or the Compensation Committee in good faith.
Payment of the Purchase Price; Payroll Deductions
The payroll deductions accumulated during the offering purchase period will be applied to the purchase of the shares on the purchase date. The deductions may not be less than one percent or greater than fifteen percent of a participant’s eligible compensation, or such lower limit set by the Compensation Committee. Deductions are made in one percent increments. Eligible compensation means regular base wages or salary, overtime payments, shift premiums and payments for paid time off, calculated before deduction of (i) any income or employment tax withholdings or (ii) any amounts deferred pursuant to Section 401(k) or Section 125 of the Code. Compensation does not include items such as sign-on bonuses, annual or other incentive bonuses, commissions, profit-sharing distributions or other incentive-type payments, any contributions made by Dexcom or its affiliates on a participant’s behalf to any employee benefit or welfare plan, payments in lieu of notice, payments pursuant to a severance agreement, termination pay, moving allowances, relocation payments, or any amounts directly or indirectly paid pursuant to any stock purchase, stock option or other stock-based compensation plan, or any other compensation not expressly included in the A&R 2015 ESPP. For the purposes of determining a participant’s compensation, any election by such participant to reduce his or her regular cash remuneration under Sections 125 or 401(k) of the Code (or equivalent deductions in foreign jurisdictions) shall be treated as if the participant had not made such election.

Payroll deductions will commence on the first pay date of the applicable offering period and will continue until the end of such offering period. No interest will accrue on the payroll deductions of a participant in the A&R 2015 ESPP except to the extent required due to local legal requirements. Once (or more frequently under rules determined by the Compensation Committee), at any time during a purchase period, a participant may decrease (but not increase) his or her payroll deductions with the new rate to become effective no later than the second payroll period commencing after our receipt of the authorization or once any trading restrictions are lifted and continuing for the remainder of the offering period. A participant may reduce his or her payroll deduction percentage to zero during an offering period; provided, however, that a participant may not resume making payroll deductions during an offering period in which he or she reduced his or her payroll deduction percentage to zero. A participant may increase or decrease the rate of payroll deductions for any subsequent purchase period by filing with Dexcom a new authorization (or changing online) for payroll deductions prior to the beginning of the offering period for such purchase period.
All payroll deductions received or held by us under the A&R 2015 ESPP may be used by us for any corporate purpose, and we are not obligated to segregate such payroll deductions except to the extent required due to local legal requirements. Until the shares are issued, participants only have the rights of an unsecured creditor.
Purchase of Stock; Grant of Options
As of the first day of each offering period, each participant will be granted an option to purchase shares of our common stock, exercisable at the conclusion of the purchase period. The exact number of shares is determined by dividing such participant’s accumulated payroll deductions during the offering period by the option purchase price determined as described above, subject to the limitations set forth in the A&R 2015 ESPP as described above.
Withdrawal
A participant may withdraw all, but not less than all, of the payroll deductions credited to his or her account under the A&R 2015 ESPP at any time prior to the end of an offering period by giving written notice to us. After receipt of a notice of withdrawal, (1) all of the participant’s payroll deductions credited to his or her account will be returned without interest, (2) the participant’s option for the current period will automatically terminate, and (3) no further payroll deductions for the purchase of shares will be made during that offering period. A participant’s withdrawal from an offering does not have any effect upon such participant’s eligibility to participate in subsequent offerings under the A&R 2015 ESPP.
Termination or Interruption of Employment
Upon termination of a participant’s employment for any reason prior to the last day of the offering period, the accumulated payroll deductions credited to the participant’s account will be returned to such participant, or in the case of the participant’s death, to the person or persons entitled thereto as specified in the participant’s enrollment agreement, and his or her option will automatically terminate. A participant is not deemed to have terminated his or her employment in the case of sick leave, military leave, or any other leave of absence approved by us or if required to comply with the laws of a participant’s country; provided that such leave is for a period of not more than ninety days (except as otherwise required under applicable law) or re-employment upon the expiration of such leave is guaranteed by contract or statute.
Adjustments upon Changes in Capitalization or Merger
In the event a change is made in our capitalization, such as a stock split or payment of a stock dividend, that results in an increase or decrease in the number of outstanding shares of common stock without consideration, a proportional adjustment will be made in the shares subject to purchase, in the purchase price per share and in the numerical limits set forth in the A&R 2015 ESPP, subject to any required action by the Board or our stockholders and in compliance with applicable securities laws.
In the event (i) any person becomes the owner of securities of Dexcom representing fifty percent (50%) or more of the total voting power of Dexcom, (ii) there is a sale or disposition of all or substantially all of Dexcom’s assets; or (iii) there is a merger or consolidation of Dexcom, other than a merger or consolidation which would result in the voting securities of Dexcom outstanding immediately prior to the merger continuing to represent at least fifty percent (50%) of the total voting power of Dexcom or the surviving entity or its parent company outstanding immediately after such merger (each, a “corporate transaction”), the offering period for each outstanding right to purchase common stock will be shortened by setting a new purchase date and will end on the new purchase date (unless otherwise specified in the agreement effecting the applicable corporate transaction). The new purchase date shall occur on or prior to the consummation of the corporate transaction, as determined by the Board or Compensation Committee, and the A&R 2015 ESPP shall terminate on the consummation of the corporate transaction (unless otherwise specified in the agreement effecting the corporate transaction).

Nonassignability
Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the A&R 2015 ESPP may be assigned, transferred, pledged, or otherwise disposed of in any way by the participant, other than by will, the laws of descent and distribution, or as provided in the A&R 2015 ESPP. Any such attempt at assignment, transfer, pledge, or other disposition shall be without effect.
Amendment and Termination of the A&R 2015 ESPP
The Compensation Committee may amend, suspend or terminate the A&R 2015 ESPP, or any part thereof, at any time and for any reason. The Compensation Committee will be entitled to change the purchase periods and offering periods, limit the frequency and/or number of changes in the amount withheld during an offering period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the administration of the A&R 2015 ESPP, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of our common stock for each participant properly correspond with amounts withheld from the participant’s base salary or regular hourly wages, and establish such other limitations or procedures as the Compensation Committee determines in its sole discretion advisable which are consistent with the A&R 2015 ESPP. Such actions will not require stockholder approval or the consent of any participants. In addition, in the event the Board or Compensation Committee determines that the ongoing operation of the A&R 2015 ESPP may result in unfavorable financial accounting consequences, they may, in their discretion amend or terminate the Plan to reduce or eliminate such accounting consequences by, among other possible changes: (i) amending the definition of compensation, including with respect to an offering period underway at the time; (ii) altering the purchase price for any offering period including an offering period underway at the time of the change in purchase price; (iii) shortening any offering period by setting a purchase date, including an offering period underway at the time of the their action; (iv) reducing the maximum percentage of compensation a participant may elect to set aside as payroll deductions; and (v) reducing the maximum number of shares a participant may purchase during any offering period. Such modifications or amendments will not require approval of our stockholders or the consent of any participants.
No amendment shall be made without approval of the stockholders within 12 months of the adoption of such amendment if such amendment would: (a) increase the number of shares that may be issued under the A&R 2015 ESPP; or (b) change the designation of the employees (or class of employees) eligible for participation in the A&R 2015 ESPP.
The A&R 2015 ESPP will continue until the earlier of termination by our Board or issuance of all of the shares reserved for issuance under the 2015 ESPP.
U.S. Tax Consequences
The following is a general summary as of the date of this Proxy Statement of the United States federal income tax consequences to Dexcom and participants in the A&R 2015 ESPP (other than with respect to the non-423 component of the A&R 2015 ESPP). The federal tax laws may change and the federal, state, and local tax consequences for any participant will depend upon his or her individual circumstances. Other than with respect to the non-423 component of the A&R 2015 ESPP, the A&R 2015 ESPP and the right of participants to make purchases under the A&R 2015 ESPP are intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant at the time of grant of the option or the purchase of shares. A participant may become liable for tax upon disposition of the shares acquired, as follows.
If the shares are sold or disposed, including by way of gift, at least two years after the offering date and more than one year after the date on which shares were transferred to the employee, then the lesser of (a) the excess of the amount actually received for the shares over the amount paid for the shares or (b) fifteen percent of the fair market value of the shares on the offering date, will be treated as ordinary income to the participant. The employee’s basis of the option stock will be increased by the amount of the compensation income recognized. Any further gain or loss upon such disposition will be treated as long-term capital gain or loss. If the shares are sold and the sales price is less than the price paid for the shares, there is no ordinary income and the participant has a capital loss for the difference.

If the shares are sold or disposed of, including by way of gift or by exchange, before the expiration of the holding periods described above, then the excess of the fair market value of the shares on the last date of the offering period in which the shares were purchased over the purchase price of the shares will be treated as ordinary income to the participant. This excess will constitute ordinary income in the year of sale or other disposition even if no gain is realized on the sale or a gratuitous transfer of the shares is made. The basis of the option stock will be increased by the amount of the compensation income recognized. Any further gain or loss recognized in connection with any such sale or exchange will be treated as capital gain or loss and will be treated as short-term capital gain or loss if the shares have been held less than one year.
If shares are sold or disposed of before the expiration of the statutory holding periods, we are generally entitled to a tax deduction in an amount equal to the ordinary income recognized by the participant in connection with such sale or disposition.
The foregoing summary of the effect of federal income taxation upon the participant and us with respect to the shares purchased under the A&R 2015 ESPP does not purport to be complete. Reference should be made to the applicable provisions of the Code. In addition, the summary does not discuss the tax implications of a participant’s death or the provisions of the income tax laws of any municipality, state, or foreign country in which the participant may reside.
Plan Benefits
Eligible employees may participate in the A&R 2015 ESPP voluntarily and each such employee determines his or her level of payroll deductions within the terms and guidelines fixed by the A&R 2015 ESPP. Non-employee directors, consultants and advisors are not eligible to participate in the A&R 2015 ESPP. The benefits received by any employee under the A&R 2015 ESPP are dependent upon the employee’s decision to participate in the A&R 2015 ESPP, the amount that the employee decides to contribute to the A&R 2015 ESPP and the purchase price for the shares as set forth in the A&R 2015 ESPP. Accordingly, future purchases and benefits under the A&R 2015 ESPP are not determinable at this time. We, therefore, have not included a new plan benefits table.
The following table sets forth, for each of the individuals and various groups indicated, the total number of shares of our common stock that have been purchased under the 2015 ESPP since its inception through March 1, 2025, even if not currently outstanding:

Name and Position	Dollar Value $(1)	Number of Shares Purchased
Kevin R. Sayer, Chairperson, President & Chief Executive Officer	—	—
Jereme M. Sylvain, EVP, Chief Financial Officer	194,504	2,540
Michael J. Brown, EVP, Chief Legal Officer	94,419	987
Jacob S. Leach, EVP, Chief Operating Officer	286,025	7,238
Sadie M. Stern, EVP, Chief Human Resources Officer	—	—
Teri L. Lawver, Former EVP, Chief Commercial Officer*	—	—
All current executive officers as a group	574,948	10,765
All current directors who are not executive officers as a group**	—	—
Each nominee for election as a director**	—	—
Each associate of any of such directors, executive officers or nominees	—	—
Each other person who received or is to receive 5% of awards	—	—
All employees, including all current officers who are not executive officers, as a group	236,064,729	4,104,847
* Ms. Lawver served as EVP, Chief Commercial Officer until November 7, 2024.
** Ineligible to participate in the 2015 ESPP.
(1)Based on the number of shares purchased multiplied by the closing price of our common stock on the applicable purchase date.

Required Vote
Approval of the A&R 2015 ESPP requires the affirmative “FOR” vote of the holders of a majority of the shares of stock entitled to vote thereon that are present in person or represented by proxy at the Annual Meeting and are voted for or against the matter. Abstentions and broker non-votes are not counted as votes “For” or “Against” this proposal, are not included in the tabulation of voting results on this proposal, and will not affect the outcome of voting on this proposal.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE A&R 2015 ESPP.

EXECUTIVE OFFICERS

The names of our executive officers, their ages, their positions with Dexcom, and other biographical information as of March 13, 2025, are set forth below:

Name	Age	Position
Kevin R. Sayer	67	Chairperson, President and Chief Executive Officer
Jereme M. Sylvain	45	Executive Vice President, Chief Financial Officer
Michael J. Brown	55	Executive Vice President, Chief Legal Officer
Jacob S. Leach	47	Executive Vice President, Chief Operating Officer
Sadie M. Stern	50	Executive Vice President, Chief Human Resources Officer
The following is biographical information as of March 13, 2025, for our executive officers, with the exception of Kevin Sayer, our Chairperson, President and Chief Executive Officer, who is discussed above under “Proposal No. 1 Election of Directors - Nominee Director Biographies.”

Jereme M. Sylvain
Executive Vice President, Chief Financial Officer

Jereme M. Sylvain has served as our Chief Financial Officer since March 2021, and has served as our Chief Accounting Officer since March 2020. Prior to his role as Chief Financial Officer, Mr. Sylvain served as our Senior Vice President, Finance and Chief Accounting Officer since March 2020, and joined Dexcom in September 2018 as our Vice President, Finance and Corporate Controller. Prior to joining Dexcom, Mr. Sylvain held various positions at NuVasive, Inc., including Vice President, Corporate Controller and Chief Accounting Officer from August 2016 to September 2018 and Vice President, Corporate Controller from March 2014 to August 2016. Prior to joining NuVasive, Inc. Mr. Sylvain held the role of Senior Director, Finance with Thermo Fisher Scientific, where he was responsible for global accounting for the life sciences solutions group. Mr. Sylvain joined Thermo Fisher Scientific in February 2014, following its acquisition of Life Technologies Corporation. From July 2007 to February 2014, Mr. Sylvain held multiple finance and accounting roles at Life Technologies and its predecessor, Invitrogen Corporation. Prior to joining Invitrogen, Mr. Sylvain worked for the public accounting firm Ernst & Young LLP. Mr. Sylvain obtained his Certified Public Accounting license after receiving a B.A. in Finance from Arizona State University and a M.S. in Accountancy from the University of Notre Dame.

Michael J. Brown
Executive Vice President, Chief Legal Officer

Michael J. Brown is Executive Vice President and Chief Legal Officer at Dexcom, where he has worldwide responsibility for all legal and intellectual property matters. Before joining Dexcom in January 2022, Mr. Brown was a partner at DLA Piper, from January 2017 until January 2022, where he served as outside general counsel to companies, advised on important business and legal issues, assisted with corporate governance and executed mergers and acquisitions and financings. Prior to DLA Piper, he was a partner at Stradling Yocca Carlson & Rauth, where he represented emerging and public technology, life science and other growth companies. Prior to Stradling Yocca Carlson & Rauth, Mr. Brown served as outside General Counsel for several high-growth companies. Mr. Brown earned his J.D. from the University of Virginia School of Law and his B.A. from the University of Washington. Mr. Brown is a board member of Riding on Insulin, a non-profit organization that connects the global diabetes community through action sports.

Jacob S. Leach
Executive Vice President, Chief Operating Officer

Jacob S. Leach has served as our Executive Vice President and Chief Operating Officer since August 2022, and previously served as our Executive Vice President, Chief Technology Officer from October 2018 to August 2022, Senior Vice President of Research and Development from January 2015 to October 2018, and previously served as our Vice President of Research and Development from January 2011 to January 2015. From February 2010 to January 2011, he served as our Senior Director of Research and Development, from September 2008 to February 2010, he served as our Director of Research and Development, from January 2007 to February 2010 he served as our Manager of Hardware Engineering, and from March 2004 to January 2007 as Senior Electrical Engineer. From 1996 to 2004, Mr. Leach held positions in research and development at MiniMed and subsequently Medtronic Diabetes, focusing on the development of glucose sensing systems. Mr. Leach holds a Bachelor of Science degree in Electrical Engineering with a minor in Biomedical Engineering from the University of California, Los Angeles.

Sadie M. Stern
Executive Vice President, Chief Human Resources Officer

Sadie M. Stern has served as our Executive Vice President and Chief Human Resources Officer since September 2020. From October 2017 to September 2020, Ms. Stern was employed by 3D Systems Corporation, most recently as Executive Vice President, People and Culture. From January 2012 until October 2017, Ms. Stern served as Senior Director, Human Resources of Qualcomm. Ms. Stern has also worked at LG Electronics and The Walt Disney Company, and received a Bachelor of Arts in English from San Diego State University and a Masters of Arts in Higher Education from the University of Denver.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis
This Compensation Discussion and Analysis provides an overview of our executive compensation philosophy and programs, the compensation arrangements for our named executive officers (our “NEOs”) for the year ended December 31, 2024 (“fiscal 2024”), the material decisions the Compensation Committee of the Board (the “Compensation Committee”) made regarding those programs and arrangements during fiscal 2024, and the material factors considered in making those decisions. The Compensation Committee has the principal responsibility for overseeing all executive officer and director compensation, and in doing so establishes, implements and continually monitors adherence to our compensation philosophy and objectives.
Our NEOs for fiscal 2024 are:

2024 NAMED EXECUTIVE OFFICERS

Kevin R. Sayer
Chairperson, President & Chief Executive Officer

Jereme M. Sylvain
EVP, Chief Financial Officer

Michael J. Brown
EVP, Chief Legal Officer

Jacob S. Leach
EVP, Chief Operating Officer

Sadie M. Stern
EVP, Chief Human Resources Officer

Teri L. Lawver
Former EVP, Chief Commercial Officer

Fiscal 2024 Corporate Performance
Executive Summary
We are a medical device company primarily focused on the design, development and commercialization of CGM systems for the management of diabetes and metabolic health by patients, caregivers, and clinicians around the world. We received approval from the Food and Drug Administration, or FDA, and commercialized our first product in 2006. We launched our latest generation systems, the Dexcom G6 integrated Continuous Glucose Monitoring System, or G6, in 2018, and we launched the Dexcom G7, or G7, in 2023. In August 2024, we launched Stelo, our new biosensor designed for adults with prediabetes and Type 2 diabetes who do not use insulin, as the first over-the-counter glucose biosensor in the U.S.

Key Highlights(1) for fiscal 2024 include the following:

Reported Revenue	Gross Profit	Operating Income	Net Income
$4.03 billion	$2.44 billion	$600.0 million	$576.2 million
up 11% from 2023	up 7% from 2023	up 0.4% from 2023	up 6% from 2023

(1) The financial figures listed as key highlights are presented on a GAAP basis, as reported in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 18, 2025.

Financial Flexibility(1)
Cash, Cash Equivalents, & Short-term Marketable Securities	Working Capital	Operating Cash Flows	Available Line of Credit
$2.58 billion	$1.37 billion	$989.5 million	$192.3 million

(1) The financial figures listed as financial flexibility are presented on a GAAP basis, as reported in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 18, 2025.

Our balance sheet remains strong, with $2.58 billion in cash, cash equivalents and short-term marketable securities as of December 31, 2024. This continues to provide us with significant financial and strategic flexibility to support our growth initiatives, including production capacity expansion and exploring new market opportunities.

Strategic Achievements
•	Launched Stelo as the first over-the-counter glucose biosensor in the United States.
•
Launched Dexcom ONE+ into 19 countries, bringing a smaller form factor, shorter warm up time, and improved sensor accuracy to this customer base. This included France where Dexcom ONE+ secured reimbursement for people with type 2 diabetes on basal insulin.

•	Launched Direct-to-Watch in the U.S. and several international markets, providing G7 customers the option to use an Apple Watch as their primary display for glucose readings.

Our financial and operational success continues to translate into sustained long-term stock price growth for the benefit of our stockholders. The following tables depict our Total Shareholder Return (“TSR”) for the one, three and five-year periods ended December 31, 2024.

Fiscal 2024 Compensation Overview
Given the focus on reducing healthcare costs, trends in the healthcare industry and changing regulation, the pricing pressure from payors, and increased competition, we anticipated that it would be challenging to maintain a rapid rate of growth during fiscal 2024; nevertheless, we expected our business to achieve:
•substantial increases in revenue;
•increases to our operating income; and
•various performance goals to maintain and advance our technology advantage and commercial deployment.
When designing our fiscal 2024 executive compensation program, the Compensation Committee considered the program objectives set forth below, our fiscal 2024 budget, and the intense competition for executive talent within the medical technology and broader technology and life science sectors. The Compensation Committee’s overall objective was to compensate our executive officers, including our NEOs, in a manner that attracts, motivates and retains the caliber of individuals needed to manage and staff a demanding and high-growth business in a rapidly evolving, innovative and competitive industry. As a result, with respect to our executive compensation program, in fiscal 2024 the Compensation Committee:
•maintained our base salary and target total cash compensation levels for our NEOs generally within the market range of our compensation peer group;
•continued to allocate a meaningful proportion of target total cash compensation to our annual cash incentive award plan, which we refer to as our Management Bonus Plan (the “2024 Bonus Plan”);
•maintained adjusted revenue, non-GAAP operating margin and, for our CEO, strategic initiative milestones as the company performance metrics in the 2024 Bonus Plan;
•maintained performance-based restricted stock units (“PSUs”) and time-based restricted stock units (“RSUs”) in our equity compensation program, which were granted based on expected future contributions of each executive officer;
•set PSUs at 50% of our CEO’s and 30% (which reflects a year-over-year increase) of our other NEOs’ total equity compensation to ensure alignment with continued company growth and stockholder return;
•maintained one-year adjusted revenue and three-year relative stockholder return as our metrics in our PSUs intended to drive company growth and stockholder return; and
•maintained strong governance policies and practices.

Comparison of CEO Compensation to Company Performance
The following graph depicts our CEO’s total direct compensation, as disclosed in the section entitled “Summary Compensation Table”, compared to cumulative total return among Dexcom, the S&P 500, and the S&P Health Care Equipment Select Industry index over the last five fiscal years, showing alignment between our CEO’s compensation and Dexcom’s strong financial and operational performance resulting in delivery of positive returns over such time.
The graph assumes that $100 was invested in Dexcom common stock and in each of the indices on December 31, 2019 and that all dividends were reinvested. The comparisons in the graph below are based on historical data and are not intended to forecast the possible future performance of Dexcom’s common stock.
When determining Mr. Sayer’s compensation for fiscal 2024, the Compensation Committee considered absolute TSR and our compound annual growth rate (“CAGR”) as disclosed in our 2024 Proxy Statement.
For fiscal 2024, our absolute TSR over the five years ending December 31, 2024 equals 42% and our CAGR TSR over the five years ending December 31, 2024 equals 7%. Our philosophy is that a significant percentage of Mr. Sayer’s target total direct compensation opportunity should be at-risk and performance-based to align with short- and long-term stockholder interests.

Aligning CEO and NEO Pay with Performance
The charts below illustrate the target total annual direct compensation for our CEO and the average target total annual direct compensation of our other NEOs that was at-risk or variable, meaning it depends on performance, for fiscal 2024.

CEO
Compensation
Base Salary
Short-term Cash
Incentives
7%
11%
41%
41%
Long-term Equity
Incentives: PSUs
Long-term Equity
Incentives: RSUs
93% Variable Pay
Average Other NEO
Compensation
Base Salary
Short-term Cash
Incentives
12%
8%
56%
24%
Long-term Equity
Incentives: PSUs
Long-term Equity
Incentives: RSUs
88% Variable Pay
Base Salary
Short-Term Cash Incentives
Long-Term Equity Incentives: PSUs
Long-Term Equity Incentives: RSUs

Leadership Transitions
On October 22, 2024, we and Ms. Lawver, our former EVP, Chief Commercial Officer entered into a Severance Agreement and General Release. Please see “Post Employment Compensation - Lawver Agreement” below for a detailed discussion of this development and the compensation provided to Ms. Lawver in connection with this transition.

Compensation Philosophy and Objectives
We have designed our executive compensation programs to support our near-term financial and strategic objectives and promote the long-term growth of our company, including long-term share price appreciation. Our compensation philosophy for all employees, including our executive officers, is to ensure that our compensation programs:
•motivate achievement of our key financial and strategic goals;
•relate directly to our corporate performance;
•align the interests of our executive officers with the interests of our stockholders;
•appropriately manage compensation-related risk within the context of our business; and
•provide a total compensation package that is competitive and enables us to attract, motivate, reward and retain talented executive officers and employees.
Different compensation elements are designed to reward short-term and longer-term performance with a common goal of improving outcomes and increasing value for our key constituencies—people with diabetes, those seeking to optimize metabolic health, healthcare providers, stockholders and our employees. We believe the compensation of our executive officers and employees should reflect our performance as an organization in attaining key financial and operating objectives established by our Board, as well as their performance as individuals. In addition, we strive to promote an ownership mentality among our employees, including our executive officers, which we believe is best achieved through our equity incentive programs. To achieve these objectives, an important aspect of our overall compensation philosophy is to emphasize equity and performance-based incentive compensation, which we believe best aligns the interests of our employees and our stockholders.

2024 Executive Compensation Policies and Practices at a Glance

WHAT WE DO	WHAT WE DO NOT DO

☑       Pay for Performance philosophy and culture
☑       Majority of pay is “at risk,” delivered via long-term equity and annual cash incentives
☑       Compensation Committee selects and engages its own independent advisor and all Compensation Committee members are independent directors
☑       Compensation Committee reviews external competitive market data when making compensation decisions and annually reviews our compensation peer group
☑       CEO is subject to a one-year post-vesting holding period on all time-based equity awards
☑       Stock ownership guidelines that apply to our executive officers and our board of directors
☑       Nasdaq-compliant compensation Clawback Policy
☑       Annual risk assessment of our compensation program
☑       Annual Say-on-Pay vote

☒       No pledging or hedging of Company securities
☒       No excessive perquisites
☒       No guaranteed minimum bonuses or equity awards
☒       No discounted stock options or stock appreciation rights
☒       Our A&R 2015 EIP prohibits the repricing of stock options or stock appreciation rights without stockholder approval
☒       No single trigger acceleration of vesting upon a change in control
☒       No excise tax gross-ups

Stockholder Advisory Vote on Executive Compensation
At our 2024 annual meeting of stockholders, our stockholders expressed support for our executive compensation program, with 90% of the votes cast (excluding abstentions and broker non-votes) voting in favor of the compensation of our NEOs (commonly known as a “Say-on-Pay” vote).
The Compensation Committee reviewed the results of the Say-on-Pay vote when designing our fiscal 2024 executive compensation program, and concluded based on the results of such vote and the stockholders’ endorsement of our fiscal 2023 executive compensation program that our executive compensation program was operating as anticipated. Consequently, the Compensation Committee did not make any significant changes to our executive compensation program for fiscal 2024. The Compensation Committee will continue to consider stockholder feedback and the results of the company’s Say-on-Pay votes when making future compensation decisions for our NEOs.
A vote on the frequency of future Say-on-Pay votes (commonly known as a “Say-on-Frequency” vote) is required every six years, and as such, we currently expect to hold the next Say-on-Frequency vote at our 2029 annual meeting of stockholders.

Compensation Decision-Making Process
Role of Compensation Committee
The Compensation Committee oversees and approves the compensation of our NEOs, including establishing the performance metrics for our incentive plans.
As part of the decision-making process, the Compensation Committee reviews and considers:
•competitive market information and peer group data provided by Aon, its independent compensation consultant, for each NEO;
•executive officer performance during the prior year and objectives for the year ahead, together with the officer’s responsibilities and experience level; and
•our overall fiscal performance compared to our fiscal objectives and performance targets, strategic and operational performance and our stockholder returns.
The relative weight given to each of these factors varies with each individual at the discretion of the Compensation Committee.

Role of Management
Management provides data, analyses, input and recommendations to the Compensation Committee through our CEO, including a review of each executive officer’s performance and contribution during the prior year. Management also provides such data, analyses, input and recommendations directly to Aon. Our CEO, with the support of management representatives from our human resources, finance and legal departments, provides input on compensation levels and structures for the Compensation Committee to consider when determining each element of compensation. The Compensation Committee gives significant weight to our CEO’s evaluation of each executive officer’s performance and recommendations of appropriate compensation (other than the CEO’s own compensation). However, the Compensation Committee’s decisions are made by the Compensation Committee in its sole discretion. The Compensation Committee determines our CEO’s compensation, aided by input from Aon.
Role of Compensation Consultant
The Compensation Committee has engaged Aon, an independent compensation consultant, beginning fiscal 2022 and into fiscal 2024 to advise the Compensation Committee on executive compensation practices for fiscal 2024. In fiscal 2024, the Compensation Committee conducted an assessment of Aon’s independence pursuant to the SEC rules and Nasdaq listing standards and concluded that Aon’s work did not give rise to any conflict of interest.

Compensation Peer Group
As part of determining executive compensation for fiscal 2024, the Compensation Committee directed Aon to complete a competitive analysis of our executive compensation program. In connection with this analysis, Aon analyzed both publicly available data from the companies in our compensation peer group (as described below) and compensation survey data, while also obtaining historical data and insight into our previous compensation practices.
In its analysis, Aon used a peer group of publicly traded companies that are directly comparable in size and industry to ours, and which compete with us for valued employees in the medical device and technology and broader life science and technology sectors. In addition, the companies in this peer group are generally in similar stages of their business lifecycle within the medical or broader life science and technology sectors, and generally had similar annual revenues, annual revenue growth, market capitalization, and/or headcount.
This compensation peer group was updated and approved by the Compensation Committee in advance of making decisions with respect to fiscal 2024 executive compensation (the list below reflects peer group updates approved in 2023 to guide 2024 compensations decisions). The primary specific criteria used to review and update the peer group consisted of the following:

Compensation Peer Group Criteria

Revenue	Industry	Market Capitalization

Trailing twelve months revenue that, at the time of the analysis, generally fell within the range of 0.5 to 2.5 times our revenue.	Medical technology and device and broader high-growth life science and technology companies.	Market capitalization that, at the time of the analysis, generally fell within a range of 0.3 to 3.0 times our market capitalization.

Application of this criteria resulted in minor changes in the peer group, adding and removing companies outside the specific medical device industry that better reflect Dexcom’s size, value and growth. Three companies, ABIOMED, Inc. (acquired by Johnson & Johnson), Seagen Inc., (acquired by Pfizer Inc.) and Masimo Corporation, were removed from the peer group, and three companies were added, as indicated below. For fiscal 2024 compensation decisions, the compensation peer group approved by the Compensation Committee was comprised of the following companies:

Fiscal 2024 Peer Group Companies
Agilent Technologies, Inc.	IDEXX Laboratories, Inc.
Align Technology, Inc.	Illumina, Inc.
Amgen Inc.*	Insulet Corporation
BioMarin Pharmaceutical Inc.	Intuitive Surgical, Inc.
Boston Scientific Corporation*	ResMed Inc.
Docusign, Inc.	Splunk Inc.**
Edwards Lifesciences Corporation	Veeva Systems Inc.
Exact Sciences Corporation	Zimmer Biomet Holdings, Inc.*
Hologic, Inc.

* New peer group companies added for fiscal 2024.
** Peer that has since been acquired. Splunk Inc. was acquired by Cisco Systems, Inc.

Competitive Positioning
The Compensation Committee generally seeks to position each executive officer’s target total direct annual compensation to fall around the median range for comparable positions at the companies in our compensation peer group. In addition, the Compensation Committee generally structures our executive compensation program so that outstanding performance (as measured against our compensation plan measures and related target levels) generates total annual compensation within the median target range. On the other hand, our compensation program is generally structured so that achievement below our plans’ objectives generates total annual compensation below the median target range, which reflects the Compensation Committee’s pay-for-performance philosophy.
The Compensation Committee determines each element of an executive officer’s pay or target total direct compensation to acknowledge the value, experience and potential the officer brings to the role, as well as the officer’s ability and success in meeting key objectives and level of performance. The differences in compensation levels among our executive officers are also informed by the differences in the range of compensation for similar positions at the companies in our compensation peer group. However, the Compensation Committee does not benchmark its compensation decisions to any particular level or against any specific member of the peer group. Rather, it uses the peer group data as a factor in determining the appropriate levels of total compensation and each individual compensation element for our executive officers. In addition to the peer group data, the Compensation Committee also considers market information from the Radford Global Technology published compensation survey, which reflects the broader market in which we compete for talent.

Fiscal 2024 Compensation Elements
In fiscal 2024, the Compensation Committee designed our executive compensation program to focus our executive officers on leading our entire organization toward achieving both short-term and long-term strategic, financial and operational goals, and increasing stockholder value, without encouraging excessive risk-taking.
The table sets forth principal elements of compensation for our executive officers, including our NEOs.

Compensation Type	Description	Rationale

Base Salary (Cash)	Fixed cash compensation paid on a bi-weekly basis.
•Base salaries are intended to provide stable compensation to executive officers, enabling us to attract and retain skilled executive talent and maintain a stable leadership team.
•Designed primarily to be appropriate for our executive officers’ positions and responsibilities.
•Generally competitive with base salary levels in effect at peer group companies.

Annual Cash Bonus (Cash)
Annual cash bonus awards under the 2024 Bonus Plan that are contingent upon the achievement of annual financial and individual performance objectives, and for the CEO, annual financial performance objectives and individual strategic operational milestones, established by the Compensation Committee.
•Motivates achievement of core short-term strategic and financial results.

Long-term Equity Incentives (Stock)	Equity incentives, in the form of RSUs and PSUs. PSUs include financial objectives and multi-year relative shareholder return metrics.
•Motivates and rewards significant company performance with particular focus on our revenue growth and multi-year value creation.
•Increases alignment of our executive officers’ interests with the long-term interests of our stockholders.
•Encourages our executive officers to behave like owners.
•Enables retention.

Consistent with our compensation philosophy and objectives described above, an executive officer’s total direct compensation is based upon our company’s overall performance and the performance of that individual executive officer. We do not have a pre-established policy or target for allocating between fixed and variable compensation, which includes short-term cash compensation and long-term equity compensation, or among the different types of variable compensation, although the allocation is influenced by the Compensation Committee’s assessment of the compensation practices of the companies in the compensation peer group and our short-term and long-term strategic objectives.

Base Salary
We provide our executive officers with a base salary to compensate them for services rendered during the fiscal year. The Compensation Committee determines the base salaries for our executive officers based in part on its review of the prevailing compensation practices in our compensation peer group and the following factors: the executive officer’s scope of responsibilities, experience, performance and objectives for the year. The Compensation Committee generally strives to set the base salaries for each of our executive officers at or around the median of our compensation peer group but maintains flexibility as warranted.
On February 29, 2024, based on the considerations described above, the Compensation Committee approved the fiscal 2024 base salaries for our executive officers, including the NEOs. As a group, the Non-CEO NEOs’ base salaries increased by between 10% and 15% in fiscal 2024 as compared to fiscal 2023. Based on the considerations described above, including a review of competitive market practices presented by Aon, the Compensation Committee’s desire to retain and incentivize our executive talent in the highly competitive market in which we operate, the Compensation Committee’s assessment of the contributions of each of our Non-CEO NEOs toward Dexcom’s performance during 2023, and the Compensation Committee’s recognition of the growing responsibilities of our Non-CEO NEOs, the Compensation Committee approved salary increases from March 2023 to March 2024 for Mr. Sylvain, Mr. Brown, Mr. Leach, Ms. Stern, and Ms. Lawver.
The salary of our CEO, Mr. Sayer, increased by 4% in fiscal 2024 as a result of the Compensation Committee’s assessment of his contribution toward Dexcom’s performance during 2023 and its review of base salaries paid to CEOs of the companies in our compensation peer group relative to our compensation philosophy, which showed that Mr. Sayer’s base salary was below the median of our peer group.
All increases were made based on considerations of market data, company performance and individual performance and contribution.

Name	2024 Salary ($)	2023 Salary ($)	Change from 2023
Kevin R. Sayer	1,165,000	1,120,000	4%
Jereme M. Sylvain	620,771	554,260	12%
Michael J. Brown	606,375	551,250	10%
Jacob S. Leach	693,347	630,316	10%
Sadie M. Stern	548,372	498,520	10%
Teri L. Lawver (1)	621,000	540,000	15%

(1) Ms. Lawver served as EVP, Chief Commercial Officer until November 7, 2024.
2024 Performance-Based Cash Bonus
The Compensation Committee believes that a meaningful portion of the target total cash compensation for each executive officer should be based on short-term company performance pursuant to our annual bonus plan. Our 2024 Bonus Plan was adopted under the terms of our omnibus Incentive Bonus Plan, which was approved in March 2021. The 2024 Bonus Plan was intended to motivate our executive officers to achieve a combination of financial and individual performance objectives, which included strategic operational milestones for our CEO, set by the Compensation Committee that were consistent with and supported our annual operating plan. The individual performance of each of our NEOs was based on a qualitative assessment and determined by the Compensation Committee (with input from the CEO for the other NEOs). Generally, the financial goals are developed through our annual financial planning process, during which management and the Compensation Committee assess our operating environment and build projections on anticipated results. Such target performance objectives are then reviewed and approved by the Compensation Committee and set forth in objective terms in the bonus plan, and may be based on annual financial and operational performance objectives established by our Board. For fiscal 2024, the Compensation Committee set an overall cap on annual cash bonus payouts of 200% of the total target payout opportunity for each NEO under the 2024 Bonus Plan.
Our Compensation Committee approved the 2024 Bonus Plan in February 2024 with the terms and conditions for the NEOs described below.

Non-GAAP Financial Measures
The “Compensation Discussion and Analysis” section of this Proxy Statement contains Non-GAAP financial measures, including Adjusted Revenue and Non-GAAP Operating Margin measured on a company-wide basis. A reconciliation of these Non-GAAP financial measures to their most directly comparable GAAP financial measures is included in Annex A.
2024 Executive Annual Cash Bonus Formula and Design
For fiscal 2024 and subject to the discretion of the Compensation Committee, each NEOs’ annual bonus was to be calculated by multiplying the NEO’s Target Annual Cash Bonus by the Financial Performance Multiplier, as discussed below. The resulting amount would then be adjusted up or down by the individual’s Individual Performance Multiplier for the year. The Individual Performance Multiplier would further increase the bonus amount to a maximum of 200% of the NEO’s target bonus or decrease the amount to zero.

2024 Bonus Plan Payout Formula

Base Salary(1)	x	Target Annual Cash Bonus %	x	Financial Performance Multiplier	x	Individual Performance Multiplier	=	Annual Cash Bonus

(1) Based on the salary earned for fiscal year 2024.

2024 Bonus Plan Key Terms	Definitions

Annual Cash Bonus
The annual cash bonus to be paid to the NEOs under the 2024 Bonus Plan determined by multiplying the Target Annual Cash Bonus by achieved Financial Performance Multiplier, and achieved Individual Performance Multiplier. The annual cash bonus could be prorated based on hire date, promotions or salary changes throughout the fiscal year.

Target Annual Cash Bonus	The target annual cash bonus is the NEO’s base salary multiplied by a percentage set by the Compensation Committee.

Financial Performance Multiplier	The multiplier applicable to the annual cash bonus based on the sum of the Financial Performance Components.

Financial Performance Components
The sum of the individual components that make up the Financial Performance Multiplier, which includes the Adjusted Revenue Component, the Non-GAAP Operating Margin Component, and, for the CEO, the CEO Strategic Initiative Component.

Adjusted Revenue Component
The Adjusted Revenue Component is based on an adjusted revenue metric set by the Compensation Committee. Adjusted revenue is defined as reported revenue as filed in our Form 10-K with the SEC on February 18, 2025, excluding the effect of acquisitions/dispositions of subsidiaries or group of assets not contemplated in the budget and excluding the effect of foreign currency fluctuations relative to the budgeted rate (“2024 Adjusted Revenue”). The budget rate is the rate determined annually. See Annex A for a reconciliation to GAAP Revenue.

Non-GAAP Operating Margin Component	The Non-GAAP Operating Margin Component is based on Non-GAAP Operating Income as defined and calculated as set forth on Annex A divided by GAAP Revenue (“Non-GAAP Operating Margin”).

CEO Strategic Initiative Component	The CEO Strategic Initiative Component is comprised of pre-established milestones set by the Compensation Committee.

Individual Performance Multiplier
The Individual Performance Multiplier is based on the individual’s performance throughout the fiscal year and determined by the Compensation Committee. The Individual Performance Multiplier can increase the final Annual Cash Bonus payout up to a maximum of 200% or reduce it to a minimum of 0%.

Target Annual Cash Bonus
The Compensation Committee approved the 2024 Target Annual Cash Bonus percentages for our CEO and our other executive officers, including the other NEOs in February 2024. Target Annual Cash Bonus percentages were determined after reviewing compensation peer group and other market data presented by Aon. The target for Mr. Sayer was increased in order to bring it into closer alignment with the median range of the peer group. The Target Annual Cash Bonus for each of our NEOs was as follows:

Name	2024 Target Annual Cash Bonus (%)	2023 Target Annual Cash Bonus (%)
Kevin R. Sayer	140%	130%
Jereme M. Sylvain	75%	75%
Michael J. Brown	75%	75%
Jacob S. Leach	75%	75%
Sadie M. Stern	75%	75%
Teri L. Lawver (1)	75%	75%

(1) Ms. Lawver served as EVP, Chief Commercial Officer until November 7, 2024.
Financial Performance Multiplier
Achievement at the threshold, target, and maximum levels indicated above result in bonus pool funding with respect to the Financial Performance Components at 50%, 100%, and 175%, respectively. If the threshold goal is not achieved for a Financial Performance Component, there is no payout for that measure and the total payout opportunity for each Financial Performance Component is capped at 175%.
In February 2024, the Compensation Committee approved the following components to constitute the Financial Performance Multiplier under the 2024 Bonus Plan.
•Adjusted Revenue Component was selected as the primary measure to determine annual cash bonuses since it is a key indicator of our growth in terms of customers and utilization of our products. No portion of the 2024 cash bonuses attributable to the Adjusted Revenue Component was to be paid unless we met a specified minimum 2024 Adjusted Revenue threshold level for fiscal 2024 of at least $4.15 billion. The Compensation Committee believed the 2024 Adjusted Revenue threshold to be challenging but achievable, requiring strong performance from each of our NEOs. The 2024 Adjusted Revenue Component achievement was $4.03 billion and therefore, the minimum threshold was not met, as noted above.

•Non-GAAP Operating Margin Component was selected as a second key measure to determine the 2024 annual cash bonuses to provide our NEOs with an incentive to increase our operating income and operating income margin as we continue to work towards achieving and maintaining profitability. No portion of the 2024 annual cash bonuses attributable to the Non-GAAP Operating Margin Component was to be paid unless we met a specified minimum Non-GAAP Operating Margin threshold for fiscal 2024 of at least 18.0%. The Non-GAAP Operating Margin threshold was established at a level that the Compensation Committee believed was challenging but achievable, requiring the Non-GAAP Operating Margin to meaningfully grow, and would require strong performance by each of our executive officers. The 2024 Non-GAAP Operating Margin Component achievement was 18.8% and therefore, the minimum threshold was met, as noted above.
•See Annex A for reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP. Achievement between threshold, target and maximum is determined based on linear interpolation.
Achievement below threshold for the Adjusted Revenue Component and Non-GAAP Operating Margin Component could result in no payout of the Annual Cash Bonus. However, the Compensation Committee retains discretion for bonus payouts if the performance achieved is below threshold.
•CEO Strategic Initiative Component. In addition to the Adjusted Revenue Component and Non-GAAP Operating Margin Component, strategic initiative milestones, applicable only to the CEO, were selected as a third key measure for the CEO’s annual cash bonus opportunity given the importance of continuing to develop our pipeline, commercialize our products, and increase our organizational efficiency. Under the 2024 Bonus Plan, 20% of the CEO’s target annual cash bonus opportunity was tied to achieving certain strategic initiative milestones selected by the Compensation Committee for fiscal 2024. The CEO’s strategic initiatives are related to organizational structure development, the development of certain products, and our product roadmap. These strategic initiative milestones were designed to directly impact our ability to advance our product portfolio, increase revenue, increase our organizational efficiency, and increase the overall value of the Company in the future.
•If all strategic initiative milestones were achieved, the CEO Financial Performance Multiplier would be equal to the Company Financial Performance Multiplier. In the event that milestones were not 100% achieved, the Financial Performance Multiplier could be less due to partial achievement.
Individual Performance Multiplier
Individual Performance Multipliers for each NEO (other than the CEO) are generally determined by the Compensation Committee after receiving our CEO’s evaluation of the other executive officers’ individual performance and contributions throughout the year and his recommendation regarding each officer’s individual performance multiplier. These individual objectives are generally tailored based on the executive’s role, responsibilities, and oversight. If the Individual Performance Multiplier determined for a NEO is zero, then the annual cash bonus may equal zero, regardless of the Financial Performance Multiplier achieved.
Actual Fiscal 2024 Bonus Performance
In March 2025, the Compensation Committee reviewed Dexcom’s performance in 2024 relative to the corporate objectives and components identified above. The Compensation Committee also reviewed each named executive officer’s individual performance based in large part on achievements in the functional department overseen by the respective named executive officer. The Compensation Committee determined that because Dexcom had not met or exceeded its company performance objectives, no bonuses would be paid for the 2024 performance period under the 2024 Bonus Plan.
The following table presents information relating to the actual bonus paid under the 2024 Bonus Plan for each NEO.

Name	Actual 2024 Bonus Paid ($)
Kevin R. Sayer	—
Jereme M. Sylvain	—
Michael J. Brown	—
Jacob S. Leach	—
Sadie M. Stern	—
Teri L. Lawver	—

Equity Awards Granted in 2024
Because of the direct relationship between the value of our equity awards and the fair market value of our common stock, we believe that granting RSUs and PSUs is the best method of motivating our executive officers in a manner that aligns their interests with our long-term strategic direction and the interests of our stockholders, and helps reduce the possibility that they make business decisions that favor short-term results or individual compensation at the expense of long-term value creation. During fiscal 2024, our CEO’s annual equity awards were 50% performance-based PSUs and 50% RSUs (at target) and our other NEOs’ annual equity awards were split between 70% RSUs and 30% PSUs (at target). For our NEOs, this reflected a greater shift towards our PSU awards from previous years which was 80% RSUs and 20% PSUs (at target). This increase in the PSU component further aligns incentives among our senior management team and aligns a greater amount of our NEO compensation to the achievement of long-term performance objectives.
The Compensation Committee grants equity awards to our executive officers based upon prior performance, market data and the importance of retaining their services and with the goal of providing each executive officer with an incentive to manage from the perspective of an owner with an equity stake in the business to help us attain our long-term goals. The Compensation Committee also regards equity awards as a key retention tool.
The retentive aspect of our equity award program is a very important factor in our determination of the type of awards to grant and the number of shares underlying an equity award, due to the highly competitive market for experienced management in our industry. The Compensation Committee considers market data in addition to the number and value of vested and unvested equity awards currently held by our executive officers in determining the need for, and size of, additional awards. Typically, we grant equity awards to our executive officers shortly following their commencement of employment with us (“New Hire RSUs”) and annually in conjunction with the release of our fiscal year-end earnings results (“Annual RSUs” and “Annual PSUs”).
Consistent with prior years, in fiscal 2024, the Compensation Committee granted RSU and PSU awards to our NEOs. The PSUs motivate recipients to achieve key long-term financial and strategic goals. The RSUs are complementary to the PSUs because they have upside potential but deliver some value even during periods of market or stock price underperformance, providing a retention incentive and reinforcing an ownership culture and commitment to Dexcom.
New Hire RSUs granted to our NEOs at the time of hire vest over four years in equal annual installments from the date of grant. The target value of New Hire RSUs is determined based on individual negotiation and input from Aon. Annual RSU awards granted to our NEOs vest over three years in equal annual installments from the date of grant. PSUs are awarded annually to our NEOs and vest upon achievement of certain performances metrics (as certified by our Compensation Committee) and, continuous service. We grant a mix of annual RSU and PSU awards to NEOs based on their position within the Company as of the most recent fiscal year-end, collectively referred to as total annual equity awards. The Compensation Committee has the authority to allocate off-cycle equity grants based on business needs.
Based on the considerations described above, including a review of competitive market practices presented by Aon, the Compensation Committee’s desire to retain and incentivize our executive talent in the highly competitive market in which we operate and to recognize the growing responsibilities of our NEOs, the Compensation Committee’s assessment of the contributions of each of our Non-CEO NEOs toward Dexcom’s performance during 2023, and the Compensation Committee’s recognition of the growing responsibilities of our Non-CEO NEOs, the Compensation Committee approved grants of RSUs and PSUs for fiscal 2024.

The following table illustrates the number of shares and value of our equity awards granted at target to our NEOs in fiscal 2024:

Name	PSU Shares (#)(1)(2)	RSU Shares (#)(1)(2)	Total Shares (#)(1)	Total Annual Equity Award Value ($)(2)	Grant Date Value ($)
Kevin R. Sayer	51,692	51,692	103,384	12,500,000	14,536,111
Jereme M. Sylvain	11,166	26,053	37,219	4,500,000	5,229,163
Michael J. Brown	9,305	21,711	31,016	3,750,000	4,357,659
Jacob S. Leach	11,166	26,053	37,219	4,500,000	5,229,163
Sadie M. Stern	9,305	21,711	31,016	3,750,000	4,357,659
Teri L. Lawver	11,166	26,053	37,219	4,500,000	5,229,163

(1) The number of shares awarded is determined by dividing the allocated total annual equity award value by the average stock price over 30 consecutive days as of five business days prior to the grant date.

(2) The allocation of annual equity awards to NEOs in fiscal 2024 by type of award and title is shown below:

Position	PSUs (%)	RSUs (%)
CEO	50%	50%
Other NEOs	30%	70%
Our Board and the Compensation Committee believe our equity award structure ensures continued focus on the long-term value of our business, aligns the interests of our executive officers with those of our stockholders and helps to retain highly talented executives.
The Annual RSU awards granted to the NEOs in fiscal 2024 vest over three years in equal annual installments from the date of grant. See the subsection below entitled “2024 PSU Awards” for information regarding the terms of the PSU awards.
Overall, the Compensation Committee considered the management of our aggregate dilution in fiscal 2024 both with respect to our NEOs and our overall company budget and the need to maintain market competitive awards and reward performance when granting equity awards.

2024 PSU Award Formula and Design
The PSU award structure is described below.

PSU Award Formula(1)

Combined PSU Multiplier
Component	Target PSUs	X	Corporate Performance Multiplier	X	Relative TSR Performance Multiplier	=	Earned PSUs

CEO Weighting	50% of annual equity awards		0% - 160%		0% - 125%		0% - 200%

Other NEO Weighting	30% of annual equity awards		0% - 160%		0% - 125%		0% - 200%

(1)PSUs are awarded to all of our eligible executive officers, other than during their first year of service with us when they are eligible for a New Hire RSU award instead.

PSU Award Key Terms		Definitions

Target PSUs
The number of PSUs awarded at target as a percentage of the NEO’s total annual equity award. Target assumes that the Corporate Performance Multiplier and the Relative TSR Performance Multiplier is achieved at 100%.

Earned PSUs		The number of PSUs earned after applying the unrounded Corporate Performance Multiplier and Relative TSR Performance Multiplier achieved.

Corporate Performance Metric		The Corporate Performance Metric is based on Adjusted Revenue over the applicable Corporate Performance Period (as provided in the table below).

Corporate Performance Multiplier		The multiplier applicable to the Target PSUs based on the Corporate Performance Metric achieved.

Relative TSR Performance Metric
The Relative TSR Performance Metric is the relative level of achievement of the Company’s total shareholder return (increase in stock price plus dividends) (“TSR”) as compared to the TSR of the companies that comprise the Nasdaq Composite Index (“Index”) over the applicable Relative TSR Performance Period (as provided in the table below).

Relative TSR Performance Multiplier		The multiplier applicable to the Target PSUs based on the Relative TSR Performance Metric achieved.

Combined PSU Multiplier		The product of the Relative TSR Performance Multiplier and Corporate Performance Multiplier.

Grant Year	Corporate Performance Metric	Corporate Performance Period	Relative TSR Performance Period
2024	2024 Adjusted Revenue (1)	January 1, 2024 through December 31, 2024	January 1, 2024 through December 31, 2026

(1)2024 Adjusted Revenue is defined as reported revenue as filed in our Form 10-K with the SEC on February 18, 2025, excluding the effect of acquisitions/dispositions of subsidiaries or group of assets not contemplated in the budget and excluding the effect of foreign currency fluctuations relative to the budgeted rate (“2024 Adjusted Revenue”). The budget rate is the rate determined annually.

2024 PSU Awards (Not Achieved)
In fiscal 2024, we granted the NEOs PSUs (the “2024 PSUs”) that would be earned upon achievement of both a one-year Adjusted Revenue Corporate Performance Metric (2024 Adjusted Revenue) and a three-year Relative TSR Performance Metric. The Compensation Committee concluded that the one-year performance period for the Adjusted Revenue performance metric along with a three-year Relative TSR component, which adds to the long-term nature of the program, provided an appropriate balance between shareholder interests and having sufficient line of sight to set aggressive goals that reward high-caliber performance.
•Corporate Performance Metric (2024 Adjusted Revenue). 2024 Adjusted Revenue was selected as the Corporate Performance Metric since it was a key indicator of our growth in terms of customers and utilization of our products. The Compensation Committee recognized that at this time, the Company has a unique opportunity in the market and only a brief window to take maximum advantage of it. The 2024 Adjusted Revenue metric was intended to focus executive officers on the Company’s critical priority of top line revenue growth, and incentivizes the CEO and other NEOs to grow the business and seize market share. It is measured over a one-year performance period in order to incentivize our leadership team and retain the flexibility to properly incentivize and reward performance. The Compensation Committee recognizes that its annual bonus program and 2024 PSUs include overlapping metric but believes that securing market share and growing the top line are such key and important goals that these goals merited being included in both programs for purposes of driving shareholder value.
•Relative TSR Performance Metric. The three-year Relative TSR Performance Metric balances the one-year revenue goal with a longer-term stock price appreciation goal. The three-year Relative TSR Performance Metric is measured against the Nasdaq Composite Index, starting January 1 of the year the PSU award is granted and ending December 31 of the third year after the grant date. The Compensation Committee selected the comparison group of the Nasdaq Composite Index for its stability and because it consists of companies with a certain caliber of performance required to remain on the index.
The table below shows the range of Corporate Performance Metrics based on 2024 Adjusted Revenue levels and the corresponding multipliers applicable to the 2024 PSUs. If the level of Corporate Performance Metric achievement falls between two of the ranges set forth in the table below, the corresponding Corporate Performance Multiplier is determined on a straight-line interpolation basis. If the Corporate Performance Metric Achievement for the 2024 PSUs is less than the threshold amount specified by the Compensation Committee, no PSUs would be eligible to vest.

Range	Corporate Performance Metric Achievement (2024 Adjusted Revenue)	Corporate Performance Multiplier (as a Percentage of Target PSUs) (%)
Minimum	Less than $4.15 Billion	0%
Threshold	$4.15 Billion	40%
Target	$4.30 Billion	100%
Maximum	$4.60 Billion & Above	160%

The table below shows the multiplier applicable at each level of achievement under the Relative TSR Performance Metric over the applicable performance period. The target is at the 60th Percentile, requiring above median performance, which was intended to be rigorous and challenging. If the level of Relative TSR Performance Metric achievement falls between two of the levels set forth in the table below, the corresponding Relative TSR Performance Multiplier is to be determined on a straight-line interpolation basis. If the Relative TSR Performance Metric achievement is less than the 10th Percentile set forth in the table below, the Relative TSR Performance Multiplier would be zero and no PSUs would be eligible to vest, regardless of the level of achievement of the Corporate Performance Metric.

Relative TSR Performance Metric Achievement (Company Percentile Rank as Compared to Index Companies)	Relative TSR Performance Multiplier (as a Percentage of Target PSUs) (%)
Less than 10th Percentile (Minimum)	0%
10th Percentile (Threshold)	50%
30th Percentile	75%
60th Percentile (Target)	100%
90th Percentile & Above (Maximum)	125%
Actual 2024 PSU Awards (Not Achieved)
In March 2025, the Compensation Committee reviewed our performance in fiscal 2024 for purposes of determining achievement of the Corporate Performance Metric for the 2024 PSUs. As Dexcom did not meet the threshold level of achievement for the Corporate Performance Metric, no vesting will occur with respect to the 2024 PSUs.
Health and Welfare Benefits
Except for certain severance and change in control agreements and the eligibility to participate in our executive non-qualified deferred compensation plan, each as described below, our executive officers are not entitled to any health and welfare benefits that are not otherwise available to all of our employees. In addition, we do not provide pension arrangements, or maintain non-qualified defined benefit plans, post-retirement health coverage (aside from COBRA benefits), or similar benefits for our executive officers. Our health and insurance plans are consistent for all employees.
Perquisites and Other Personal Benefits
We limit the perquisites and other personal benefits that we make available to our executive officers in an effort to conserve our financial resources. While we do not view perquisites or other personal benefits as a significant component of our executive compensation program, we provide limited perquisites for business-related purposes or that are necessary for the security of our executive officers. Prior to Ms. Lawver’s departure from Dexcom, the Compensation Committee approved the Company’s reimbursement of commuting expenses for Ms. Lawver, and federal, state, and other income taxes resulting from imputed income related to her commute from her principal residence to our San Diego, California headquarters, in order to facilitate and assist her in the performance of her duties.
In addition, we provide for personal security arrangements for Mr. Sayer that the Compensation Committee believed were reasonable and necessary in response to certain security threats received during 2024. We do not consider these security measures to be a personal benefit to Mr. Sayer, but instead appropriate expenses for the benefit of the Company that arise out of his employment responsibilities and that are necessary to his job performance and to ensure the safety of Mr. Sayer and his family. In determining to authorize these security arrangements, the Company evaluated the need to respond to specific incidents and threats. Mr. Sayer did not participate in the Compensation Committee’s decision to approve these enhanced security measures.
Further, there are times when we have determined it is appropriate for an executive’s spouse or other guests to attend events related to our business. On certain of those occasions, we will pay for the travel and entertainment expenses of the executive’s spouse or guest and will typically provide a tax gross up on the imputed income attributed to the spouse or guest’s travel or entertainment. We provide these limited perquisites and personal benefits in order to further our goal of attracting and retaining our executive officers. The value of these personal benefits is included in the executive officer’s income as required for tax purposes. For example, in 2024, we paid for Mr. Sayer’s and Ms. Lawver’s spouses to attend the Company’s annual Circle of Excellence awards ceremony for top producing sales and other employees as well as for the related tax gross-up.

The costs of these commuting, security and travel benefits are reported in the “All Other Compensation” column of the “Summary Compensation Table” below.
In the future, we may provide other perquisites or other personal benefits to our Named Executive Officers when we believe it is appropriate and beneficial to our company’s business to assist an individual executive in the performance of his or her duties, to make our executive team more efficient and effective, and for security, recruitment, motivation, or retention purposes. Future practices with respect to perquisites or other personal benefits for executives will be subject to review and approval by the Compensation Committee.

Post-Employment Compensation
Severance & Change in Control Plan
Our Amended and Restated Severance and Change in Control Plan (the “Severance & Change in Control Plan”), adopted in May 2023, provides for specified payments and benefits if an NEO’s employment is terminated for a reason other than for cause, death or disability, or if the executive officer’s employment is terminated by the executive officer for good reason within 12 months of a change of control.
The Severance & Change in Control Plan is designed to facilitate our ability to attract and retain our executive officers as we compete for talent in a market where such protections are commonly offered. Further, the plan enables us to avoid the loss and distraction of key management personnel that may occur if such key personnel are concerned about their job security in connection with actual or rumored corporate changes, and to help us attract and retain qualified executives who could have other job alternatives that may appear to them to be less risky without these arrangements.
The post-employment payments and benefits described in the section entitled “Severance and Change in Control Arrangements” below are designed to ease an executive officer’s transition due to an unexpected employment termination by us due to changes in our employment needs, as well as a termination of employment following a change in control of our Company. The material terms of our Severance & Change in Control Plan were determined following recommendations from Aon with the intention of aligning these provisions with those of our peer companies and offering competitive compensation programs. Our Severance & Change in Control arrangements encourage our executive officers to remain focused on our business in the event of rumored or actual fundamental corporate changes.
We believe the structure of the Severance & Change in Control Plan protects stockholder value by allowing us the opportunity to deliver an intact and motivated management team to any potential acquirer. If we did not offer any benefits in connection with a change in control, our executive officers could be less motivated to pursue a potential acquisition or continue working for us during a transition after an acquisition, even if such a transaction would benefit our stockholders, because of the possibility that they would lose the potential value of their unvested equity compensation or future cash compensation upon an acquisition. As a result, we believe that these benefits further incentivize our executive officers to continue to create value for us and our stockholders.
The amounts payable upon a NEO’s termination of employment or upon a change in control of our Company have been calculated on an estimated basis and are set forth in the section entitled “Severance and Change in Control Arrangements” below.
Lawver Agreement
In October 2024, we entered into a severance agreement and general release with Ms. Lawver. Subject to Ms. Lawver’s execution and non-revocation of a general release of claims against Dexcom and her compliance with certain covenants set forth in the agreement, Ms. Lawver will receive a cash payment equivalent to seven months of her current base salary, payable following the conclusion of her consulting period. Pursuant to the agreement, Ms. Lawver has waived her rights to any benefits under the Severance & Change in Control Plan.
Pursuant to the agreement, effective November 7, 2024, Ms. Lawver’s position as EVP, Chief Commercial Officer, ended and from November 7, 2024 through December 31, 2024, Ms. Lawver served as Special Advisor to the Chief Executive Officer of Dexcom. In addition, pursuant to the agreement, Ms. Lawver agreed to provide transitional consulting services to Dexcom from January 1, 2025 through March 31, 2025, referred to as her consulting period.
In consideration of Ms. Lawver providing consulting services to Dexcom, Ms. Lawver will receive fees equivalent to her current monthly base salary for each month during the consulting period. Consistent with the existing terms applicable to Ms. Lawver’s equity awards that were outstanding as of December 31, 2024, Ms. Lawver will continue to vest in such awards during her consulting period.

Stock Ownership Guidelines and CEO Holding Requirement
To further align the interests of our executive officers with our stockholders, we have adopted stock ownership guidelines which were most recently amended in 2023. Our stock ownership guidelines require our CEO and our other executive officers to retain ownership of a material amount of our common stock within three years of becoming an executive officer, as follows:

Position	Multiple of Annual Base Salary
CEO	6x
Other Executive Officers	3x
Ownership levels are determined by including shares of common stock owned directly as well as shares underlying unvested time-based RSUs. Shares subject to outstanding and unexercised stock options (whether vested or unvested) do not count toward these stock ownership requirements. In addition, shares constructively owned by the executive officer (through a spouse, dependent children and or/trust) do count towards the ownership requirement. Notwithstanding the foregoing, executive officers may sell enough shares to cover their income tax liability on vested equity awards.
As of March 13, 2025, all of our NEOs who have served three years or more as executive officers, including the CEO, were in compliance with these stock ownership guidelines. Executive officers are expected, absent unusual circumstances, to maintain compliance with their target ownership levels.
In addition, our CEO is required to retain all shares received as a result of the exercise or settlement of any stock options or RSUs, net of any applicable exercise price and tax withholdings, for a period of no less than twelve months from the date of such exercise or settlement. Notwithstanding the foregoing, the CEO may sell shares that are held for less than twelve months to cover any tax payments relating to such equity awards that the CEO is required to make. In addition, the Compensation Committee may waive the twelve-month requirement for sales made by the CEO in response to a financial, medical or other personal emergency. This holding requirement further aligns our CEO’s interests with the long-term interests of our stockholders and is in addition to the requirement for the CEO to maintain stock ownership equal to six times his annual salary.

Insider Trading Policy; Anti-Hedging
Our Insider Trading Policy, among other things, establishes periods of time during which employees, including our executive officers, may and may not trade shares of our common stock. In addition, it also prohibits our employees, including our executive officers and the non-employee directors from acquiring, selling, or trading in any interest or position relating to the future price our securities, such as a put option, a call option or a short sale (including a short sale “against the box”). We do not allow employees, officers or directors to hedge our equity securities. For additional information, see “Corporate Governance - Anti-Hedging.”

Compensation Risk Controls
Aon collaborates with management to conduct an annual review of our compensation-related risks. The risk assessment conducted during fiscal 2024 did not identify any significant compensation-related risks and concluded that our compensation program is well designed to encourage behaviors aligned with the long-term interests of stockholders. Aon also found an appropriate balance in fixed versus variable pay, cash and equity, corporate, business unit, and individual goals, financial and non-financial performance measures, and formulas and discretion. Finally, it was determined that there are appropriate policies and controls in place to mitigate compensation-related risk.

Compensation Recovery Policy
In August 2023, our Board adopted a new compensation recovery policy (“Clawback Policy”) intended to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act, as implemented by Nasdaq rules and the SEC’s rules and regulations. The Clawback Policy requires us to recover certain incentive-based compensation (as defined in the Clawback Policy) paid or granted to our officers, and such additional employees as may be identified from time to time, in the event we are required to prepare an accounting restatement due to our material noncompliance with any financial reporting requirement under the securities laws. The policy requires each person covered thereby to reimburse or forfeit to us all incentive-based compensation received by them prior to the restatement that exceeds the amount they would have received had their incentive-based compensation been calculated based on the financial restatement. The recovery period extends up to three years prior to the date that it is, or reasonably should have been, concluded that we are required to prepare a restatement. The Clawback Policy applies to incentive-based compensation that is received (as defined in the Clawback Policy) after the effective date of the applicable Nasdaq rules. Per applicable requirements, the Clawback Policy is enforced without consideration of responsibility or fault or lack thereof. The full text of the Clawback Policy is included as Exhibit 97.1 to our Annual Report on Form 10-K for the year ended December 31, 2023.

Tax and Accounting Considerations
As a general matter, while our Compensation Committee considers tax deductibility as one of several relevant factors in determining executive compensation, it retains the flexibility to design and maintain executive compensation arrangements that it believes will attract and retain executive talent, even if such compensation is not deductible by the Company for federal income tax purposes.
Accounting Considerations
We follow FASB ASC Topic 718 for our stock-based compensation awards. FASB ASC Topic 718 requires us to measure the compensation expense for all share-based payment awards made to our employees and members of our Board, including stock options to purchase shares of our common stock and other stock awards, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the executive compensation tables required by federal securities laws, even though the recipient of the awards may never realize any value from their awards.

Compensation Committee Report
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of Dexcom under the Securities Act or the Exchange Act unless and only to the extent that Dexcom specifically incorporates it by reference.
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee
Bridgette P. Heller (Chair)
Steven R. Altman
Karen Dahut

SUMMARY OF EXECUTIVE COMPENSATION

2024 Summary Compensation Table
The following table presents compensation information for each of the three years ended December 31, 2024, 2023 and 2022, awarded to, earned by or paid to our CEO, our CFO, the next three other most highly compensated executive officers during fiscal 2024, and one former executive officer for whom disclosure would have been required if she had still been serving as an executive officer as of December 31, 2024. We refer to these executive officers as our “Named Executive Officers” or “NEOs” elsewhere in this Proxy Statement.

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Kevin R. Sayer Chairperson, President & Chief Executive Officer	2024	1,157,254		—		14,536,111	—	135,432	15,828,797
	2023	1,092,822		—		12,486,939	1,988,948	143,535	15,712,244
	2022	953,424		—		13,212,746	1,251,370	18,112	15,435,652
Jereme M. Sylvain EVP, Chief Financial Officer	2024	609,323		—		5,229,163	—	12,626	5,851,112
	2023	533,599		—		3,127,182	560,279	33,840	4,254,900
	2022	426,288		—		2,697,743	365,915	48,935	3,538,881
Michael J. Brown EVP, Chief Legal Officer	2024	596,886		—		4,357,659	—	10,350	4,964,895
	2023	546,647		—		3,127,182	660,077	8,886	4,342,792
	2022	491,918		—		4,824,782	402,143	27,435	5,746,278
Jacob S. Leach EVP, Chief Operating Officer	2024	682,498		—		5,229,163	—	10,610	5,922,271
	2023	625,053		—		3,648,340	656,305	8,325	4,938,023
	2022	534,743		—		3,433,079	437,153	22,233	4,427,208
Sadie M. Stern EVP, Chief Human Resources Officer (4)	2024	539,791		—		4,357,659	—	11,038	4,908,488
Teri L. Lawver Former EVP, Chief Commercial Officer (5)	2024	607,058	(6)	100,000	(7)	5,229,163	—	516,606	6,452,827
	2023	528,164	(8)	100,000	(7)	5,112,939	554,573	230,917	6,526,593
(1)These amounts reflect the aggregate grant date fair value of stock awards (including RSUs and PSUs) granted during fiscal years 2022, 2023 and 2024 computed in accordance with FASB ASC Topic 718 rather than an amount paid to or actually realized by the applicable NEO. For a discussion of our valuation assumptions, see Note 1 and Note 9 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 18, 2025. PSU grant amounts reflected in the “Stock Awards” column are calculated (i) assuming that the target level of the Corporate Performance Metric applicable to each PSU was probable of being achieved on the date of grant, and (ii) utilizing a Monte Carlo simulation valuation model to reflect the likelihood of the achievement of the Relative TSR Performance Multiplier applicable to each PSU on the date of grant. The fair value of the PSUs granted in each fiscal year, assuming achievement of the maximum performance level (200% of target), are: (i) for fiscal year 2024, Mr. Sayer, $15,790,872; Mr. Sylvain, $3,410,990; Mr. Brown, $2,842,491; Mr. Leach, $3,410,990; Ms. Stern, $2,842,491; and Ms. Lawver, $3,410,990. (ii) for fiscal year 2023, Mr. Sayer, $13,457,363; Mr. Sylvain, $1,345,934; Mr. Brown, $1,345,934; and Mr. Leach, $1,570,215. (iii) for fiscal year 2022, Mr. Sayer, $14,097,938; Mr. Sylvain, $1,149,453; and Mr. Leach, $1,462,625.
(2)The amounts in this column represent bonuses awarded for services performed during the applicable fiscal year under the Bonus Plan. Annual bonuses earned during a fiscal year are generally paid in the first quarter of the subsequent fiscal year. Pursuant to applicable SEC rules, the annual cash bonuses earned under the Bonus Plan, by our NEOs are set forth under the caption “Non-Equity Incentive Plan Compensation.” Other bonuses, such as sign-on bonuses and other discretionary bonuses, are listed separately in the column captioned “Bonus.” A description of amounts earned under the 2024 Bonus Plan is included in the section above entitled “Compensation Discussion and Analysis—Fiscal 2024 Compensation—Fiscal 2024 Compensation Elements—2024 Executive Annual Cash Bonus Formula and Design.” Amounts reflect amounts actually paid.

(3)Amounts representing All Other Compensation for the fiscal year ended 2024 are detailed within the table below:

Name	Perquisites or Personal Benefits ($)		Reimbursement of Taxes Owed ($)		Paid or Accrued in connection with Termination	Other ($)(1)	Total All Other Compensation ($)
Kevin R. Sayer	120,389	(2)	15,043	(2)	—	—	135,432
Jereme M. Sylvain	—		1,991	(3)	—	10,635	12,626
Michael J. Brown	—		—		—	10,350	10,350
Jacob S. Leach	—		—		—	10,610	10,610
Sadie M. Stern	—		—		—	11,038	11,038
Teri L. Lawver	58,410	(4)	60,336	(4)	387,250	10,610	516,606
(1)These amounts represent matching contributions on the NEO’s behalf under our 401(k) Plan and miscellaneous other amounts.
(2)Includes personal security arrangements paid by us for Mr. Sayer in the amount of $105,749 related to a specific threat. While we do not consider personal security measures to be a personal benefit, but instead appropriate expenses for the benefit of the Company that arise out of our executives employment responsibilities and that are necessary to his or her job performance and to ensure the safety of our executives and their family, SEC regulations require the costs of certain personal security arrangements to be reported as personal benefits. In determining to authorize these security arrangements, the Compensation Committee evaluated the need to respond to a specific threat. See “Compensation Discussion and Analysis-Fiscal Year 2024 Compensation Elements-Perquisites and Other Personal Benefits” for additional discussion of these security arrangements. The remaining amount of $14,640 represents travel, meal and other expenses considered to be taxable income associated with the attendance of the executive’s spouse at certain company Company’s events, including the Company’s annual Circle of Excellence awards ceremony. The related tax gross-ups of $15,043 are disclosed under the column “Reimbursements of Taxes Owed.”
(3)We paid a portion of Mr. Sylvain’s taxes that resulted from the prior year’s director fees he received for his services as a director for certain of our subsidiaries.
(4)We paid $42,269 in commuting costs for Ms. Lawver to spend her business time at our corporate headquarters in San Diego, California. In addition, Ms. Lawver is entitled to reimbursement of certain related travel expenses and a tax gross-up payment to offset any tax liability Ms. Lawver incurs as a result of any reimbursed travel expenses. See “Compensation Discussion and Analysis-Fiscal 2024 Compensation Elements-Perquisites and Other Personal Benefits” for additional discussion of these commuting arrangements. The remaining amount of $16,141 represents taxable income associated with the attendance of the executive’s spouse at the Company’s events, including the Company’s annual Circle of Excellence awards ceremony. The related tax gross-ups of $60,336 are disclosed under the column “Reimbursement of Taxes Owed.”
(5)Pursuant to the severance agreement and general release as described above under “Lawver Agreement”, Ms. Lawver will receive a cash payment equivalent to seven months of her current base salary, payable following the conclusion of her consulting agreement on March 31, 2025, and reimbursement of reasonable relocation costs up to $25,000. The amount set forth in the table above represents the amount accrued as of December 31, 2024.
(4)Ms. Stern became a named executive officer for the first time in fiscal 2024, therefore information is not provided with respect to fiscal 2023 and 2022.
(5)Ms. Lawver served as EVP, Chief Commercial Officer until November 7, 2024. Ms. Lawver joined Dexcom in January 2023, and accordingly had no compensation history with us prior to fiscal 2023.
(6)Represents Ms. Lawver’s pro-rated annual base salary for 2024 of $621,000, based on her period of service as EVP, Chief Commercial Officer from January 1, 2024 through November 7, 2024 and her service as a Special Advisor from November 7, 2024 through December 31, 2024.
(7)Represents a sign-on bonus awarded to Ms. Lawver in connection with the commencement of her employment with $100,000 paid upon her one-month anniversary in fiscal 2023 and $100,000 paid upon her one-year anniversary in fiscal 2024.
(8)Represents a pro-rata portion of Ms. Lawver’s annual base salary for 2023 of $540,000, based on her period of service in 2023.
In response to Item 402(x)(1), we do not currently grant stock options, SARs, or similar option-like instruments to our NEOs or other employees or service providers. If in the future we anticipate granting stock options, SARs, or similar option-like instruments, we will establish a policy regarding how the Board of Directors determines when to grant such awards and how the Board of Directors or the Compensation Committee will take material nonpublic information into account when determining the timing and terms of such awards.

Grants of Plan-Based Awards for 2024
The following table provides information with regard to potential performance-based cash bonuses paid or payable in 2024 under our 2024 Bonus Plan and equity awards granted under our A&R 2015 EIP to each NEO during fiscal 2024.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(4)			All Other Stock Awards: Number of RSUs Granted		Grant Date Fair Value of Stock Awards(5)
Name	Grant Date	Grant Approval Date	Threshold ($)(1)	Target ($)(2)	Maximum ($)(3)	Threshold (#)	Target (#)	Maximum (#)	(#)		($)
Kevin R. Sayer
2024 Bonus Plan Award		—	—	1,620,156	3,240,311	—	—	—	—		—
2024 PSUs	3/8/2024	2/29/2024	—	—	—	10,339	51,692	103,384	—		7,895,436
2024 RSUs	3/8/2024	2/29/2024	—	—	—	—	—	—	51,692	(6)	6,640,675
											14,536,111
Jereme M. Sylvain
2024 Bonus Plan Award		—	—	456,992	913,985	—	—	—	—		—
2024 PSUs	3/8/2024	2/29/2024	—	—	—	2,234	11,166	22,332	—		1,705,495
2024 RSUs	3/8/2024	2/29/2024	—	—	—	—	—	—	26,053	(6)	3,523,668
											5,229,163
Michael J. Brown
2024 Bonus Plan Award		—	—	447,665	895,329	—	—	—	—		—
2024 PSUs	3/8/2024	2/29/2024	—	—	—	1,861	9,305	18,610	—		1,421,246
2024 RSUs	3/8/2024	2/29/2024	—	—	—	—	—	—	21,711	(6)	2,936,413
											4,357,659
Jacob S. Leach
2024 Bonus Plan Award		—	—	511,874	1,023,747	—	—	—	—		—
2024 PSUs	3/8/2024	2/29/2024	—	—	—	2,234	11,166	22,332	—		1,705,495
2024 RSUs	3/8/2024	2/29/2024	—	—	—	—	—	—	26,053	(6)	3,523,668
											5,229,163
Sadie M. Stern
2024 Bonus Plan Award		—	—	404,843	809,687	—	—	—	—		—
2024 PSUs	3/8/2024	2/29/2024	—	—	—	1,861	9,305	18,610	—		1,421,246
2024 RSUs	3/8/2024	2/29/2024	—	—	—	—	—	—	21,711	(6)	2,936,413
											4,357,659
Teri L. Lawver
2024 Bonus Plan Award		—	—	455,294	910,587	—	—	—	—		—
2024 PSUs	3/8/2024	2/29/2024	—	—	—	2,234	11,166	22,332	—		1,705,495
2024 RSUs	3/8/2024	2/29/2024	—	—	—	—	—	—	26,053	(6)	3,523,668
											5,229,163
(1)The threshold payout amount under the 2024 Non-Equity Incentive Plan (also referred to as the 2024 Bonus Plan) could be zero as the Individual Performance Multiplier has no minimum amount payable for a certain level of performance under the plan. As such, if the Individual Performance Multiplier is zero, then the annual cash bonus may equal zero, regardless of the Financial Performance Multiplier achieved. Refer to “Compensation Discussion and Analysis—Fiscal 2024 Compensation Elements—2024 Management Bonus Plan” for more information. For illustrative purposes, the threshold payout amount reported in the table above is based on achieving 0% of the total target payout opportunity.
(2)The target payout amount under the 2024 Bonus Plan is based on achieving 100% of the total target payout opportunity using pro-rated salary.
(3)The maximum payout amount under the 2024 Bonus Plan is based on achieving 200% of the total target payout opportunity.

(4)Represents the hypothetical payments that were possible under our NEOs’ respective 2024 PSUs awards as described in the section entitled “Compensation Discussion and Analysis—Fiscal 2024 Compensation Elements—Equity Awards” as of the grant date of such awards. The 2024 PSUs were to be earned upon achievement of both the Corporate Performance Metric over the 2024 Corporate Performance Period based on 2024 Adjusted Revenue and the Relative TSR Performance Metric over the 2024 Relative TSR Performance Period. The 2024 PSUs were also subject to vesting conditions including the applicable NEO’s continued employment through the date of certification by the Compensation Committee following the end of the 2024 Relative TSR Performance Period. No 2024 PSUs would be earned if the achieved Corporate Performance Multiplier or Relative TSR Performance Multiplier is below the threshold.
(5)These amounts reflect the grant date fair value of the PSUs and RSUs granted during 2024 computed in accordance with ASC Topic 718. For a discussion of our valuation assumptions, see Note 1 and Note 9 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 18, 2025. Amounts reported for the PSU awards reflect the grant date fair value of the PSUs, assuming that the target level of the Corporate Performance Metric was probable of being achieved on the date of grant and utilizing a Monte Carlo simulation valuation model to reflect the likelihood of the achievement of the Relative TSR Performance Multiplier on the date of grant.
(6)Represents Annual RSU awards that vest over three years in equal annual installments from the date of grant.

Outstanding Equity Awards at December 31, 2024
The following table provides information regarding outstanding equity awards held by each NEO as of December 31, 2024. Information regarding potential acceleration of certain equity awards for the NEOs is provided under the heading “Potential Payments Upon Termination or Change in Control” below.

Name	Grant Date	Type	Number of Shares That Have Not Vested (#)		Market Value of Shares That Have Not Vested ($)(1)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)		Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)(1)
Kevin R. Sayer	3/8/2022	RSU	21,668	(2)	1,685,120	—		—
	3/8/2022	PSU	68,503	(3)	5,327,478	—		—
	3/9/2023	RSU	36,281	(2)	2,821,573	—		—
	3/9/2023	PSU	—		—	108,844	(4)	8,464,798
	3/8/2024	RSU	51,692	(2)	4,020,087	—		—
	3/8/2024	PSU	—		—	103,384	(5)	8,040,174
			178,144		13,854,258	212,228		16,504,972

Jereme M. Sylvain	3/8/2022	RSU	7,060	(2)	549,056	—		—
	3/8/2022	PSU	5,586	(3)	434,423	—		—
	3/8/2023	RSU	14,512	(2)	1,128,598	—		—
	3/8/2023	PSU	—		—	10,886	(4)	846,604
	3/8/2024	RSU	26,053	(2)	2,026,142	—		—
	3/8/2024	PSU	—		—	22,332	(5)	1,736,760
			53,211		4,138,219	33,218		2,583,364

Michael J. Brown	3/8/2022	RSU	24,080	(6)	1,872,702	—		—
	3/8/2023	RSU	14,512	(2)	1,128,598	—		—
	3/8/2023	PSU	—		—	10,886	(4)	846,604
	3/8/2024	RSU	21,711	(2)	1,688,464	—		—
	3/8/2024	PSU	—		—	18,610	(5)	1,447,300
			60,303		4,689,764	29,496		2,293,904

Jacob S. Leach	3/8/2022	RSU	8,988	(2)	698,997	—		—
	3/8/2022	PSU	7,107	(3)	552,711	—		—
	3/8/2023	RSU	16,931	(2)	1,316,724	—		—
	3/8/2023	PSU	—		—	12,700	(4)	987,679
	3/8/2024	RSU	26,053	(2)	2,026,142	—		—
	3/8/2024	PSU	—		—	22,332	(5)	1,736,760
			59,079		4,594,574	35,032		2,724,439

Sadie M. Stern	3/8/2022	RSU	7,060	(2)	549,056	—		—
	3/8/2022	PSU	5,586	(3)	434,423	—		—
	3/8/2023	RSU	14,512	(2)	1,128,598	—		—
	3/8/2023	PSU	—		—	10,886	(4)	846,604
	3/8/2024	RSU	21,711	(2)	1,688,464	—		—
	3/8/2024	PSU	—		—	18,610	(5)	1,447,300
			48,869		3,800,541	29,496		2,293,904

Teri L. Lawver	3/8/2023	RSU	34,014	(6)	2,645,269	—		—
	3/8/2023	PSU	—		—	—		—
	3/8/2024	RSU	26,053	(2)	2,026,142	—		—
	3/8/2024	PSU	—		—	22,332	(5)	1,736,760
			60,067		4,671,411	22,332		1,736,760
(1)The market value of unvested equity awards as of December 31, 2024 is calculated by multiplying the number of shares subject to such awards by the closing price of our common stock on the Nasdaq Global Select Market on the last trading day of our fiscal year ended December 31, 2024, which was $77.77.
(2)Represents Annual RSU awards that vest over three years in equal annual installments from the date of grant.
(3)Represents the number of shares earned and certified by our Compensation Committee. On January 28, 2025, the Compensation Committee approved and certified the Earned PSUs with respect to the PSUs granted to our executive officers in fiscal 2022 based on the Corporate Performance Metric achieved over the applicable performance period, and Relative TSR Performance Metric achieved over the 2022 Relative TSR Performance Period, with vesting subject to the executive officer’s continuous service to the Company through the 2022 PSU certification date.
(4)Represents the number of shares based on maximum achievement of the 2023 PSU’s Corporate Performance Multiplier of 160% and the maximum achievement of the Relative TSR Performance Multiplier of 125%. Based on applicable rules, as the 2022 PSU performance exceeded target, the maximum amount has been reported for the 2023 PSUs. The Earned PSUs will vest subject to the NEO’s continued employment through the date of certification by our Compensation Committee following the last day of the 2023 TSR Performance Period.
(5)Represents the number of shares based on maximum achievement of the 2024 PSU’s Corporate Performance Multiplier of 160% and the maximum achievement of the Relative TSR Performance Multiplier of 125%. Based on applicable rules, as the 2023 PSU performance exceeded target, the maximum amount has been reported for the 2024 PSUs. The Earned PSUs will vest subject to the NEOs’ continued employment through the date of certification by our Compensation Committee following the last day of the 2024 TSR Performance Period.
(6)Represents New Hire RSU awards that vest over four years in equal annual installments from the date of grant, subject to continued service to the Company.

2024 Option Exercises and Stock Vested
The following table shows stock awards to our NEOs that vested during fiscal 2024. No options were exercised by our NEOs during fiscal 2024.

	Stock Awards
	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Kevin R. Sayer	130,442	16,897,013
Jereme M. Sylvain	34,408	4,369,439
Michael J. Brown	19,293	2,609,378
Jacob S. Leach	42,559	5,445,970
Sadie M. Stern	41,001	4,851,478
Teri L. Lawver	11,338	1,533,465
(1) The value realized on vesting is determined by multiplying (i) the number of shares that vested during 2024, times (ii) the closing price of our common stock on the Nasdaq Global Select Market on the applicable vesting date.

Executive Nonqualified Deferred Compensation Plan
On May 31, 2019, our Board of Directors adopted an executive deferred compensation plan, with an effective date of April 1, 2019.
The executive deferred compensation plan is a non-qualified deferred compensation plan that allows eligible executives, including each of our NEOs, to defer receipt of taxable income and thereby defer income taxes to assist in saving for retirement. Under the executive deferred compensation plan each eligible executive is permitted to elect to defer receipt of up to 75% of such executive’s base salary and up to 100% of such executive’s annual cash bonus. Dollar amounts that are deferred are credited to an executive’s plan account and are notionally invested in investments selected by such executive from among those the plan administrator offers, and the account is credited with the gains or losses from such investment. Additionally, we reserve the right to make discretionary or matching credits to such accounts, in our sole discretion, and if made, such credits would be subject to vesting conditions determined by the plan administrator. We did not offer any discretionary or matching credits to any such accounts in fiscal year 2024. The plan is “unfunded,” which means there are no specific assets set aside by us in connection with the plan. Upon the executive’s separation from us, the amount in such executive’s account is paid either in a single lump sum or in equal annual installments over a period of up to ten years, based on the payment election made by the executive at the time the payment was initially deferred.
The following table provides information about contributions to, aggregate earnings and account balances under our executive deferred compensation plan by our NEOs in fiscal 2024. Other than Mr. Sylvain and Mr. Brown, none of the NEOs participated in our executive deferred compensation plan for 2024.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Jereme M. Sylvain	—	—	100,730	—	935,717
Michael J. Brown	28,729	—	205,939	—	1,048,506
(1)Reflects the portion of the NEO’s salary and annual cash bonus payments for fiscal 2024 that were deferred and contributed to the NEOs’ deferred compensation plan and are included in the Summary Compensation Table under “Salary” and “Non-Equity Incentive Plan Compensation,” respectively, for fiscal 2024.
(2)Represents net amounts credited to the respective account in 2024 as a result of performance of the investment vehicles in which prior year deferrals were deemed invested. These amounts do not represent above-market earnings and thus are not reported in the Summary Compensation Table.

Severance and Change in Control Arrangements
Severance & Change in Control Plan
On May 18, 2023, our Board adopted the Amended and Restated Severance & Change in Control Plan (the “Severance Plan”) that provides certain severance benefits to our NEOs, other executive officers, and certain other designated employees in the event of their termination from the Company. The Severance Plan was adopted by the Compensation Committee, upon review of the recommendation of Aon with respect to aligning the severance benefits we offer with those of Dexcom’s peer companies, and in order to ensure that we are offering an appropriately competitive compensation program. All of our executive officers are eligible to participate in the Severance Plan.
Under the terms of the Severance Plan, each NEO is eligible to receive certain payments and benefits upon a Qualifying Termination (as defined below).
Outside of Change in Control Period. If a Qualifying Termination occurs outside of a Change of Control Period (as defined below) then, subject to the Severance Conditions (as defined below), the NEO will be entitled to the following severance benefits:

Severance Benefit Type	Chief Executive Officer	Other Named Executive Officers
Months of Base Salary(1)(2)	24 months	12 months
Multiple of Prorated Target Bonus(2)(3)	1x multiplier	1x multiplier
Reimbursement of Continued Health Coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”)	Up to 24 months(4)	Up to 12 months(5)
(1)Based on the NEO’s base salary in effect as of the date of the Qualifying Termination.
(2)To be paid in a lump sum.
(3)Annual target bonus to be prorated based on the number of days the executive is employed by us during the bonus performance period.
(4)The benefit termination date will be the earliest of (i) 24 months, (ii) the date the CEO receives similar coverage from another employer, or (iii) expiration of the CEO’s continuation coverage under COBRA.
(5)The benefit termination date will be the earliest of (i) 12 months, (ii) the date the NEO receives similar coverage from another employer, or (iii) expiration of the executive continuation coverage under COBRA.
During a Change in Control Period. If a Qualifying Termination occurs within a Change in Control Period then, subject to the Severance Conditions, the NEO will be entitled to the following severance benefits:

Severance Benefit Type	Chief Executive Officer	Other Named Executive Officers
Months of Base Salary(1)(2)	36 months	24 months
Multiple of Annual Target Bonus(2)	3x multiplier	2x multiplier
Reimbursement of Continued Health Coverage	Up to 36 months(3)	Up to 24 months(4)
Equity Vesting Acceleration(5)	100%	100%
(1)Based on the NEO’s base salary in effect as of the date of the Qualifying Termination.
(2)To be paid in a lump sum.
(3)The benefit termination date will be the earliest of (i) 36 months, (ii) the date the executive receives similar coverage from another employer, or (iii) expiration of the executive continuation coverage under COBRA.
(4)The benefit termination date will be the earliest of (i) 24 months, (ii) the date the executive receives similar coverage from another employer, or (iii) expiration of the executive continuation coverage under COBRA.
(5)100% vesting acceleration of the NEO’s then-outstanding and unvested equity awards, provided that, if an equity award is to vest only based on the satisfaction of performance criteria, then, the equity award will vest as set forth in the applicable equity award agreement(s).
Under the Severance Plan, our obligation to make any severance payments or provide vesting acceleration upon a Qualifying Termination is expressly conditioned upon the NEO’s execution and delivery of a general release and waiver of all claims within 60 days following the NEO’s Qualifying Termination (the “Severance Conditions”).
A “Qualifying Termination” means (i) a termination by the Company of the NEO’s employment for any reason other than Cause, death or Disability (with each of “Cause” and “Disability” as defined in the Severance Plan) or (ii) if upon or within twelve months following a Change in Control (as defined in the Severance Plan), a voluntary resignation by the NEO of his or her employment for Good Reason (as defined in the Severance Plan).

A “Change in Control Period” means the period commencing three months prior to a Change in Control (as defined in the Severance Plan), only if after the date of execution of a definitive agreement providing for a Change in Control such transaction is consummated, and ending twelve months following a Change in Control.
The acceleration provisions of the PSUs granted in 2022, 2023 and 2024 are described separately below.
2022, 2023 and 2024 PSUs
The PSU Award Agreements for the PSUs granted to the NEOs in 2022, 2023 and 2024, that were outstanding as of December 31, 2024, provide for the following treatment upon a Change in Control (as defined in the PSU Award Agreements):

PSU Grants	PSU Grant Date		Beginning of Corporate and Relative TSR Performance Period	End of the Corporate Performance Period	End of the Relative TSR Performance Period
2022 PSU	3/8/2022		1/1/2022	12/31/2022	12/31/2024
2023 PSU	3/8/2023	(1)	1/1/2023	12/31/2023	12/31/2025
2024 PSU	3/8/2024	(2)	1/1/2024	12/31/2024	12/31/2026

(1)The 2023 PSU Grant Date for the CEO was March 9, 2023 and the 2023 PSU Grant Date for all other NEOs was March 8, 2023.
(2)As discussed in the section “Executive Compensation—Compensation Discussion and Analysis—Fiscal 2024 Compensation Elements—2024 PSU Awards (Not Achieved)”, Dexcom did not meet the threshold level of achievement for the Corporate Performance Metric, therefore no vesting will occur with respect to the 2024 PSUs.

If the Change in Control occurs prior to the end of the Corporate Performance Period, the number of earned PSUs will be equal to the number of PSUs that would be earned based on the target level of Corporate Performance Multiplier multiplied by the Relative TSR Performance Multiplier based on Relative TSR Performance Metric from the beginning of the Relative TSR Performance Period, through the closing of the Change in Control.
If the Change in Control occurs after the end of the Corporate Performance Period, but prior to the end of the Relative TSR Performance Period, the number of earned PSUs will be equal to the number of PSUs that were earned based on the achieved Corporate Performance Multiplier multiplied by the Relative TSR Performance Metric based on Relative TSR Performance Metric from the beginning of the Relative TSR Performance Period through the closing of the Change in Control.
The number of PSUs so earned in connection with a Change in Control will be treated like unvested RSUs under the Severance Plan. In addition, pursuant to the terms of the PSU Award Agreements, if an acquirer refuses to assume, convert, replace or substitute such earned PSUs upon a Change in Control, 100% of such earned PSUs will accelerate on the Change in Control.

Potential Payments Upon a Termination or Change in Control
The following table illustrates the potential payments and benefits that each of our NEOs would have been entitled to receive pursuant to the Severance Plan in event of a Qualifying Termination that occurs: (i) within a Change of Control Period and (ii) outside of a Change of Control Period. Ms. Lawver was no longer an executive officer on December 31, 2024, and was not entitled to receive payments pursuant to the Severance Plan in connection with a “change of control.” Please see the section entitled “Post Employment Compensation - Lawver Agreement” under “Executive Compensation” above.
In each case, the information is provided assuming a December 31, 2024 termination date, and, where applicable, using the closing price of our common stock of $77.77 on the Nasdaq Global Select Market on the last trading day of our fiscal year ended December 31, 2024. The table is merely an illustrative example. The amounts that would actually be paid upon a termination of employment can only be determined at the time of such termination, based on the facts and circumstances then prevailing.

	Cash Severance ($)(1)	Non-Equity Incentive Pay ($)(2)	PSUs ($)(3)	RSUs ($)(4)	Continuation of Medical Benefits ($)(5)	Total ($)
Kevin R. Sayer
Termination Reason:
Qualifying Termination (No Change of Control)	2,330,000	1,620,156	—	—	35,791	3,985,947
Qualifying Termination and Change of Control (Double Trigger)	3,495,000	4,860,467	10,831,183	8,526,781	53,687	27,767,118
Jereme M. Sylvain
Termination Reason:
Qualifying Termination (No Change of Control)	620,771	456,992	—	—	25,305	1,103,068
Qualifying Termination and Change of Control (Double Trigger)	1,241,542	913,985	984,879	3,703,796	50,611	6,894,813
Michael J. Brown
Termination Reason:
Qualifying Termination (No Change of Control)	606,375	447,665	—	—	25,305	1,079,345
Qualifying Termination and Change of Control (Double Trigger)	1,212,750	895,329	550,456	4,689,764	50,611	7,398,910
Jacob S. Leach
Termination Reason:
Qualifying Termination (No Change of Control)	693,347	511,874	—	—	25,305	1,230,526
Qualifying Termination and Change of Control (Double Trigger)	1,386,694	1,023,747	1,194,936	4,041,862	50,611	7,697,850
Sadie M. Stern
Termination Reason:
Qualifying Termination (No Change of Control)	548,372	404,843	—	—	25,305	978,520
Qualifying Termination and Change of Control (Double Trigger)	1,096,744	809,687	984,879	3,366,119	50,611	6,308,040
(1)Based on the NEO’s base salary in effect as of the date of termination under the terms of the Severance Plan, as described above.
(2)Represents a multiple of the target bonus payout under the 2024 Bonus Plan under the terms of the Severance Plan, as described above.
(3)Represents the value of accelerated vesting of outstanding 2022 PSU, 2023 PSU, and 2024 PSU awards based on actual achievement of the Corporate Performance Multiplier of each PSU multiplied by the Relative TSR Performance Multiplier calculated as of December 31, 2024 under the terms of the PSUs and the Severance Plan.
(4)Represents the value of accelerated vesting of all outstanding RSUs of the NEO under the terms of the Severance Plan.
(5)Amounts shown include continuation of employer paid medical, dental, and vision premiums under COBRA, as applicable under the terms of the Severance Plan. The amounts associated with health benefits are calculated using 2024 enrollment rates.

Pay versus Performance
As required by Item 402(v) of Regulation S-K, we are providing the following disclosure regarding executive compensation paid to our CEO and principal executive officer (“PEO”), Kevin Sayer, and our NEOs other than our CEO (the “Other NEOs”), and company performance for the fiscal years listed below. Our Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown. For further information concerning our pay-for-performance philosophy and how we structure our executive compensation to drive and reward performance, refer to “Executive Compensation—Compensation Discussion and Analysis.”
The amounts shown below are calculated in accordance with Item 402(v) of Regulation S-K.

						Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for PEO $(1)	Compensation Actually Paid to PEO $(1)(4)(5)	Average Summary Compensation Table Total for Other NEOs $(2)	Average Compensation Actually Paid to Other NEOs $(2)(4)(5)		Total Shareholder Return $(6)	Peer Group Total Shareholder Return $(6)	Net Income (in millions) $(7)	Company Selected Measure: Revenue (in millions) $(8)
2024	15,828,797	(8,689,910)	5,619,919	532,201		142.21	105.04	576.2	4,034.6
2023	15,712,244	22,999,097	5,015,577	6,071,441		226.92	99.63	541.5	3,608.6	(9)
2022	15,435,652	5,735,702	4,440,975	3,929,405		207.08	105.61	341.2	2,964.9	(10)
2021	11,985,324	36,052,076	4,962,060	6,403,115		245.47	137.80	216.9	2,422.5	(11)
2020	13,804,156	45,122,463	5,707,750	10,335,589	(3)	169.02	133.15	549.7	1,926.7	(12)
(1)Kevin Sayer was our PEO for all years presented.
(2)For the applicable fiscal year, other NEOs include:
2024: Jereme M. Sylvain, Michael J. Brown, Jacob S. Leach, Sadie M. Stern, and Teri L. Lawver;
2023: Jereme M. Sylvain, Michael J. Brown, Teri L. Lawver, and Jacob S. Leach;
2022: Jereme M. Sylvain, Michael J. Brown, Girish Naganathan, and Jacob S. Leach;
2021: Jereme M. Sylvain, Paul Flynn, Jacob S. Leach, Chad Patterson, and Quentin Blackford;
2020: Quentin Blackford, Richard Doubleday, Jacob S. Leach, and Jeffrey Moy.
(3)Mr. Moy and Mr. Doubleday received acceleration of time-based vesting for outstanding equity awards pursuant to Mr. Moy’s retention incentive agreement dated April 2020 and Mr. Doubleday’s transition and consulting agreement dated December 2020. The modifications of the RSUs are reflected above as of the modification date of April 28, 2020 for Mr. Moy and December 10, 2020 for Mr. Doubleday.
(4)The 2024 Summary Compensation Table (“SCT”) totals reported for the PEO and the average of the Other NEOs for fiscal 2024 were subject to the following adjustments per Item 402(v)(2)(iii) of Regulation S-K to calculate “compensation actually paid” or CAP:

	2024
	PEO ($)	Average for Other NEOs ($)
Summary Compensation Table	15,828,797	5,619,919
Adjustments for Grant Date Fair Value
Deductions for equity awards reported in Summary Compensation Table	(14,536,111)	(4,880,561)
Adjustments for Changes in Equity Fair Value
Year-end Fair Value of Equity Awards Granted During the Year that Remained Unvested as of the End of the Covered Year	3,768,624	1,891,071
Vesting Date Fair Value for Awards Granted and Vested in the Same Fiscal Year	—	—
Change in Year-end Fair Value of Equity Awards Granted During Prior Years that Remained Unvested as of the End of the Covered Year	(14,679,150)	(2,151,712)
Change in Fair Value from Prior Year-end to Vesting Date for Awards Granted in Prior Years that Vested in Covered Fiscal Year	927,930	53,484
Prior Year-End Fair Value for Awards Granted in Prior Years that are forfeited during the Covered Year	—	—
Net Decreases for the Inclusion of Rule 402(v) Equity Values	(9,982,596)	(207,157)
Compensation Actually Paid	(8,689,910)	532,201

(5)The SCT totals reported for the PEO and the average for the Other NEOs for each other year were subject to the adjustments as required by Regulation S-K Item 402(v) (2)(iii) to calculate “compensation actually paid. Equity values are calculated in accordance with ASC Topic 718, and the valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of the grant.
(6)$100 invested on December 31, 2019 in Dexcom common stock or the S&P Health Care Equipment Select Industry index, including reinvestment of any dividends.
(7)We adopted ASU 2020-06 as of January 1, 2020 on a full retrospective basis and have reflected the adoption in the table above.
(8)We have identified 2024 Adjusted Revenue as described in the Compensation Discussion and Analysis, as the most important financial performance measure used to link compensation actually paid to the PEO and Other NEOs for 2024 to the Company’s performance. We may determine a different financial performance measure to be the most important financial performance measure in future years. A reconciliation of this Non-GAAP financial measure to its nearest GAAP comparable financial measure is included in Annex A.
(9)For a description of 2023 revenue, please refer to our 2024 Proxy Statement.
(10)For a description of 2022 revenue, please refer to our 2023 Proxy Statement.
(11)For a description of 2021 revenue, please refer to our 2022 Proxy Statement.
(12)For a description of 2020 revenue, please refer to our 2021 Proxy Statement.
Tabular List of Financial Performance Measures
Dexcom considers the following to be the most important financial performance measures it used to link compensation actually paid to its NEOs, for 2024, to Company performance:

2024 Adjusted Revenue	Non-GAAP Operating Margin	Relative Total Shareholder Return
Relationship Between Compensation Actually Paid to our PEO and the Average of the Compensation Actually Paid to the Other NEOs and certain measures of financial performance
Total compensation for the PEO and Other NEOs, as disclosed in the Summary Compensation Table, is comprised of salaries, annual cash incentives, and equity awards. The CAP calculation for each year includes changes in fair market value adjustments on vesting and outstanding equity awards during the year. The CAP adjustment fluctuates due to changes in the Company’s stock price in each of the years presented.
The following graph shows the relationship between the CAP to our PEO, average CAP to our Other NEOs, and Dexcom’s cumulative total shareholder return, or TSR, and the peer group’s cumulative TSR (S&P Health Care Equipment Select Industry index) for the fiscal years ended December 31, 2024, 2023, 2022, 2021, and 2020.

The following graph shows the relationship between the CAP to our PEO, the average CAP to our Other NEOs, and the Company’s Revenue for the fiscal years ended December 31, 2024, 2023, 2022, 2021, and 2020.
The following graph shows the relationship between the CAP to our PEO, the average CAP to our Other NEOs, and the Company’s net income for the fiscal years ended December 31, 2024, 2023, 2022, 2021, and 2020.

Chief Executive Officer Pay Ratio
As required by Section 953(b) of the Dodd-Frank Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our CEO, Mr. Sayer. For 2024, the median of the annual total compensation of all our employees (excluding our CEO) was $114,213 (ii) the annual total compensation for our CEO was $15,828,797; and (iii) the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all our employees (excluding our CEO) for 2024 was 139:1. We believe this ratio, which was calculated in a manner consistent with Item 402(u) of Regulation S-K, to be a reasonable estimate, based upon the assumptions described below.

Calculation Methodology
We identified the employee with compensation at the median of the compensation of all of our employees (“median employee”) by considering our employee population as of December 31, 2024 (“employee population determination date”) as summarized below. We identified the median employee for all our employees because of the global growth of our employment population, which we believed could result in a significant change to our CEO pay ratio results. The methodology we used to determine the median employee for 2024 is described below and is substantially the same methodology that we previously used to determine the median employee.
For 2024, we considered all individuals who were employed by us on a world-wide basis (including our consolidated subsidiaries) on the employee population determination date, other than our CEO, whether employed on a full-time, part-time, seasonal or temporary basis, as applicable. We did not include any contractors or other non-employee workers in our employee population.
To identify our median employee, we chose to use a consistently-applied compensation measure, which we selected as base salary for 2024. For employees paid other than in U.S. dollars, we converted their compensation to U.S. dollars using the applicable exchange rates in effect on December 31, 2024. For permanent employees hired during 2024, we annualized their base salary or wages as if they had been employed for the entire measurement period. We did not make any cost-of-living adjustment.
Our employee population as of our determination date consisted of approximately 10,300 individuals in the United States and in our international locations who were employed by us on a full-time, part-time, or seasonal basis, including employees on a leave of absence. Contractors and other non-employees were not included in our employee population.
Using this methodology, we identified the individual at the median of our employee population. We then calculated the annual total compensation for this individual using the same methodology we use to calculate the amount reported for our CEO in the “Total” column of the 2024 Summary Compensation Table as set forth in this Proxy Statement.
Because SEC rules for identifying the median of the annual total compensation of all employees allow companies to adopt a variety of methodologies, apply certain exclusions, and make reasonable estimates and assumptions that reflect their employee population and compensation practices, the pay ratio reported by other companies may not be comparable to our pay ratio, as other companies have different employee populations and compensation practices and may have used different methodologies, exclusions, estimates and assumptions in calculating their pay ratios. As explained by the SEC when it adopted these rules, the rule was not designed to facilitate comparisons of pay ratios among different companies, even companies within the same industry, but rather to allow stockholders to better understand and assess each particular company’s compensation practices and pay ratio disclosures.

Equity Compensation Plan Information
The following table provides certain information as of December 31, 2024, with respect to all of our equity compensation plans in effect on that date.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)		Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a) (#)
	(a)		(b)	(c)
Equity compensation plans approved by security holders	3,010,757	(1)	—	14,588,298 (2)
Equity compensation plans not approved by security holders (3)	—		—	—
Total	3,010,757		—	14,588,298
(1)Includes 3,010,757 shares subject to outstanding RSU and PSU awards granted under our A&R 2015 EIP plan. No shares were subject to outstanding options, warrants, or other rights.
(2)Includes securities issued or available for future issuance pursuant to the A&R 2015 EIP and the 2015 Employee Stock Purchase Plan 12,472,852 shares under column (c) are attributable to our A&R 2015 EIP and 2,115,446 are attributable to our 2015 Employee Stock Purchase Plan.
(3)As of December 31, 2024, we did not have any equity compensation plans that were not approved by our stockholders.

Risks from Compensation Policies and Practices
The Compensation Committee reviews our compensation policies and practices to determine areas of resulting risk and the actions that we have taken, or should take, to mitigate any such identified risk. In its review, our Compensation Committee evaluated whether our policies and programs encourage unnecessary or excessive risk taking and controls, and how such policies and programs are structured with respect to risks and rewards, as well as controls designed to mitigate any risks. Based on the Compensation Committee’s review of our compensation policies and practices, we do not believe that any risks relating from our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on our business.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information as to the beneficial ownership of our common stock as of March 13, 2025, the Record Date for our Annual Meeting (or such other date as provided below) for:
•each stockholder known by us to be the beneficial owner of more than five percent of our common stock;
•each of our current directors and nominees for director;
•each Named Executive Officer; and
•all executive officers and directors as a group.
The percentage of shares beneficially owned is based on 392,107,501 shares of common stock outstanding as of March 13, 2025. Beneficial ownership is determined under the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Unless otherwise indicated, the persons and entities named below have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of common stock subject to RSUs that will vest within 60 days of March 13, 2025 are deemed to be outstanding and to be beneficially owned by the person holding the RSUs for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address for each listed stockholder is c/o DexCom, Inc., 6340 Sequence Drive, San Diego, California 92121.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (#)	Percent of Common Stock (%)
Non-Employee Directors
Steven R. Altman (1)	58,630	*
Nicholas Augustinos (2)	39,701	*
Richard A. Collins (3)	41,942	*
Karen Dahut (4)	17,779	*
Rimma Driscoll (5)	3,968	*
Mark G. Foletta (6)	59,371	*
Renée Galá	—	*
Bridgette P. Heller (7)	23,349	*
Kyle Malady (8)	18,142	*
Eric J. Topol, M.D. (9)	380,545	*
Named Executive Officers
Kevin R. Sayer (10)	233,938	*
Jereme M. Sylvain (11)	40,153	*
Michael J. Brown (12)	19,112	*
Jacob S. Leach (13)	276,256	*
Sadie M. Stern (14)	41,355	*
Teri L. Lawver (15)	17,071	*
All directors and executive officers as a group (16 persons) (16)	1,271,312	*
5% Stockholders
The Vanguard Group (17)	44,467,151	11.3%
BlackRock, Inc. (18)	40,451,057	10.3%
* Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.
(1)Represents 2,613 RSUs that vest within 60 days of March 13, 2025 as well as 56,017 shares held by a trust of which Mr. Altman is a trustee.
(2)Represents 2,618 RSUs that vest within 60 days of March 13, 2025 as well as 37,083 shares held by a trust of which Mr. Augustinos is a trustee.
(3)Represents 2,632 RSUs that vest within 60 days of March 13, 2025 as well as 39,310 shares held by a trust of which Mr. Collins is a trustee.
(4)Represents 2,613 RSUs that vest within 60 days of March 13, 2025 as well as 15,166 shares held by a trust of which Ms. Dahut is a trustee.

(5)Represents 2,632 RSUs that vest within 60 days of March 13, 2025 as well as 1,336 shares held directly by Ms. Driscoll.
(6)Represents 2,973 RSUs that vest within 60 days of March 13, 2025 as well as 56,398 shares held by a trust of which Mr. Foletta is a trustee.
(7)Represents 2,618 RSUs that vest within 60 days of March 13, 2025 as well as 20,731 shares held directly by Ms. Heller.
(8)Represents 2,613 RSUs that vest within 60 days of March 13, 2025 as well as 15,529 shares held directly by Mr. Malady.
(9)Represents 2,618 RSUs that vest within 60 days of March 13, 2025 as well as 377,927 shares held by Topol Family Holdings, LLC for which Dr. Topol is a manager and maintains voting rights of these shares.
(10)Represents shares held directly by Mr. Sayer.
(11)Represents shares held directly by Mr. Sylvain.
(12)Represents shares held directly by Mr. Brown.
(13)Represents shares held directly by Mr. Leach or by a trust of which Mr. Leach is a trustee.
(14)Represents shares held directly by Ms. Stern.
(15)Represents shares held directly by Ms. Lawver.
(16)Represents 23,930 RSUs that vest within 60 days of March 13, 2025 and a total of 1,247,382 shares of our common stock.
(17)Represents shares held by The Vanguard Group (“Vanguard”), in its capacity as a registered investment adviser, as of December 29, 2023, and based solely on Amendment No. 12 to its statement on Schedule 13G filed on February 13, 2024. Of the aggregate 44,467,151 shares Vanguard reported as beneficially owned, Vanguard reported that it exercises sole voting power with respect to none of the shares, shared voting power with respect to 517,828 shares, sole dispositive power with respect to 42,800,860 shares, and shared dispositive power with respect to 1,666,291 shares. The principal business office address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.
(18)Represents shares reported as beneficially owned by BlackRock, Inc. as of November 30, 2024, and based solely on Amendment No. 7 to the statement on Schedule 13G filed on December 6, 2024, by BlackRock, Inc., on behalf of itself as a parent holding company or control person for certain subsidiaries (collectively, “BlackRock”). Of the aggregate 40,451,057 shares reported as beneficially owned by BlackRock, in such capacity, BlackRock reported sole voting power with respect to 37,551,400 shares, sole dispositive power with respect to 40,451,057 shares, and shared voting or dispositive power with respect to none of the shares. The principal business office address of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.

CERTAIN TRANSACTIONS WITH RELATED PERSONS

Since January 1, 2024, there have not been nor are there any currently proposed transactions or series of similar transactions to which we were or will be a party in which the amount involved exceeds $120,000 and in which any director, nominee for director, executive officer, holder of more than five percent of our common stock, or any immediate family member of any of the foregoing had or will have a direct or indirect material interest required to be disclosed under SEC rules.
Our Audit Committee reviews the fairness and determines approval of any proposed transaction between us and management or other related parties (other than compensation matters that are subject to review by the Compensation Committee) that are brought to the attention of the Audit Committee by management.

STOCKHOLDER PROPOSALS FOR ANNUAL MEETING

Requirements for Stockholder Proposals to Be Considered for Inclusion in Dexcom’s Proxy Materials
Stockholders of Dexcom may submit proposals on matters appropriate for stockholder action at meetings of Dexcom’s stockholders in accordance with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be included in Dexcom’s proxy materials relating to its 2026 annual meeting of stockholders, all applicable requirements of Rule 14a-8 must be satisfied and such proposals must be received by Dexcom no later than November 27, 2025. Such proposals must be delivered to DexCom, Inc., Attn: Chief Legal Officer, 6340 Sequence Drive, San Diego, California 92121.
Requirements for Stockholder Proposals to be Brought Before the Annual Meeting
Dexcom’s Bylaws provide that, except in the case of proposals made in accordance with Rule 14a-8, for stockholder nominations to the Board or other proposals to be considered at an annual meeting of stockholders, the stockholder must have delivered timely and proper notice thereof in writing to the Chief Legal Officer of Dexcom at our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting. Stockholders wishing to present nominations for director or proposals for consideration at the 2026 annual meeting of stockholders under these provisions of our Bylaws must submit their nominations or proposals in writing so that they are delivered to our Chief Legal Officer at our principal executive offices not earlier than January 8, 2026, and not later than February 7, 2026, in order to be considered. However, in the event that the 2026 annual meeting of stockholders is called for a date that is more than 30 days before or more than 60 days after such anniversary date, to be timely notice by the stockholder must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the close of business on the tenth day following the day on which public announcement of the date of such meeting is first made by Dexcom. A stockholder’s notice to Dexcom’s Chief Legal Officer must set forth the information required by Dexcom’s Bylaws with respect to each matter the stockholder proposes to bring before the Annual Meeting.
Requirements for Proxy Access
Dexcom’s Bylaws provide that any stockholder (or group of up to 20 stockholders) meeting the Dexcom’s continuous ownership requirements of three percent (3%) or more of our common stock for at least three years prior to such nomination who wishes to nominate a candidate or candidates for election in connection with our 2026 annual meeting of stockholders and require Dexcom to include such nominee(s) in the Company’s proxy statement and form of proxy for the 2026 annual meeting of stockholders, must deliver a notice to our Chief Legal Officer at our principal executive offices not earlier than 5:00 p.m. Pacific Time on December 9, 2025 and not later than 5:00 p.m. Pacific Time on January 8, 2026 (i.e., no earlier than the 150th day and no later than the 120th day before the one-year anniversary of the date of the Annual Meeting). If the date of our 2026 annual meeting of stockholders is advanced by more than 30 days prior to or delayed by more than 60 days after the one-year anniversary of the Annual Meeting, then, for the notice to be timely delivered, it must be delivered to our Chief Legal Officer at our principal executive offices not earlier than 5:00 p.m. Pacific Time on the 120th day prior to the 2026 annual meeting of stockholders and not later than 5:00 p.m. Pacific Time on the later of (i) the 90th day prior to the 2026 annual meeting of stockholders or (ii) the tenth day following the day on which public announcement of the 2026 annual meeting of stockholders is first made by Dexcom.
Universal Proxy Rules
To comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees for the 2026 annual meeting of stockholders must submit a notice to Dexcom’s Corporate Secretary at the principal executive offices of Dexcom that sets forth all information required by Rule 14a-19 under the Exchange Act no later than March 9, 2026 (or, if the 2026 annual meeting of stockholders is called for a date that is not within 30 calendar days of the anniversary of the date of the Annual Meeting, then notice must be provided by the later of 60 calendar days prior to the date of the 2026 annual meeting of stockholders or the tenth calendar day following the day on which public announcement of the date of the 2026 annual meeting of stockholders is first made).

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (such as brokers, banks or other agents) to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single copy of the Notice of Internet Availability of Proxy Materials, proxy statement, and the annual report to stockholders for the year ended December 31, 2024 (the “Annual Report”), or the Notice of Internet Availability of Proxy Materials, as applicable, addressed to those stockholders. This process, which is commonly referred to as “householding”, potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of broker, banks or other agents with account holders who are stockholders of Dexcom will be “householding” our proxy materials. A single copy of the Notice of Internet Availability of Proxy Materials, the proxy statement and Annual Report, as applicable, will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker, bank or other agent that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Upon written or oral request, we will deliver promptly a separate copy of the Notice of Internet Availability of Proxy Materials, and if applicable, the proxy statement and the Annual Report, to any stockholder at a shared address to which we delivered a single copy of any of these materials. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate copy of the proxy materials, please notify your broker, bank or other agent, and direct a written or oral request for the separate proxy materials to Equiniti Trust Company, LLC at PO Box 500 Newark, NJ 07101 or (718) 921-8200. Stockholders whose shares are held by their broker, bank or other agent as nominee and who currently receive multiple copies of the Notice of Internet Availability of Proxy Materials, the proxy statement and Annual Report at their address that would like to request “householding” of their communications should contact their broker, bank or other agent.

OTHER MATTERS

Our Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

DexCom, Inc.
6340 Sequence Drive
San Diego, California 92121
PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON THURSDAY, MAY 8, 2025 AT 2:00 PM PACIFIC TIME
INFORMATION ABOUT THE PROXY MATERIALS, VOTING AND THE ANNUAL MEETING

Why am I receiving these materials?
The Notice of Internet Availability of Proxy Materials, the Proxy Statement, the Annual Report, the accompanying proxy, and the Notice of Annual Meeting of Stockholders are being made available to you in connection with the solicitation by the Board of proxies to be voted at the Annual Meeting, which is being held virtually on Thursday, May 8, 2025 at 2:00 p.m. Pacific Time, and at any postponements or adjournments of the Annual Meeting. The Notice of Internet Availability of Proxy Materials, the Proxy Statement, the Annual Report, and the enclosed proxy card are being made available on the Internet on or about March 27, 2025. As a stockholder, you are invited to attend the Annual Meeting virtually via the Internet and are requested to vote on the items of business described in this Proxy Statement.
What is included in the proxy materials?
The proxy materials include the Notice of Internet Availability of Proxy Materials, this Proxy Statement, the Notice of Annual Meeting of Stockholders, the Annual Report, and the proxy card or a voting instruction card for the Annual Meeting.
What information is contained in this Proxy Statement?
The information in this Proxy Statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of our directors and certain other executive officers, corporate governance, and certain other required information.
Why did I receive a notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?
In accordance with rules adopted by the SEC, we may furnish proxy materials, including this Proxy Statement and our Annual Report, to our stockholders by providing access to such documents on the internet instead of mailing printed copies. Stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review all of the proxy materials on the internet, as well as how you may submit your proxy on the internet. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice of Internet Availability of Proxy Materials or your proxy card and to download printable versions of the proxy materials. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice of Internet Availability of Proxy Materials.
How do I access electronic copies of the proxy materials?
The proxy materials for the Annual Meeting are available electronically at www.proxydocs.com/DXCM. If you received a Notice of Internet Availability of Proxy Materials, the Notice of Internet Availability of Proxy Materials will provide you with instructions regarding how to access electronic copies of our proxy materials and how to vote your shares. The Notice of Internet Availability of Proxy Materials will also indicate how you can elect to receive future proxy materials electronically. We encourage stockholders to consider choosing to receive future proxy materials electronically, as it will save us the cost of printing and mailing documents to you and will reduce the impact of printing and mailing these materials on the environment.
Who can attend the meeting?
You are entitled to attend the Annual Meeting if you were a stockholder of record or a beneficial owner of our common stock as of March 13, 2025, the record date for the Annual Meeting (the “Record Date”), or you hold a valid legal proxy for the Annual Meeting provided by your broker or nominee.

How can I attend the meeting?
The Annual Meeting will only be accessible online through the Internet. We have worked to offer the same participation opportunities as if you attended the Annual Meeting in person.
To be admitted to the live webcast for the Annual Meeting you must register at www.proxydocs.com/DXCM by 5:00 p.m. Eastern Time on May 6, 2025 (the “Registration Deadline”). You will be asked to provide the control number located inside the shaded gray box on your Notice of Internet Availability of Proxy Materials or proxy card (the “Control Number”), or, if you are a beneficial owner, as provided to you by your broker or nominee on the voting instruction card. After completion of your registration by the Registration Deadline, further instructions, including a unique link to access the Annual Meeting, will be emailed to you. We recommend that you log in 15 minutes before the start of the Annual Meeting to ensure sufficient time to complete the check-in procedures. The virtual meeting platform is fully supported across browsers (Edge, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most updated version of applicable software and plugins. If you encounter any technical difficulties logging onto www.proxydocs.com/DXCM or during the meeting, there will be a 1-800 number available to call for assistance. Technical support will be available 15 minutes prior to the start time of the Annual Meeting and through the conclusion of the Annual Meeting.
We plan to announce any updates on our proxy website at www.proxydocs.com/DXCM, and we encourage you to check this website prior to the Annual Meeting if you plan to attend.
Who is eligible to vote?
Only stockholders of record of Dexcom common stock on the Record Date will be entitled to vote at the Annual Meeting. On the Record Date, there were 392,107,501 shares of common stock outstanding. A complete list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose germane to the meeting for ten calendar days prior to the Annual Meeting at our principal executive offices, located at 6340 Sequence Drive, San Diego, California, 92121 between the hours of 9:00 a.m. and 4:00 p.m. Pacific Time. If you are interested in viewing the list, please contact Investor Relations by email at investor-relations@dexcom.com.
How many votes may I cast?
On each matter to be voted upon, stockholders of record have one vote for each share of common stock owned by them as of the close of business on the Record Date. Stockholders may not cumulate votes in the election of directors.
How do I vote?
You may vote by Internet, telephone or mail at any time prior to 2:00 p.m. Pacific Time on Thursday, May 8, 2025. You may also vote your shares at the virtual Annual Meeting. We strongly recommend that you vote your shares in advance of the Annual Meeting as instructed above, even if you plan to attend the virtual meeting.

Method of Voting		Voting as a Stockholder of Record	Voting as a Beneficial Owner

Internet	Cast your vote online	Go to www.proxypush.com/DXCM. Have your Notice of Internet Availability of Proxy Materials ready and follow the simple instructions to record your vote.
Obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.

Telephone	Use any touch-tone telephone (24 hours a day, 7 days a week)	Call 1-866-286-3130. Have your Notice of Internet Availability of Proxy Materials ready and follow the simple recorded instructions.
Obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.

Mail	Vote through paper mail
If you received a proxy card in the mail, and you do not wish to vote via the internet or by telephone, mark, sign and date your Proxy Card. Fold and return your Proxy Card Form in the postage-paid envelope.
Return a properly executed and dated voting instruction card using the method(s) your bank, brokerage firm, broker-dealer or other similar organizations make available.

Voting as a Stockholder of Record - As an alternative to voting online at the Annual Meeting, stockholders of record may vote via the Internet, by telephone, or, if you requested a printed copy of the proxy materials, by mailing a completed proxy card. Instructions for voting via the Internet, telephone or by mail are set forth on the Notice of Internet Availability of Proxy Materials. If you are a stockholder who elects to vote by mail, you should sign and mail the proxy card in the addressed, postage paid envelope, and your shares will be voted at the Annual Meeting in the manner you direct.
Voting as a Beneficial Owner - If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a voting instruction card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the voting instruction card to ensure that your vote is counted. To vote online at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form. Many banks and brokerage firms have a process for their beneficial holders to provide instructions via the Internet or by telephone. If Internet or telephone voting is unavailable from your record holder, simply complete and mail the voting instruction card provided to you by your record holder to ensure that your vote is counted. If your shares are held beneficially in street name and you have not given your record holder voting instructions, your record holder will not be able to vote your shares with respect to any matter other than ratification of the selection of Dexcom’s independent registered public accounting firm. Shares held beneficially in street name may be voted by you online at the Annual Meeting only if you obtain a legal proxy from your record holder giving you the right to vote such shares online at the Annual Meeting.
What is the difference between holding shares as a stockholder of record and as a beneficial owner?
Stockholder of Record - Holders of shares of Dexcom common stock whose shares are registered in their own name with Dexcom’s transfer agent, Equiniti Trust Company, LLC, are considered stockholders of record with respect to those shares.

Beneficial Owner - Dexcom stockholders whose shares are not registered in their own name with Equiniti Trust Company, LLC, are beneficial holders of shares held in street name. Such shares may be held in an account at a bank or at a brokerage firm (your record holder). As the beneficial holder, you have the right to direct your record holder on how to vote your shares, and you will receive instructions from your record holder that must be followed in order for your record holder to vote your shares per your instructions. The proxy materials, as well as voting and revocation instructions, should have been forwarded to you by the bank, broker or other nominee that holds your shares. In order to vote your shares, you will need to follow the instructions that your bank, broker or other nominee provides you. The voting deadlines and availability of telephone and Internet voting for beneficial owners of shares held in street name will depend on the voting processes of the bank, broker or other nominee that holds your shares. Therefore, we urge you to carefully review and follow the voting instruction card and any other materials that you receive from that organization.
How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?
Brokerage firms and other intermediaries holding shares of our common stock in street name for beneficial owners are generally required to vote such shares in the manner directed by such beneficial owners. In the absence of timely directions, your broker will have discretion to vote your shares on the sole “routine” matter to be voted on at the Annual Meeting: the proposal to ratify the selection of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2025, and, as such, we do not expect any broker non-votes on such proposal. Your broker will not have discretion to vote on any other proposals, which are “non-routine” matters, absent direction from you. We refer to the absence of a vote, including on a non-routine proposal, where the broker has not received instructions as a “broker non-vote.” Broker non-votes occur when shares held by a broker for a beneficial owner are not voted because the broker did not receive voting instructions from the beneficial owner and lacked discretionary authority to vote the shares. Broker non-votes are counted for purposes of determining whether a quorum is present and have no effect on the outcome of the matters voted upon. Accordingly, we encourage you to provide voting instructions to your broker, whether or not you plan to attend the Annual Meeting.
How many votes must be present in order for business to be conducted?
In order for business to be conducted at the Annual Meeting, a quorum must be present.
A quorum will be present if the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting are present or represented by proxy at the Annual Meeting. Abstentions and broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum for the transaction of business at the Annual Meeting. A broker non-vote occurs when a bank, broker or other holder of record holding shares for a beneficial owner submits a proxy for the Annual Meeting but does not vote on a particular proposal, because that holder does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner. If the persons present or represented by proxy at the Annual Meeting constitute the holders of less than a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting, the Annual Meeting may be adjourned by the chairperson of the Annual Meeting to a subsequent date for the purpose of obtaining a quorum.
What are my voting choices for each of the proposals and what are the voting standards?
For Proposal No. 1 (Election of Directors), directors are elected by a majority of the votes cast in uncontested elections, meaning that the number of votes cast “For” a director nominee must exceed the number of votes cast “Against” that nominee. Abstentions and broker non-votes are not counted as votes “For” or “Against” a director nominee and have no effect on the outcome for the proposal for election of directors. Pursuant to our Governance Principles, the Board expects a director to tender his or her resignation if he or she fails to receive the required number of votes for re-election. If any nominee that is an incumbent director does not receive a majority of the votes cast at the Annual Meeting, the Nominating and Governance Committee will make a recommendation to the Board on whether to accept or reject the resignation on an expedited basis, and in any event within 90 days following certification of the stockholder vote. The Board will promptly act on the Nominating and Governance Committee’s recommendation and will publicly disclose its decision to accept or reject the resignation offer (and if it rejects the resignation, its rationale behind its decision).
Proposal Nos. 2 (Ratification of Independent Registered Public Accounting Firm), 3 (Advisory Vote on Executive Compensation), 4 (Approval of Amended and Restated 2015 Equity Incentive Plan), and 5 (Approval of Amended and Restated 2015 Employee Stock Purchase Plan) require the approval of the holders of a majority of the shares of common stock entitled to vote on the matter that are present or represented by proxy at the Annual Meeting and are voted for or against the proposal.

Abstentions will have no effect on the outcome of any of the proposals presented at the Annual Meeting. Broker non-votes have no effect on the determination of whether (i) a nominee has received more votes cast “For” than “Against” the nominee, or (ii) Proposal Nos. 3, 4 and 5 have received the affirmative vote of the holders of a majority of the shares of common stock that are present or represented by proxy and are voted for or against the proposal.

Proposal	Voting Options	Vote Requirement	Effect of abstentions	Effect of broker non-votes

Proposal No. 1 - Election of Directors	FOR / AGAINST / ABSTAIN (for each director nominee)	Majority of votes cast FOR or AGAINST (for each director nominee)	No effect - not counted as a vote cast	No effect - not counted as a vote cast

Proposal No. 2 - Ratification of Independent Registered Public Accounting Firm	FOR / AGAINST / ABSTAIN	Majority of shares present or represented by proxy and are voted for or against the matter	No effect - not counted as a vote cast	Not applicable

Proposal No. 3 - Advisory Vote on Executive Compensation	FOR / AGAINST / ABSTAIN	Majority of shares present or represented by proxy and are voted for or against the matter	No effect - not counted as a vote cast	No effect - not counted as a vote cast

Proposal No. 4 - Approval of Amended and Restated 2015 Equity Incentive Plan	FOR / AGAINST / ABSTAIN	Majority of shares present or represented by proxy and are voted for or against the matter	No effect - not counted as a vote cast	No effect - not counted as a vote cast

Proposal No. 5 - Approval of Amended and Restated 2015 Employee Stock Purchase Plan	FOR / AGAINST / ABSTAIN	Majority of shares present or represented by proxy and are voted for or against the matter	No effect - not counted as a vote cast	No effect - not counted as a vote cast
What if I am a stockholder of record and do not specify a choice for a matter when returning a proxy?
In the event that you return a signed proxy card on which no directions are specified, your shares will be voted in the following manner:
•FOR each of the nominees of the Board of Directors (Proposal No. 1);
•FOR the ratification of the selection of Deloitte as Dexcom’s independent registered public accounting firm for the fiscal year ending December 31, 2025 (Proposal No. 2);
•FOR the non-binding advisory resolution to approve the compensation of our Named Executive Officers (Proposal No. 3);
•FOR the approval of the Amended and Restated 2015 Equity Incentive Plan (Proposal No. 4); and
•FOR the approval of the Amended and Restated 2015 Employee Stock Purchase Plan (Proposal No. 5).
If I have voted by proxy, can I change my vote?
You may revoke or change a previously delivered proxy at any time before the Annual Meeting by delivering another proxy with a later date, by voting again via the Internet or by telephone, or by delivering written notice of revocation of your proxy to Dexcom’s Corporate Secretary at Dexcom’s principal executive offices before the beginning of the Annual Meeting. You may also revoke your proxy by attending the Annual Meeting and voting online, although attendance at the Annual Meeting will not, in and of itself, revoke a valid proxy that was previously delivered. If you hold shares through a bank or brokerage firm, you must contact that bank or brokerage firm to revoke any prior voting instructions. You also may revoke any prior voting instructions by voting online at the Annual Meeting if you obtain a legal proxy as described under “If I have voted by proxy, can I change my vote?” above.

Who will bear the cost of soliciting votes for the Annual Meeting?
Dexcom is paying the costs of the solicitation of proxies. We will also reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. In addition, our directors, officers, and other employees, without additional compensation, may solicit proxies personally or in writing, by telephone, e-mail, or otherwise. If you choose to access the proxy materials and/or vote over the Internet, you are responsible for any Internet access charges you may incur.
Where can I find the voting results of the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a current report on Form 8-K no later than four business days after the date of the Annual Meeting.
NOTE ABOUT FORWARD-LOOKING STATEMENTS
In this Proxy Statement, Dexcom has disclosed information which may be considered forward-looking within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act, and subject to the safe harbor created by the Securities Litigation Reform Act of 1995. Such statements include declarations regarding our intent, belief, or current expectations and those of our management. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks, uncertainties and other factors, some of which are beyond our control; actual results could differ materially from those indicated by such forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, but are not limited to: (i) that the information is of a preliminary nature and may be subject to further adjustment; (ii) those risks and uncertainties identified under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Quantitative and Qualitative Disclosures about Market Risk” sections of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024; and (iii) the other risks detailed from time-to-time in our reports and registration statements filed with the SEC. Except as required by law, we undertake no obligation to revise or update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
INFORMATION REFERENCED IN THIS PROXY STATEMENT
The content of the websites referred to in this Proxy Statement are not incorporated by reference into this Proxy Statement.

ANNUAL REPORTS

We filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 with the SEC on February 18, 2025. It is available free of charge at the SEC’s web site at www.sec.gov. Upon written request by a Dexcom stockholder, we will mail without charge a copy of our Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits to the Form 10-K. Exhibits to the Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit.
Requests for copies of our Annual Report to stockholders or our Annual Report on Form 10-K should be directed to Investor Relations, DexCom, Inc., 6340 Sequence Drive, San Diego, California 92121.

By Order of the Board of Directors

Kevin R. Sayer Chairperson, President and Chief Executive Officer DexCom, Inc. San Diego, California March 27, 2025

ANNEX A

RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL MEASURES
(In millions, except per share data)
(Unaudited)

Year Ended December 31,
2024
GAAP revenue	$4,033.0
Foreign currency impact	1.6
2024 Adjusted Revenue	$4,034.6

GAAP operating income	$600.0
Amortization of intangible assets (1)	35.1
Business transition and other significant items (2)	38.5
Credits related to COVID-19 (3)	(3.2)
Intellectual property litigation costs (4)	86.7
Non-GAAP operating income	$757.1

GAAP operating margin	14.9%
Amortization of intangible assets (1)	0.9%
Business transition and other significant items (2)	1.0%
Credits related to COVID-19 (3)	(0.1)%
Intellectual property litigation costs (4)	2.1%
Non-GAAP operating margin	18.8%
(1) Represents amortization of acquired intangible assets.
(2) For the twelve months ended December 31, 2024, business transition and other significant items are primarily related to a $22.7 million non-cash inventory build charge, the divestiture of our non-diabetes distribution business, workforce reduction costs, and rent for vacated office space in San Diego, California.
(3) Represents a credit received related to employment of personnel during the COVID-19 pandemic.
(4) We have excluded third-party attorney’s fees, costs, and expenses incurred by Dexcom exclusively in connection with Dexcom’s patent infringement litigation against Abbott Diabetes Care, Inc., as further described in the section titled “Legal Proceedings” in Dexcom’s Annual Report on Form 10-K for the year ended December 31, 2024.

Statement Regarding Use of Non-GAAP Financial Measures
We report non-GAAP financial measures in addition to, and not as a substitute for or as superior to, measures of financial performance prepared in accordance with Generally Accepted Accounting Principles (GAAP). We use these non-GAAP financial measures for financial and operational decision making and period-to-period comparisons. We believe that these non-GAAP financial measures provide useful information about operating results, enhance the overall understanding of our operating performance and future prospects, and allow for greater transparency with respect to key metrics used by senior management in our financial and operational decision making. Our non-GAAP financial measures exclude amounts that we do not consider part of ongoing operating results when planning and forecasting and when assessing the performance of the organization and our senior management. While we compute non-GAAP financial measures using a consistent method from quarter to quarter and year to year, we may consider whether other significant items that arise in the future should be excluded from our non-GAAP financial measures.
These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles, differ from GAAP measures with the same names, and may differ from non-GAAP financial measures with the same or similar names that are used by other companies.
We believe that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP and that these financial measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP financial measures. We encourage investors to carefully consider our results under GAAP, as well as our supplemental non-GAAP information and the reconciliations between these presentations, to more fully understand our business.
Management believes that the presentation of operating results that exclude these items provides useful supplemental information to investors and facilitates the analysis of our core operating results and comparison of operating results across reporting periods. Management believes that this supplemental non-GAAP information is therefore useful to investors in analyzing and assessing our past and future operating performance.
Annex A reconciles the following non-GAAP financial measures included in this proxy statement to the most directly comparable financial measures prepared in accordance with GAAP:
•Adjusted Revenue
•Non-GAAP operating income used to calculate non-GAAP operating margin
For a full list of non-GAAP financial measures used for financial and operational decision making, see Table E of Exhibit 99.1 included in our Current Report on Form 8-K filed with the SEC on February 13, 2025.
We exclude the following items from the non-GAAP financial measure of Adjusted Revenue:
•The effect of acquisitions/dispositions of subsidiaries or group of assets not contemplated into the budget; and
•The effect of foreign currency fluctuations relative to the budgeted rate. The budget rate is the rate determined annually.
Our policy is to exclude the following items from non-GAAP financial measures for non-GAAP operating income and non-GAAP operating margin:
•Amortization of acquired intangible assets;
•Business transition and related costs associated with acquisition and divestiture, integration and business transition activities, including severance, relocation, consulting, leasehold exit costs, third-party merger and acquisition costs, and other non-recurring significant items;
•Credits related to the employment of personnel during the COVID-19 pandemic;
•Income or loss from equity investments;
•Third-party intellectual property litigation costs in connection with Dexcom’s patent infringement litigation against Abbott Diabetes Care, Inc.;
•Litigation settlement costs;
•Gain or loss on extinguishment of debt; and
•Adjustments related to taxes for the excluded items above, as well as excess benefits or tax deficiencies from share-based compensation, and the quarterly impact of other discrete items

APPENDIX A
DEXCOM, INC.
AMENDED AND RESTATED 2015 EQUITY INCENTIVE PLAN
(Adopted by the Board on March 7, 2025)
1.PURPOSE. The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, and any Parents and Subsidiaries that exist now or in the future, by offering them an opportunity to participate in the Company’s future performance through the grant of Awards. Capitalized terms not defined elsewhere in the text are defined in Section 28.
2.SHARES SUBJECT TO THE PLAN.
2.1.Number of Shares Available. Subject to Sections 2.2, 2.5, and 21 and any other applicable provisions hereof, the total number of Shares reserved and available for grant and issuance pursuant to this Plan as of the Amendment and Restatement Effective Date is (i) 3,400,000 additional Shares plus (ii) such Shares that remain available for grant and issuance immediately prior to the Amendment and Restatement Effective Date.
2.2.Lapsed, Returned Awards. Shares subject to Awards, and Shares issued under this Plan under any Award, will again be available for grant and issuance in connection with subsequent Awards under this Plan to the extent such Shares: (a) are subject to issuance upon exercise of an Option or SAR granted under this Plan but which cease to be subject to the Option or SAR for any reason other than exercise of the Option or SAR; (b) are subject to Awards granted under this Plan that are forfeited or are repurchased by the Company at the original issue price; (c) are subject to Awards granted under this Plan that otherwise terminate without such Shares being issued; or (d) are surrendered pursuant to an Exchange Program. To the extent an Award under this Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under this Plan. Shares used to pay the exercise price of an Award, Shares withheld to satisfy the tax withholding obligations related to an Award or Shares repurchased by the Company for any reason other than Shares repurchased at their original issue price including for the payment of an Option Exercise Price, in each case, will not become available for future grant or sale under this Plan. Except as set forth above, any Awards granted, including but not limited to Awards granted as SARs, shall reduce the number of Shares granted on a one-for-one Share for Share basis and any Shares withheld shall not again be made available for Awards under the Plan. To the extent that any Award is forfeited, repurchased or terminates without Shares being issued, Shares may again be available for issuance under this Plan. For the avoidance of doubt, Shares that otherwise become available for grant and issuance because of the provisions of this Section 2.2 shall not include Shares subject to Awards that initially became available because of the substitution clause in Section 21.2 hereof.
2.3.Minimum Share Reserve. At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Awards granted under this Plan.
2.4.Limitations. No more than 14,000,000 Shares shall be issued pursuant to the exercise of ISOs.
2.5.Adjustment of Shares. If the number of outstanding Shares is changed by an extraordinary cash dividend, a stock dividend, recapitalization, spin-off, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company, without consideration, then (a) the number of Shares reserved for issuance and future grant under this Plan set forth in Sections 2.1 and 2.2, (b) the Exercise Prices of and number of Shares subject to outstanding Options and SARs, (c) the number of Shares subject to other outstanding Awards, (d) the maximum number of Shares that may be issued as ISOs set forth in Section 2.4, and (e) the maximum number of Shares that may be issued to an individual or to a new Employee in any one calendar year set forth in Section 3 or to a Non-Employee Director in Section 12 shall be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and in compliance with applicable securities laws; provided that fractions of a Share will not be issued but will either be replaced by a cash payment equal to the Fair Market Value of such fraction of a Share or will be rounded up (down in the case of ISOs) to the nearest whole Share, as determined by the Committee; and provided further that the Exercise Price of any Option may not be decreased to below the par value of the Shares.

2.6.Vesting. Awards shall not provide for any vesting prior to at least twelve (12) months from grant. Notwithstanding the foregoing, the Committee may permit (i) acceleration of vesting of Awards in the event of the Participant’s death or Disability, a Corporate Transaction, or any other circumstance, and (ii) the vesting of Awards on any basis prior to twelve (12) months from grant representing up to an aggregate of five percent (5%) of the Shares reserved and available for grant under the Plan.
3.ELIGIBILITY. ISOs may be granted only to an eligible Employee. All other Awards may be granted to an eligible Employee, Consultant, Director or Non-Employee Director; provided such Consultant, Director or Non-Employee Director renders bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. No Participant will be eligible to be granted more than 4,000,000 Shares in any calendar year under this Plan pursuant to the grant of Awards except that a new Employee (including a new Employee who is also an officer or director of the Company or any Parent, Subsidiary or Affiliate) is eligible to be granted up to a maximum of 8,000,000 Shares in the calendar year in which such Employee commences employment.
4.ADMINISTRATION.
4.1.Committee Composition; Authority. This Plan will be administered by the Committee or by the Board acting as the Committee. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan; provided that, the Board shall establish the terms for the grant of an Award to Non-Employee Directors. The Committee will have the authority to:
(a)construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;
(b)prescribe, amend and rescind rules and regulations relating to this Plan or any Award;
(c)select persons to receive Awards;
(d)determine the form and terms and conditions, not inconsistent with the terms of this Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, subject to Section 5.4, the time or times when Awards may vest and be exercised (which may be based on performance criteria) or settled, any vesting acceleration or waiver of forfeiture restrictions, the method to satisfy tax withholding obligations or any other tax liability legally due, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case, on such factors as the Committee will determine;
(e)determine the number of Shares or other consideration subject to Awards;
(f)determine the Fair Market Value and interpret the applicable provisions of this Plan and the definition of Fair Market Value in connection with circumstances that impact the Fair Market Value, if necessary;
(g)determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Parent or Subsidiary of the Company;
(h)grant waivers of Plan or Award conditions;
(i)determine the vesting, exercisability and payment of Awards;
(j)correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;
(k)determine whether an Award has been earned;
(l)determine the terms and conditions of any, and to institute any Exchange Program approved by stockholders;
(m)reduce or waive any criteria with respect to Performance Factors;

(n)adjust Performance Factors to take into account changes in law and accounting or tax rules as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships, including without limitation (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (iii) a change in accounting standards required by generally accepted accounting principles;
(o)adopt terms and conditions, rules and/or procedures (including the adoption of any subplan under this Plan and any country addenda to the Award Agreements) relating to the operation and administration of this Plan to accommodate grants to Participants residing outside of the United States and comply with the requirements of local law and procedures;
(p)impose such terms, limitations, restrictions and conditions upon any such Award as the Committee shall deem appropriate, including a prohibition on the ability to exercise any Option, SAR or other exercisable Award during a period of up to 30 days prior to the consummation of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the Shares of Common Stock or the share price of the Common Stock including any Corporate Transaction, for reasons of administrative convenience;
(q)make all other determinations necessary or advisable for the administration of this Plan; and
(r)delegate any of the foregoing to a subcommittee consisting of one or more executive officers pursuant to a specific delegation as permitted by applicable law, including Section 157(c) of the Delaware General Corporation Law.
4.2.Committee Interpretation and Discretion. Any determination made by the Committee with respect to any Award shall be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of this Plan or Award, at any later time, and such determination shall be final and binding on the Company and all persons having an interest in any Award under this Plan. Any dispute regarding the interpretation of this Plan or any Award Agreement shall be submitted by the Participant or Company to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on the Company and the Participant. The Committee may delegate to one or more executive officers the authority to review and resolve disputes with respect to Awards held by Participants who are not Insiders, and such resolution shall be final and binding on the Company and the Participant.
4.3.Section 16 of the Exchange Act. Awards granted to Participants who are subject to Section 16 of the Exchange Act must be approved by two or more “non-employee directors” (as defined in the regulations promulgated under Section 16 of the Exchange Act).
4.4.Documentation. The Award Agreement for a given Award, this Plan and any other documents may be delivered to, and accepted by, a Participant or any other person in any manner (including electronic distribution or posting) that meets applicable legal requirements.

4.5.Foreign Award Recipients. Notwithstanding any provision of this Plan to the contrary, in order to comply with the laws and practices in countries other than the United States in which the Company and its Subsidiaries and Affiliates operate or have employees or other individuals eligible for Awards, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries and Affiliates shall be covered by this Plan; (ii) determine which individuals outside the United States are eligible to participate in this Plan, which may include individuals who provide services to the Company, or its Subsidiaries or Affiliates under an agreement with a foreign nation or agency; (iii) modify the terms and conditions of any Award granted to individuals who are located outside the United States or who are foreign nationals to comply with applicable foreign laws, policies, customs and practices; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent determined necessary or advisable by the Committee and provided that no such subplans and/or modifications shall increase the Share limitations contained in Section 2.1 hereof; and (v) take any action, before or after an Award is made, that the Committee determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Award shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code or any other applicable United States governing statute or law.
5.OPTIONS. An Option is the right but not the obligation to purchase a Share, subject to certain conditions, if applicable, granted to an eligible Employee, Consultant or Director. All Options shall be granted pursuant to an Award Agreement.
5.1.Terms of Options. Each Option granted under this Plan will be identified as an Incentive Stock Options within the meaning of the Code (“ISO”) or a Nonqualified Stock Option (“NSO”). Applicable conditions may be based on completion of a specified number of years of Service with the Company or upon satisfaction of performance goals based on Performance Factors during a Performance Period as set out in advance in the Award Agreement. Prior to the grant of an Option that is being earned upon satisfaction of performance goals based on Performance Factors, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Option; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares that may be earned by the Participant. Performance Periods may overlap, and a Participant may participate simultaneously with respect to Options that are subject to different Performance Periods and having performance goals based on different Performance Factors and other criteria.
5.2.Date of Grant. An Option’s date of grant will be that date on which the Committee makes the determination to grant such Option, or any such future date specified by the Committee. The Award Agreement will be delivered to the Participant within a reasonable time after the date of grant.
5.3.Exercise Period. Subject to Section 2.6, Options will vest and be exercisable within the times or upon the conditions as set forth in the Award Agreement; provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date of grant; and provided further, that no ISO granted to a person who, at the time the ISO is granted, directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary of the Company (“Ten Percent Stockholder”) will be exercisable after the expiration of five (5) years from the date the ISO is granted. The Committee also may provide for Options to vest and be exercisable at one time or from time to time, periodically or otherwise (including, without limitation, upon the attainment during a Performance Period of performance goals based on Performance Factors), in such number of Shares or percentage of Shares as the Committee determines.
5.4.Exercise Price. The Exercise Price of an Option will be determined by the Committee when the Option is granted; provided that: (i) the Exercise Price of an Option will be not less than one hundred percent (100%) of the Fair Market Value of the Shares on the date of grant and (ii) the Exercise Price of any ISO granted to a Ten Percent Stockholder will be not less than one hundred ten percent (110%) of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased must be made in accordance with Section 11 of this Plan, the Award Agreement and any procedures established by the Company.

5.5.Method of Exercise. Any Option granted hereunder will vest and be exercisable at such times and under such conditions as determined by the Committee and set forth in the Award Agreement, subject to the terms and conditions of this Plan. An Option may not be exercised for a fraction of a Share. An Option will be deemed exercised when the Company receives: (i) notice of exercise (in such form as the Committee may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised plus payment or provision for applicable withholding taxes. Shares issued upon exercise of an Option will be issued in the name of the Participant. Notwithstanding the exercise of the Option, until such time as the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 2.5 of this Plan. Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of this Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.
(a)Termination of Service. Except as otherwise set forth in the Award Agreement, if the Participant’s Service terminates for any reason except a termination by the Company for Cause or because of the Participant’s death or Disability, then the Participant may exercise such Participant’s Options only to the extent that such Options would have been exercisable by the Participant on the date Participant’s Service terminates, no later than three (3) months after the date Participant’s Service terminates (or such shorter or longer time period as may be determined by the Committee, with any exercise beyond three (3) months after the date Participant’s Service terminates deemed to be the exercise of an NSO), but in any event no later than the expiration date of the Options.
(b)Death. Except as otherwise set forth in the Award Agreement, if the Participant’s Service terminates because of the Participant’s death (or the Participant dies within three (3) months after Participant’s Service terminates for any reason except a termination by the Company for Cause or because of the Participant’s Disability), then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the date Participant’s Service terminates and must be exercised by the Participant’s legal representative, or authorized assignee, no later than twelve (12) months after the date Participant’s Service terminates (or such shorter or longer time period as may be determined by the Committee), but in any event no later than the expiration date of the Options.
(c)Disability. Except as otherwise set forth in the Award Agreement, if the Participant’s Service terminates because of the Participant’s Disability, then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the date Participant’s Service terminates and must be exercised by the Participant (or the Participant’s legal representative or authorized assignee) no later than twelve (12) months after the date Participant’s Service terminates (with any exercise beyond (a) three (3) months after the date Participant’s employment terminates when the termination of Service is for a Disability that is not a “permanent and total disability” as defined in Section 22(e)(3) of the Code, or (b) twelve (12) months after the date Participant’s employment terminates when the termination of Service is for a Disability that is a “permanent and total disability” as defined in Section 22(e)(3) of the Code, deemed to be exercise of an NSO), but in any event no later than the expiration date of the Options.
(d)Cause. If the Participant is terminated by the Company for Cause, then Participant’s Options shall expire on the date Service terminates, or at such later time and on such conditions as are determined by the Committee, but in any event no later than the expiration date of the Options. Unless otherwise provided in the Award Agreement, Cause shall have the meaning set forth in this Plan.
5.6.Limitations on Exercise. The Committee may specify a minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent a Participant from exercising the Option for the full number of Shares for which it is then exercisable.

5.7.Limitations on ISOs. With respect to Awards granted as ISOs, to the extent that the aggregate Fair Market Value of the Shares with respect to which such ISOs are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as NSOs. For purposes of this Section 5.7, ISOs will be so evaluated in the order in which they were granted, beginning with the grant first in time. The Fair Market Value of the Shares will be determined as of the Option’s date of grant. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.
5.8.Modification, Extension or Renewal. Subject to the limitations on repricing contained in Section 18, the Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, materially impair any of such Participant’s rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code.
5.9.Notice of Disqualifying Dispositions of Shares Acquired on Exercise of an ISO. If a Participant sells or otherwise disposes of any Shares acquired pursuant to the exercise of an ISO on or before the later of (a) the date two years after the Date of Grant, and (b) the date one year after the exercise of the ISO (in either case, a “Disqualifying Disposition”), the Company may require the Participant to immediately notify the Company in writing of such Disqualifying Disposition.
5.10.No Disqualification. Notwithstanding any other provision in this Plan, no term of this Plan relating to ISOs will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.
5.11.Termination of Service. Except as otherwise set forth in the Award Agreement or as otherwise determined by the Committee, vesting ceases on the date Participant’s Service terminates.
6.RESTRICTED STOCK AWARDS. A Restricted Stock Award is an offer by the Company to sell Shares subject to restrictions (“Restricted Stock”) to an eligible Employee, Consultant, or Director. The Committee will determine to whom an offer will be made, the number of Shares the Participant may purchase, the Purchase Price, the restrictions applicable to the Shares and all other terms and conditions of the Restricted Stock Award, subject to this Plan.
6.1.Restricted Stock Purchase Agreement. All purchases under a Restricted Stock Award will be evidenced by an Award Agreement. Except as may otherwise be provided in an Award Agreement, a Participant accepts a Restricted Stock Award by signing and delivering to the Company an Award Agreement with full payment of the Purchase Price plus payment or provision for applicable withholding taxes, within thirty (30) days from the date the Award Agreement was delivered to the Participant. If the Participant does not accept such Award within thirty (30) days, then such Restricted Stock Award will terminate, unless the Committee determines otherwise.
6.2.Purchase Price. The Purchase Price for a Restricted Stock Award will be determined by the Committee and may be less than Fair Market Value but not less than the par value of the Shares on the date the Restricted Stock Award is granted. Payment of the Purchase Price must be made in accordance with Section 11 of this Plan, and the Award Agreement and in accordance with any procedures established by the Company.
6.3.Terms of Restricted Stock Awards. Subject to Section 2.6, Restricted Stock Awards will be subject to such restrictions as the Committee may impose or are required by law. Applicable restrictions may be based on completion of a specified number of years of Service with the Company or upon satisfaction of performance goals based on Performance Factors during a Performance Period as set out in advance in the Award Agreement. Prior to the grant of a Restricted Stock Award that is being earned upon satisfaction of performance goals based on Performance Factors, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Restricted Stock Award; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares that may be earned by the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having performance goals based on different Performance Factors and other criteria. For avoidance of doubt, a Performance Period should be at least one year.

6.4.Termination of Service. Except as otherwise set forth in the Award Agreement or as otherwise determined by the Committee, vesting ceases on the date Participant’s Service terminates.
7.STOCK BONUS AWARDS. A Stock Bonus Award is an award of Shares made to an eligible Employee, Consultant, or Director in consideration for Services to be rendered or for past Services already rendered to the Company or any Parent or Subsidiary, as permitted by law. All Stock Bonus Awards shall be made pursuant to an Award Agreement. No payment from the Participant will be required for Shares awarded pursuant to a Stock Bonus Award.
7.1.Terms of Stock Bonus Awards. Subject to Section 2.6, the Committee will determine to whom a Stock Bonus Award will be made, the number of Shares under the Stock Bonus Award, the restrictions, if any, applicable to such Shares and all other terms and conditions of the Stock Bonus Award, subject to this Plan. Applicable restrictions may be based upon completion of a specified number of years of Service with the Company or upon satisfaction of performance goals based on Performance Factors during a Performance Period as set out in advance in the Award Agreement. Prior to the grant of any Stock Bonus Award that is being earned upon satisfaction of performance goals, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Stock Bonus Award; (b) select from among the Performance Factors to be used to measure performance goals; and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap, and a Participant may participate simultaneously with respect to Stock Bonus Awards that are subject to different Performance Periods and performance goals based on different Performance Factors and other criteria.
7.2.Form of Payment to Participant. As determined in the sole discretion of the Committee, a Stock Bonus Award may be paid in the form of cash, whole Shares, or a combination thereof, based on the Fair Market Value (as of the date of payment) of the Shares earned under such Stock Bonus Award.
7.3.Termination of Service. Except as otherwise set forth in the Award Agreement or as otherwise determined by the Committee, vesting ceases on the date Participant’s Service terminates.
8.STOCK APPRECIATION RIGHTS. A Stock Appreciation Right (“SAR”) is an award to an eligible Employee, Consultant, or Director that may be settled in cash, or Shares (which may consist of Restricted Stock), having a value equal to (a) the difference between the Fair Market Value on the date of exercise over the Exercise Price multiplied by (b) the number of Shares with respect to which the SAR is being settled (subject to any maximum number of Shares that may be issuable as specified in an Award Agreement). All SARs shall be made pursuant to an Award Agreement.
8.1.Terms of SARs. The Committee will determine the terms of each SAR including, without limitation: (a) the number of Shares subject to the SAR; (b) the Exercise Price and the time or times during which the SAR may be settled; (c) the consideration to be distributed on settlement of the SAR; and (d) the effect of the Participant’s termination of Service on each SAR. The Exercise Price of the SAR will be determined by the Committee when the SAR is granted, and may be not less than Fair Market Value or the par value of the Shares. A SAR may be awarded upon satisfaction of Performance Factors, if any, during any Performance Period as are set out in advance in the Award Agreement. Prior to the grant of any SAR that is being earned upon satisfaction of performance goals, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for each SAR; and (y) select from among the Performance Factors to be used to measure the performance, if any. Performance Periods may overlap and Participants may participate simultaneously with respect to SARs that are subject to different Performance Periods and performance goals based on different Performance Factors and other criteria.
8.2.Exercise Period and Expiration Date. Subject to Section 2.6, a SAR will be exercisable within the times or upon the occurrence of events determined by the Committee and set forth in the Award Agreement. The SAR Agreement shall set forth the expiration date; provided that no SAR will be exercisable after the expiration of ten (10) years from the date the SAR is granted. The Committee may also provide for SARs to become exercisable at one time or from time to time, periodically or otherwise (including, without limitation, upon the attainment during a Performance Period of performance goals based on Performance Factors), in such number of Shares or percentage of the Shares subject to the SAR as the Committee determines. Notwithstanding the foregoing, the rules of Section 5.6 also will apply to SARs.

8.3.Form of Settlement. Upon exercise of a SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying (i) the difference between the Fair Market Value of a Share on the date of exercise over the Exercise Price; times (ii) the number of Shares with respect to which the SAR is exercised (subject to any maximum number of Shares that may be issuable as specified in an Award Agreement). At the discretion of the Committee, the payment from the Company for the SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof. The portion of a SAR being settled may be paid currently or on a deferred basis with such interest, if any, as the Committee determines, provided that the terms of the SAR and any deferral satisfy the requirements of Section 409A of the Code.
8.4.Termination of Service. Except as otherwise set forth in the Award Agreement or as otherwise determined by the Committee, vesting ceases on the date Participant’s Service terminates.
9.RESTRICTED STOCK UNITS. A Restricted Stock Unit (“RSU”) is an award to an eligible Employee, Consultant, or Director covering a number of Shares that may be settled in cash, or by issuance of those Shares (which may consist of Restricted Stock). All RSUs shall be made pursuant to an Award Agreement.
9.1.Terms of RSUs. Subject to Section 2.6, the Committee will determine the terms of an RSU including, without limitation: (a) the number of Shares subject to the RSU; (b) the time or times during which the RSU may be settled; (c) the consideration to be distributed on settlement; and (d) the effect of the Participant’s termination of Service on each RSU. An RSU may be awarded upon satisfaction of such performance goals based on Performance Factors during any Performance Period as are set out in advance in the Award Agreement. Prior to the grant of any RSU that is being earned upon satisfaction of performance goals, the Committee will: (x) determine the nature, length and starting date of any Performance Period for the RSU; (y) select from among the Performance Factors to be used to measure the performance, if any; and (z) determine the number of Shares deemed subject to the RSU. Performance Periods may overlap and Participants may participate simultaneously with respect to RSUs that are subject to different Performance Periods and performance goals based on different Performance Factors and other criteria.
9.2.Form and Timing of Settlement. Payment of earned RSUs shall be made as soon as practicable after the date(s) determined by the Committee and set forth in the Award Agreement. The Committee, in its sole discretion, may settle earned RSUs in cash, Shares, or a combination of both. The Committee may also permit a Participant to defer payment under a RSU to a date or dates after the RSU is earned provided that the terms of the RSU and any deferral satisfy the requirements of Section 409A of the Code.
9.3.Termination of Service. Except as otherwise set forth in the Award Agreement or as otherwise determined by the Committee, vesting ceases on the date Participant’s Service terminates.
10.PERFORMANCE AWARDS. A Performance Award is an award to an eligible Employee or Consultant, of Performance Shares or a cash bonus denominated in Shares that may be settled in cash, or by issuance of those Shares (which may consist of Restricted Stock). Grants of Performance Awards shall be made pursuant to an Award Agreement.
10.1.Terms of Performance Awards. Subject to Section 2.6, the Committee will determine the terms of a Performance Award including, without limitation: (a) the number of Shares or amount of cash subject to the Performance Award; (b) the time or times during which the Performance Award may be settled; and (c) the consideration to be distributed on settlement, and the effect of the Participant’s termination of Service on each Performance Award. A Performance Award may be awarded upon satisfaction of performance goals based on Performance Factors during any Performance Period as set out in advance in the Award Agreement. Prior to the grant of any Performance Award that is being earned upon satisfaction of performance goals, the Committee will: (x) determine the nature, length and starting date of any Performance Period for the Performance Award; (y) select from among the Performance Factors to be used to measure such performance goals, if any; and (z) determine the number of Shares deemed subject to the Performance Award. Performance Periods may overlap and Participants may participate simultaneously with respect to Performance Awards that are subject to different Performance Periods and performance goals based on different Performance Factors and other criteria. For avoidance of doubt, a Performance Period shall be at least 12 months.
10.2.Termination of Service. Except as otherwise set forth in the Award Agreement or as otherwise determined by the Committee, vesting ceases on the date Participant’s Service terminates.

11.PAYMENT FOR SHARE PURCHASES. Payment from a Participant for Shares purchased pursuant to this Plan may be made in cash or by check or, where approved for the Participant by the Committee and where permitted by law (and to the extent not otherwise set forth or prohibited in the applicable Award Agreement):
(a)by surrender of Shares held by the Participant that have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Shares as to which said Award will be exercised or settled;
(b)by consideration received by the Company pursuant to a broker-assisted or other form of cashless or net exercise program implemented by the Company in connection with this Plan or an individual Award;
(c)by any combination of the foregoing; or
(d)by any other method of payment as is permitted by applicable law.
Unless determined otherwise by the Committee, all payments under any of the methods indicated above shall be made in United States dollars.
12.GRANTS TO NON-EMPLOYEE DIRECTORS. Non-Employee Directors are eligible to receive any type of Award offered under this Plan except ISOs or Performance Awards. Awards pursuant to this Section 12 may be automatically made pursuant to policy adopted by the Board, or made from time to time as determined in the discretion of the Board. The maximum number of Shares of Common Stock subject to Awards granted during any one calendar year to any Non-Employee Director, taken together with any cash fees paid by the Company to such Non-Employee Director during such calendar year, will not exceed one million five-hundred thousand dollars ($1,500,000) in total value, (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes).
12.1.Eligibility. Awards pursuant to this Section 12 shall be granted only to Non-Employee Directors. A Non-Employee Director who is elected or re-elected as a member of the Board will be eligible to receive an Award under this Section 12.
12.2.Vesting, Exercisability and Settlement. Except as set forth in Section 2.6 and 21, Awards shall vest, be exercisable and be settled as determined by the Board. With respect to Options and SARs, the Exercise Price granted to Non-Employee Directors shall be not less than the Fair Market Value of the Shares at the time that such Option or SAR is granted.
12.3.Election to receive Awards in Lieu of Cash. To the extent approved by the Board, a Non-Employee Director may elect to receive his or her annual retainer payments and/or meeting fees from the Company in the form of cash or Awards or in a combination thereof, as determined by the Board. Such Awards shall be issued under this Plan. An election under this Section 12.3 shall be filed with the Company on the form prescribed by the Company.
13.WITHHOLDING TAXES.
13.1.Withholding Generally. Prior to any relevant taxable or tax withholding event, as applicable, in connection with Awards granted under this Plan, the Company may require the Participant to make adequate arrangements satisfactory to the Company or, if different, the Participant’s employer or the Parent, Subsidiary or Affiliate to which the Participant provides Service, to satisfy all Tax-Related Items prior to the delivery of Shares pursuant to exercise or settlement of any Award. Whenever payments in satisfaction of Awards granted under this Plan are to be made in cash, such payment will be net of an amount sufficient to satisfy all applicable Tax-Related Items or any other tax liability legally applicable to the Participant.
13.2.Withholding Methods. Except as otherwise set forth in the Award Agreement, the Committee, or its delegate(s), as permitted by applicable law, in its sole discretion and pursuant to such procedures as it may specify from time to time and to limitations of local law, may require or permit a Participant to satisfy such tax withholding obligation or any other tax liability legally due from the Participant, in whole or in part by (without limitation) (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable cash or a number Shares, (iii) delivering to the Company a number of Shares or (iv) withholding from the proceeds of the sale of otherwise deliverable Shares acquired pursuant to an Award either through a voluntary sale or through a mandatory sale arranged by the Company.

14.TRANSFERABILITY.
14.1.Transfer Generally. Unless determined otherwise by the Committee or pursuant to Section 14.2 and otherwise consistent with the requirements to permit resales under the Form S-8, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution. If the Committee makes an Award transferable, including, without limitation, by instrument to an inter vivos or testamentary trust in which the Awards are to be passed to beneficiaries upon the death of the trustor (settlor) or by gift or by domestic relations order to a Permitted Transferee, such Award will contain such additional terms and conditions as the Committee deems appropriate. All Awards shall be exercisable: (i) during the Participant’s lifetime only by (A) the Participant, or (B) the Participant’s guardian or legal representative; (ii) after the Participant’s death, by the legal representative of the Participant’s heirs or legatees; and (iii) in the case of all Awards except ISOs, by a Permitted Transferee.
14.2.Beneficiaries. Unless otherwise determined by the Committee, each Participant under this Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Plan is to be paid in case of such Participant’s death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by such Participant in writing with the Company during such Participant’s lifetime. In the absence of any such beneficiary designation, benefits remaining unpaid or rights remaining unexercised at such Participant’s death shall be paid to or exercised by such Participant’s executor, administrator, or legal representative.
15.PRIVILEGES OF STOCK OWNERSHIP; RESTRICTIONS ON SHARES.
15.1.Voting and Dividends. No Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are Restricted Stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock; provided, further, that the Participant will have no right to such stock dividends or stock distributions with respect to Unvested Shares, and any such dividends or stock distributions shall be accrued and paid only at such time if any, as such Unvested Shares become vested Shares.
16.CERTIFICATES/ELECTRONIC DELIVERY. All Shares or other securities delivered under this Plan, whether or not certificated and including Shares or other securities delivered electronically, will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable U.S. federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted and any non-U.S. exchange controls or securities law restrictions to which the Shares are subject.
17.ESCROW; PLEDGE OF SHARES. To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of the Participant’s obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant’s Shares or other collateral. In connection with any pledge of the Shares, the Participant will be required to execute and deliver a written pledge agreement in such form as the Committee will from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.

18.EXCHANGE AND BUYOUT OF AWARDS. An Exchange Program, including but not limited to any repricing of Options or SARs and cancellation of regrant of Awards, is not permitted without prior stockholder approval.
19.SECURITIES LAW AND OTHER REGULATORY COMPLIANCE. An Award will not be effective unless such Award is in compliance with all applicable U.S. and foreign federal and state securities and exchange control laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any foreign or state securities laws, exchange control laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.
20.NO OBLIGATION TO EMPLOY. Nothing in this Plan or any Award granted under this Plan will (a) form or amend a Service agreement, (b) confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent, Subsidiary or Affiliate or (c) limit in any way the right of the Company or any Parent, Subsidiary or Affiliate to terminate Participant’s employment or other relationship at any time (subject to compliance with applicable law).
21.CORPORATE TRANSACTIONS.
21.1.Assumption or Replacement of Awards by Successor. In the event that the Company is subject to a Corporate Transaction, outstanding Awards acquired under this Plan shall be subject to the documentation evidencing the Corporate Transaction, which need not treat all outstanding Awards in an identical manner. Such agreement, without the Participant’s consent, shall provide for one or more of the following with respect to all outstanding Awards as of the effective date of such Corporate Transaction.
(a)The continuation of an outstanding Award by the Company (if the Company is the successor entity).
(b)The assumption of an outstanding Award by the successor or acquiring entity (if any) of such Corporate Transaction (or by its parents, if any), which assumption, will be binding on all selected Participants; provided that the Exercise Price and the number and nature of Shares issuable upon exercise of any such Option or SAR, or any Award that is subject to Section 409A of the Code, will be adjusted appropriately pursuant to Section 424(a) of the Code.
(c)The substitution by the successor or acquiring entity in such Corporate Transaction (or by its parents, if any) of an equivalent award with substantially the same terms for such outstanding Award (except that the Exercise Price and the number and nature of Shares issuable upon exercise of any such Option or SAR, or any Award that is subject to Section 409A of the Code, will be adjusted appropriately pursuant to Section 424(a) of the Code).

(d)A payment to the Participant equal to the excess of (i) the Fair Market Value of the Shares subject to the Award as of the effective date of such Corporate Transaction over (ii) the Exercise Price or Purchase Price of Shares, as the case may be, subject to the Award in connection with the cancellation of the Award. Such payment will be made in the form of cash, cash equivalents, or securities of the surviving corporation or its Parent with a Fair Market Value equal to the required amount. The successor corporation may provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Awards). Subject to Section 409A of the Code, such payment may be made in installments, may be deferred until the date or dates when the Award would have become exercisable or such Shares would have vested, and such payment may be subject to vesting based on the Participant’s continuing employment or Service, provided that such payment initially will be calculated without regard to whether or not the Award is then exercisable or such Shares are then vested. In addition, any escrow, holdback, earnout or similar provisions in the agreement for such Corporate Transaction may apply to such payment to the same extent and in the same manner as such provisions apply to the holders of Shares. If the Exercise Price of the Shares subject to an Option exceeds the Fair Market Value of such Shares, then the Option may be cancelled without making a payment to the Participant. For purposes of this subsection, the Fair Market Value of any security will be determined without regard to any vesting conditions that may apply to such security.
The Board shall have full power and authority to assign the Company’s right to repurchase or re-acquire or forfeiture rights to such successor or acquiring corporation. Notwithstanding the foregoing, solely upon a Corporate Transaction in which the successor or acquiring corporation refuses to assume, convert, replace or substitute Awards, as provided above, pursuant to a Corporate Transaction notwithstanding any other provision in this Plan to the contrary, and unless otherwise determined by the Committee, all Awards granted under this Plan shall accelerate in full as of the time of consummation of the Corporate Transaction. In such event, the Committee will notify the Participant in writing or electronically that such Award will be exercisable for a period of time determined by the Committee in its sole discretion, and such Award will terminate upon the expiration of such period. Awards need not be treated similarly in a Corporate Transaction.
21.2.Assumption of Awards by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an Award under this Plan in substitution of such other company’s award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the Purchase Price or the Exercise Price, as the case may be, and the number and nature of Shares issuable upon exercise or settlement of any such Award will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Option in substitution rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price. Substitute Awards shall not reduce the number of Shares authorized for grant under this Plan or authorized for grant to a Participant in a calendar year.
21.3.Non-Employee Directors’ Awards. Notwithstanding any provision to the contrary herein, in the event of a Corporate Transaction, the vesting of all Awards granted to Non-Employee Directors and outstanding at such time shall accelerate and such Awards shall become exercisable (as applicable) in full prior to the consummation of such event at such times and on such conditions as the Committee determines.
21.4.Release of Claims. In connection with a Corporate Transaction, the Committee may require that the Award holder provide a release of claims as a condition of receipt of any cash-out payment or other transaction consideration, or any continued, assumed or substituted Award.
22.ADOPTION AND STOCKHOLDER APPROVAL. This Plan shall be submitted for the approval of the Company’s stockholders, consistent with applicable laws, within twelve (12) months before or after the date this Plan, as amended and restated, is adopted by the Board.

23.TERM OF PLAN/GOVERNING LAW. Unless earlier terminated as provided herein, this Plan will become effective on the Amendment and Restatement Effective Date and will terminate ten (10) years from the date this Plan is adopted by the Board. After this Plan is terminated or expires, no Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and this Plan’s terms and conditions. This Plan and all Awards granted hereunder shall be governed by and construed in accordance with the laws of the State of Delaware (excluding its conflict of laws rules).
24.AMENDMENT OR TERMINATION OF PLAN. The Board may at any time terminate or amend this Plan in any respect, including, without limitation, amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan; provided, however, that the Board will not, without the approval of the stockholders of the Company, amend this Plan in any manner that requires such stockholder approval; provided further, that a Participant’s Award shall be governed by the version of this Plan then in effect at the time such Award was granted.
25.NONEXCLUSIVITY OF THE PLAN; UNFUNDED PLAN. Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock awards and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.
26.INSIDER TRADING POLICY. Each Participant who receives an Award shall comply with any policy adopted by the Company from time to time covering transactions in the Company’s securities by Employees, officers and/or Directors of the Company.
27.ALL AWARDS SUBJECT TO COMPANY CLAWBACK OR RECOUPMENT POLICY. All Awards held by an executive officer shall be subject to clawback, recoupment or forfeiture (i) to the extent that such executive officer is determined to have engaged in fraud or intentional illegal conduct materially contributing to a financial restatement, as determined by the Board in its sole discretion, (ii) as provided under any clawback, recoupment or forfeiture policy adopted by the Board or (iii) required by law. Such clawback, recoupment or forfeiture policy, in addition to any other remedies available under applicable law, may require the cancellation of outstanding Awards and the recoupment of any gains realized with respect to Awards.
28.DEFINITIONS. As used in this Plan, and except as elsewhere defined herein, the following terms will have the following meanings:
28.1.“Affiliate” means (i) any entity that, directly or indirectly, is controlled by, controls or is under common control with, the Company and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee, whether now or hereafter existing.
28.2.“Amendment and Restatement Effective Date” means the date the Plan, as amended and restated, is approved by the stockholders of the Company at the Company’s 2025 annual stockholders meeting.
28.3.“Award” means any award under this Plan, including any Option, Restricted Stock, Stock Bonus, Stock Appreciation Right, Restricted Stock Unit or award of Performance Shares.
28.4.“Award Agreement” means, with respect to each Award, the written or electronic agreement between the Company and the Participant setting forth the terms and conditions of the Award and country-specific appendix thereto for grants to non-U.S. Participants, which shall be in substantially a form (which need not be the same for each Participant) that the Committee (or in the case of Award agreements that are not used for Insiders, the Committee’s delegate(s)) has from time to time approved, and will comply with and be subject to the terms and conditions of this Plan.
28.5.“Board” means the Board of Directors of the Company.
28.6.“Cause” means (except as otherwise set forth in an Award Agreement) termination of the Participant’s Service on the basis of the Participant’s conviction (or a plea of nolo contendere) of fraud, misappropriation, embezzlement or any other act or acts of dishonesty constituting a felony and resulting or intended to result directly or indirectly in a substantial gain or personal enrichment to the Participant at the expense of the Company or any Subsidiary.

28.7.“Code” means the United States Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.
28.8.“Committee” means the Compensation Committee of the Board or those person(s) to whom administration of this Plan, or part of this Plan, has been delegated as permitted by law (which may include a committee of one member of the Board).
28.9.“Common Stock” means the common stock of the Company.
28.10.“Company” means Dexcom, Inc., or any successor corporation.
28.11.“Consultant” means any person, including an advisor or independent contractor, engaged by the Company or a Parent, Subsidiary or Affiliate to render services to such entity.
28.12.“Corporate Transaction” means the occurrence of any of the following events: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power represented by the Company’s then-outstanding voting securities; provided, however, that for purposes of this subclause (i) the acquisition of additional securities by any one Person who is considered to own more than fifty percent (50%) of the total voting power of the securities of the Company will not be considered a Corporate Transaction; (ii) the consummation of the sale, transfer or disposition by the Company of all or substantially all of the Company’s assets; (iii) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation; (iv) any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Code wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding Shares of the Company) or (v) a change in the effective control of the Company that occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by members of the Board whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purpose of this subclause (v), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Corporate Transaction. For purposes of this definition, Persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company. Notwithstanding the foregoing, to the extent that any amount constituting deferred compensation (as defined in Section 409A of the Code) would become payable under this Plan by reason of a Corporate Transaction, such amount shall become payable only if the event constituting a Corporate Transaction would also qualify as a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company, each as defined within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and IRS guidance that has been promulgated or may be promulgated thereunder from time to time.
Notwithstanding the foregoing, a Corporate Transaction shall not be deemed to result from any transaction precipitated by the Company’s insolvency, appointment of a conservator, or determination by a regulatory agency that the Company is insolvent, nor from any transaction the sole purpose of which is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.
28.13.“Director” means a member of the Board.
28.14.“Disability” means in the case of ISOs, total and permanent disability as defined in Section 22(e)(3) of the Code and in the case of other Awards, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.
28.15.“Effective Date” means the date the Plan was originally approved by the stockholders of the Company, which is the date of the annual meeting of stockholders of the Company held in 2015.

28.16.“Employee” means any person, including officers and Directors, providing services as an employee to the Company or any Parent, Subsidiary or Affiliate. Neither service as a Director nor payment of a Director’s fee by the Company will be sufficient to constitute “employment” by the Company.
28.17.“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.
28.18.“Exchange Program” means a program pursuant to which (i) outstanding Awards are surrendered, cancelled or exchanged for cash, the same type of Award or a different Award (or combination thereof) or (ii) the Exercise Price of an outstanding Award is increased or reduced.
28.19.“Exercise Price” means, with respect to an Option, the price at which a holder may purchase the Shares issuable upon exercise of an Option and with respect to a SAR, the price at which the SAR is granted to the holder thereof.
28.20.“Fair Market Value” means, as of any date, the value of a Share determined as follows:
(a)if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal or such other source as the Committee deems reliable;
(b)if such Common Stock is publicly traded but is neither listed nor admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal or such other source as the Committee deems reliable; or
(c)if none of the foregoing is applicable, by the Board or the Committee in good faith.
28.21.“Insider” means an officer or director of the Company or any other person whose transactions in the Company’s Common Stock are subject to Section 16 of the Exchange Act.
28.22.“IRS” means the United States Internal Revenue Service.
28.23.“Non-Employee Director” means a Director who is not an Employee of the Company or any Parent or Subsidiary.
28.24.“Option” means an award of an option to purchase Shares pursuant to Section 5.
28.25.“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
28.26.“Participant” means a person who holds an Award under this Plan.
28.27.“Performance Award” means cash or stock granted pursuant to Section 10 or Section 12 of this Plan.
28.28.“Performance Factors” means any of the metrics or factors selected by the Committee and specified in an Award Agreement, from among the following objective measures, either individually, alternatively or in any combination, applied to the Company as a whole or any business unit or Subsidiary, either individually, alternatively, or in any combination, on a GAAP or non-GAAP basis, and measured, to the extent applicable on an absolute basis or relative to a pre-established target, to determine whether the performance goals established by the Committee with respect to applicable Awards have been satisfied.
(a)Profit Before Tax;
(b)Billings;
(c)Revenue;

(d)Net revenue;
(e)Earnings (which may include earnings before interest and taxes, earnings before taxes, and net earnings, or as otherwise adjusted);
(f)Operating income;
(g)Operating margin;
(h)Operating profit;
(i)Controllable operating profit, or net operating profit;
(j)Net Profit;
(k)Gross margin;
(l)Operating expenses or operating expenses as a percentage of revenue;
(m)Net income;
(n)Earnings per share;
(o)Total stockholder return;
(p)Market share;
(q)Return on assets or net assets;
(r)The Company’s stock price;
(s)Growth in stockholder value relative to a pre-determined index;
(t)Return on equity;
(u)Return on invested capital;
(v)Cash Flow (including free cash flow or operating cash flows);
(w)Cash conversion cycle;
(x)Economic value added;
(y)Individual confidential business objectives;
(z)Contract awards or backlog;
(aa)Overhead or other expense reduction;
(bb)Credit rating;
(cc)Strategic plan development and implementation;
(dd)Succession plan development and implementation;
(ee)Improvement in workforce diversity;
(ff)Customer indicators;

(gg)New product invention or innovation;
(hh)Attainment of research and development milestones;
(ii)Improvements in productivity;
(jj)Bookings;
(kk)Attainment of objective operating goals and employee metrics; and
(ll)Any other metric that is capable of measurement as determined by the Committee.
28.29.“Performance Period” means the period of Service determined by the Committee during which years of Service or performance is to be measured for the Award.
28.30.“Performance Share” means an Award granted pursuant to Section 10 or Section 12 of this Plan.
28.31.“Permitted Transferee” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships) of the Employee, any person sharing the Employee’s household (other than a tenant or employee), a trust in which these persons (or the Employee) have more than 50% of the beneficial interest, a foundation in which these persons (or the Employee) control the management of assets, and any other entity in which these persons (or the Employee) own more than 50% of the voting interests.
28.32.“Person” shall have the meaning as such term is used in Sections 13(d) and 14(d) of the Exchange Act.
28.33.“Plan” means this DexCom, Inc. 2015 Equity Incentive Plan, as amended.
28.34.“Purchase Price” means the price to be paid for Shares acquired under this Plan, other than Shares acquired upon exercise of an Option or SAR.
28.35.“Restricted Stock Award” means an award of Shares pursuant to Section 6 or Section 12 of this Plan, or issued pursuant to the early exercise of an Option.
28.36.“Restricted Stock Unit” means an Award granted pursuant to Section 9 or Section 12 of this Plan.
28.37.“SEC” means the United States Securities and Exchange Commission.
28.38.“Securities Act” means the United States Securities Act of 1933, as amended.

28.39.“Service” shall mean service as an Employee, Consultant, Director or Non-Employee Director, to the Company or a Parent, Subsidiary or Affiliate of the Company, subject to such further limitations as may be set forth in this Plan or the applicable Award Agreement. An Employee will not be deemed to have ceased to provide Service in the case of (i) medical leave, (ii) military leave, or (iii) any other leave of absence approved by the Company. In the case of any Employee on an approved leave of absence, Awards shall not vest during such leave of absence, except as (A) may be required by applicable law, or (B) as otherwise provided by the Committee or the Company in writing. No fractional shares may be issued. In the event of military leave, if required by applicable laws, vesting shall continue for not less than the longest period that vesting continues under any other statutory or Company approved leave of absence and, upon a Participant’s returning from military leave (under conditions that would entitle him or her to protection upon such return under the Uniform Services Employment and Reemployment Rights Act), he or she shall be given vesting credit with respect to Awards to the same extent as would have applied had the Participant continued to provide services to the Company throughout the leave on the same terms as he or she was providing services immediately prior to such leave. Except as set forth in this Section 28.39, a Participant shall be considered to have terminated Service as of the date he or she ceases to provide active Service (regardless of the reason for the termination and whether the termination is later found to be invalid or in breach of local employment laws in the jurisdiction where the Participant is providing Service or the terms of the Participant’s Service agreement, if any) and Service shall not be extended by any notice period, period of garden leave, or similar period mandated by local law or the Participant’s Service agreement (if any), provided however, that a change in a Participant’s status from an Employee to a Consultant or advisor shall not be treated as a termination of the Participant’s active Service, unless determined by the Committee, in its discretion. The Committee will have sole discretion to determine whether a Participant has ceased to provide Services (including whether the Participant may still be considered to be providing Service while on a leave of absence) and the effective date on which the Participant ceased to provide Services.
28.40.“Shares” means shares of the Company’s Common Stock and the common stock of any successor security.
28.41.“Stock Appreciation Right” means an Award granted pursuant to Section 8 or Section 12 of this Plan.
28.42.“Stock Bonus” means an Award granted pursuant to Section 7 or Section 12 of this Plan.
28.43.“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
28.44.“Tax-Related Items” shall mean any or all income tax, social insurance contributions, payroll tax, payment on account or other tax-related items arising in connection with a Participant’s participation in the Plan and legally applicable to the Participant.
28.45.“Treasury Regulations” means regulations promulgated by the United States Treasury Department.
28.46.“Unvested Shares” means Shares that have not yet vested or are subject to a right of repurchase in favor of the Company (or any successor thereto).

Appendix B
DEXCOM, INC.
AMENDED AND RESTATED
2015 EMPLOYEE STOCK PURCHASE PLAN
(Adopted by the Board on March 7, 2025)
1.PURPOSE. The purpose of this Plan is to provide eligible employees of the Company and the Participating Corporations with a means of acquiring an equity interest in the Company through payroll deductions, to enhance such employees’ sense of participation in the affairs of the Company. Capitalized terms not defined elsewhere in the text are defined in Section 28.
2.ESTABLISHMENT OF PLAN. The Company proposes to grant rights to purchase shares of Common Stock to eligible employees of the Company and its Participating Corporations pursuant to this Plan. The Company intends this Plan to qualify as an “employee stock purchase plan” under Section 423 of the Code (including any amendments to or replacements of such Section), and this Plan shall be so construed. Any term not expressly defined in this Plan but defined for purposes of Section 423 of the Code shall have the same definition herein. In addition, with regard to offers of options to purchase shares of Common Stock under the Plan to employees working for a Subsidiary or an Affiliate outside the United States, the Board or Committee (as defined herein) may grant options to purchase shares Common Stock under the Non-423 Component that are not intended to meet the Code Section 423 requirements, provided, if necessary under Code Section 423, that the other terms and conditions of the Plan are met.
Subject to Section 14, a total of (i) 6,000,000 Shares plus (ii) an additional 8,000,000 Shares as of the Effective Date are reserved for issuance under this Plan. The number of shares initially reserved for issuance under this Plan and the maximum number of shares that may be issued under this Plan shall be subject to adjustments effected in accordance with Section 14.
3.ADMINISTRATION. The Plan will be administered by the Committee. Subject to the provisions of this Plan and the limitations of Section 423 of the Code or any successor provision in the Code, all questions of interpretation or application of this Plan shall be determined by the Committee and its decisions shall be final and binding upon all Participants. The Committee will have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility, to designate the Participating Corporations, to determine when to grant options under the Non-423 Component and to decide upon any and all claims filed under the Plan. Every finding, decision and determination made by the Committee will, to the full extent permitted by law, be final and binding upon all parties. Notwithstanding any provision to the contrary in this Plan, the Committee may adopt rules, sub-plans, and/or procedures relating to the operation and administration of the Plan designed to comply with local laws, regulations or customs or to achieve tax, securities law or other objectives for eligible employees outside of the United States. The Committee will have the authority to determine the Fair Market Value of the Common Stock (which determination shall be final, binding and conclusive for all purposes) in accordance with Section 8 below and to interpret Section 8 of the Plan in connection with circumstances that impact the Fair Market Value. Members of the Committee shall receive no compensation for their services in connection with the administration of this Plan, other than standard fees as established from time to time by the Board for services rendered by Board members serving on Board committees. All expenses incurred in connection with the administration of this Plan shall be paid by the Company. For purposes of this Plan, the Committee may designate separate offerings under the Plan (the terms of which need not be identical) in which eligible employees of one or more Participating Corporations will participate, even if the dates of the applicable Offering Periods of each such offering are identical.
4.ELIGIBILITY.
(a)Any employee of the Company or the Participating Corporations is eligible to participate in an Offering Period under this Plan, except that one or more of the following categories of employees may be excluded from coverage under the Plan by the Committee (other than where prohibited by applicable law):

(i)Employees who are not employed by the Company or a Participating Corporation prior to the beginning of such Offering Period or prior to such other time period as specified by the Committee;
(ii)employees who are customarily employed for twenty (20) hours or less per week;
(iii)employees who are customarily employed for five (5) months or less in a calendar year;
(iv)employees who have been an employee of the Company for less than thirty (30) days prior to the first day of an Offering Period (or such longer period of time, not to exceed two (2) years, as determined by the Committee); and
(v)employees who do not meet any other eligibility requirements that the Committee may choose to impose (within the limits permitted by the Code).
The foregoing notwithstanding, an individual shall not be eligible if his or her participation in the Plan is prohibited by the law of any country that has jurisdiction over him or her, if complying with the laws of the applicable country would cause the Plan to violate Section 423 of the Code. In the case of the Non-423 Component, eligible employees may be excluded from participation in the Plan or an Offering Period if the Committee determines that participation of such eligible employees is not advisable or practicable.
(b)No employee who, together with any other person whose stock would be attributed to such employee pursuant to Section 424(d) of the Code, owns stock or holds options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or its Parent or Subsidiary or who, as a result of being granted an option under this Plan with respect to such Offering Period, would own stock or hold options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or its Parent or Subsidiary shall be granted an option to purchase Common Stock under the Plan.
5.OFFERING DATES.
(a)The offering periods of this Plan (each, an “Offering Period”) are described below. Each Offering Period shall consist of one or more purchase periods (individually, a “Purchase Period”) during which payroll deductions of the Participants are accumulated under this Plan. The first business day of each Offering Period is referred to as the “Offering Date.” The last business day of each Purchase Period is referred to as the “Purchase Date.” The Committee shall have the power to change the Offering Dates, the Purchase Dates, the duration of Offering Periods (provided that an Offering Period will in no event be longer than twenty-seven (27) months), and the Purchase Periods, in each case, without stockholder approval if such change is announced prior to the relevant Offering Period or prior to such other time period as specified by the Committee.
(b)All Offering Periods shall be of six (6) months duration commencing on March 1 and September 1 of each year and respectively ending on August 31st and February 28th (or the 29th if February has 29 days) of each year. Each such Offering Period shall consist of one six (6)-month Purchase Period.
6.PARTICIPATION IN THIS PLAN.
(a)Any employee who is an eligible employee determined in accordance with Section 4 immediately prior to an Offering Period will be eligible to participate in this Plan, subject to the requirement of Section 6(b) hereof and the other terms and provisions of this Plan.
(b)With respect to each Offering Period, a Participant may elect to participate in this Plan by submitting an enrollment agreement (or any electronic or online enrollment form provided by the Company) prior to the commencement of the Offering Period (or such earlier date as the Committee may determine) to which such agreement (or any electronic or online enrollment form provided by the Company) relates.

(c)Once an employee becomes a Participant in an Offering Period, then such Participant will automatically participate in each subsequent Offering Period commencing immediately following the last day of the prior Offering Period unless the Participant withdraws or is deemed to withdraw from this Plan or terminates further participation in an Offering Period as set forth in Section 11 below. A Participant who is continuing participation pursuant to the preceding sentence is not required to file any additional enrollment agreement in order to continue participation in this Plan; provided that, a Participant who is not continuing participation pursuant to the preceding sentence is required to file an enrollment agreement (or any electronic or online enrollment form provided by the Company) prior to the commencement of the Offering Period (or such earlier date as the Committee may determine) to which such agreement (or any electronic or online enrollment form provided by the Company) relates.
7.GRANT OF OPTION ON ENROLLMENT. Becoming a Participant with respect to an Offering Period will constitute the grant (as of the Offering Date) by the Company to such Participant of an option to purchase on the Purchase Date up to that number of shares of Common Stock of the Company determined by a fraction, the numerator of which is the amount accumulated in such Participant’s payroll deduction account during such Purchase Period and the denominator of which is the lower of (i) eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Offering Date (but in no event less than the par value of a share of the Common Stock), or (ii) eighty-five percent (85%) of the Fair Market Value of a share of the Common Stock on the Purchase Date, provided, that the number of shares of Common Stock subject to any option granted pursuant to this Plan shall not exceed the lesser of (x) the maximum number of shares set by the Committee pursuant to Section 10(b) below with respect to the applicable Purchase Date, or (y) the maximum number of shares which may be purchased pursuant to Section 10(a) below with respect to the applicable Purchase Date.
8.PURCHASE PRICE. The Purchase Price at which each share of Common Stock may be acquired in an Offering Period shall be established by the Committee; provided, however, that the Purchase Price on each Purchase Date shall not be less than eighty-five percent (85%) of the lesser of (a) the Fair Market Value of a share of Common Stock on the Offering Date of the Offering Period or (b) the Fair Market Value of a share of Common Stock on the Purchase Date. Subject to adjustment as provided by the Plan and unless otherwise provided by the Committee, the Purchase Price for each Offering Period shall be eighty-five percent (85%) of the lesser of (a) the Fair Market Value of a share of Common Stock on the Offering Date of the Offering Period or (b) the Fair Market Value of a share of Common Stock on the Purchase Date.
9.PAYMENT OF PURCHASE PRICE; PAYROLL DEDUCTION CHANGES; SHARE ISSUANCES.
The Purchase Price shall be accumulated by regular payroll deductions made during each Offering Period, unless the Committee determines with respect to categories of Participants outside the United States that contributions may be made in another form due to local legal requirements or if the Participants are participating in the Non-423 Component. The deductions are made as a percentage of the Participant’s compensation in one percent (1%) increments not less than one percent (1%), nor greater than fifteen percent (15%) after taking into account any such lower limit set by the Committee. Compensation shall mean regular base wages or salary, overtime payments, shift premiums and payments for paid time off, calculated before deduction of (i) any income or employment tax withholdings or (ii) any amounts deferred pursuant to Section 401(k) or Section 125 of the Code. Compensation shall be limited to such amounts actually payable in cash or deferred during the Offering Period. Compensation shall not include (A) sign-on bonuses, annual or other incentive bonuses, commissions, profit-sharing distributions or other incentive-type payments, (B) any contributions made by a Participating Company on the Participant’s behalf to any employee benefit or welfare plan now or hereafter established (other than amounts deferred pursuant to Section 401(k) or Section 125 of the Code), (C) payments in lieu of notice, payments pursuant to a severance agreement, termination pay, moving allowances, relocation payments, or (D) any amounts directly or indirectly paid pursuant to the Plan or any other stock purchase, stock option or other stock-based compensation plan, or any other compensation not expressly included by this Section. For purposes of determining a Participant’s Compensation, any election by such Participant to reduce his or her regular cash remuneration under Sections 125 (i.e. pre-tax cafeteria plan contributions) or 401(k) (i.e. pre-tax retirement contributions) of the Code (or in foreign jurisdictions, equivalent salary deductions) shall be treated as if the Participant did not make such election and as if such reductions were not made. Payroll deductions shall commence on the first payday following the last Purchase Date and shall continue to the end of the Offering Period unless sooner altered or terminated as provided in this Plan. Notwithstanding the foregoing, the terms of any sub-plan may permit matching shares without the payment of any purchase price.

(a)The Committee may (i) reduce the maximum percentage of compensation a Participant may elect to set aside as payroll deductions if the Committee determines, in its discretion, that it is necessary or advisable for legal or administrative reasons and (ii) require that a lesser percentage of a Participant’s compensation than indicated by the Participant may be contributed if necessary to comply with applicable laws (in particular, applicable laws related to minimum salary requirements). The Committee may require a Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
(b)A Participant may decrease (but not increase) the rate of payroll deductions during an Offering Period by filing with the Company a new authorization (or any electronic or online authorization form provided by the Company) for payroll deductions, with the new rate to become effective no later than the second payroll period commencing after the Company’s receipt of the authorization or once any trading restrictions are lifted and continuing for the remainder of the Offering Period unless changed as described below. A decrease in the rate of payroll deductions may be made once during a Purchase Period or more frequently under rules determined by the Committee. A Participant may increase or decrease the rate of payroll deductions for any subsequent Purchase Period by filing with the Company a new authorization for payroll deductions prior to the beginning of the Offering Period for such applicable Purchase Period, or such other time period as specified by the Committee.
(c)A Participant may reduce his or her payroll deduction percentage to zero during an Offering Period by filing with the Company a request (or any electronic or online request form provided by the Company) for cessation of payroll deductions. Such reduction shall be effective beginning no later than the second payroll period after the Company’s receipt of the request or once any trading restrictions are lifted and no further payroll deductions will be made for the duration of the Offering Period. Payroll deductions credited to the Participant’s account prior to the effective date of the request shall be used to purchase shares of Common Stock in accordance with Subsection (e) below. A reduction of the payroll deduction percentage to zero shall be treated as such Participant’s withdrawal from such Offering Period and the Plan, effective as of the day after the next Purchase Date following the filing date of such request with the Company.
(d)All payroll deductions made for a Participant are credited to his or her account under this Plan and are deposited with the general funds of the Company, except to the extent local legal restrictions outside the United States require segregation of such payroll deductions. No interest accrues on the payroll deductions, except to the extent required due to local legal requirements. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions, except to the extent necessary to comply with local legal requirements outside the United States.
(e)On each Purchase Date, so long as this Plan remains in effect and provided that the Participant has not submitted a signed and completed withdrawal form before that date which notifies the Company that the Participant wishes to withdraw from that Offering Period under this Plan and have all payroll deductions accumulated in the account maintained on behalf of the Participant as of that date returned to the Participant, the Company shall apply the funds then in the Participant’s account to the purchase of whole shares of Common Stock reserved under the option granted to such Participant with respect to the Offering Period to the extent that such option is exercisable on the Purchase Date. The Purchase Price per share shall be as specified in Section 8 of this Plan. Any fractional share, as calculated under this Subsection (e), shall be rounded down to the next lower whole share, unless the Committee determines with respect to all Participants that any fractional share shall be credited as a fractional share. Any amount remaining in a Participant’s account on a Purchase Date which is less than the amount necessary to purchase a full share of Common Stock shall be returned to the Participant, without interest (except to the extent necessary to comply with local legal requirements outside of the United States), unless the Committee determines that such amount shall be applied to the Participant’s account, without interest (except to the extent necessary to comply with local legal requirements outside the United States). In the event that this Plan has been oversubscribed, all funds not used to purchase shares on the Purchase Date shall be returned to the Participant, without interest (except to the extent required due to local legal requirements outside the United States). No Common Stock shall be purchased on a Purchase Date on behalf of any employee whose participation in this Plan has terminated prior to such Purchase Date, except to the extent required due to local legal requirements outside the United States.
(f)As promptly as practicable after the Purchase Date, the Company shall issue shares for the Participant’s benefit representing the shares purchased upon exercise of his or her option.

(g)Unless determined otherwise by the Committee, the shares issued pursuant to Section 9(f) above shall be deposited into an account established in the Participant’s name at the ESPP Broker. Subject to any applicable insider trading policy, a Participant shall be free to undertake a disposition (as that term is defined in Section 424(c) of the Code) of the shares in his or her ESPP Broker account at any time but in the absence of such a disposition of the shares, the shares must remain in the Participant’s ESPP Broker account until the holding period set forth in Section 423(a) of the Code has been satisfied. With respect to shares for which the Section 423(a) holding period has been satisfied, the Participant may move those shares to another brokerage account of Participant’s choosing. Notwithstanding the above, a Participant who is participating in the Non-423 Component may move his or her shares to another brokerage account of his or her choosing at any time, without regard to the satisfaction of the Section 423(a) holding period.
(h)During a Participant’s lifetime, his or her option to purchase shares hereunder is exercisable only by him or her. The Participant will have no interest or voting right in shares covered by his or her option until such option has been exercised.
(i)A Participant shall make arrangements satisfactory to the Company for the satisfaction of all Tax-Related Items in connection with the Plan. The Company or any Subsidiary or Affiliate, as applicable, may satisfy all applicable withholding obligations with regard to Tax-Related Items by any method permissible under applicable law, including any withholding required to make available to the Company or Subsidiary or Affiliate, as applicable, any tax deductions or benefits attributable to the sale or (if applicable) early disposition of shares of Common Stock by a Participant. The Company shall not be required to issue any shares of Common Stock under the Plan until such obligations are satisfied.
10.LIMITATIONS ON SHARES TO BE PURCHASED.
(a)Notwithstanding any provision of the Plan to the contrary, no Participant shall be given a right to purchase shares which permits his or her right to purchase shares of Common Stock under the Plan to accrue at a rate which, when aggregated with such Participant’s rights to purchase shares under all other employee stock purchase plans of the Company, its parent or its Subsidiary intended to meet the requirements of Section 423 of the Code, to exceed Twenty-Five Thousand Dollars ($25,000) in Fair Market Value (or such other limit, if any, as may be imposed by the Code) for each calendar year in which such right is outstanding at any time. For purposes of the preceding sentence, the Fair Market Value of shares purchased during a given Offering Period shall be determined as of the Offering Date for such Offering Period. The limitation described in this Section shall be applied in conformance with Section 423(b)(8) of the Code and the regulations thereunder.
(b)Initially, a Participant shall not be permitted to purchase more than 20,000 shares on any one Purchase Date. The Committee may, in its sole discretion, set a new maximum number of shares which may be purchased by any employee at any single Purchase Date, which shall then be the Maximum Share Amount for subsequent Offering Periods. If a lower limit is set under this Subsection (b), then all Participants will be notified of such limit prior to the commencement of the next Offering Period for which it is to be effective. If a new Maximum Share Amount is set, then all Participants must be notified of such Maximum Share Amount prior to the commencement of the next Offering Period for which it is to be effective. The Maximum Share Amount shall continue to apply with respect to all succeeding Purchase Dates and Offering Periods unless revised by the Committee as set forth above.
(c)If the number of shares to be purchased on a Purchase Date by all Participants exceeds the number of shares then available for issuance under this Plan, then the Company will make a pro rata allocation of the remaining shares in as uniform a manner as shall be reasonably practicable and as the Committee shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the number of shares to be purchased under a Participant’s option to each Participant affected.
(d)Any payroll deductions accumulated in a Participant’s account which are not used to purchase stock due to the limitations in this Section 10 shall be returned to the Participant as soon as practicable after the end of the applicable Purchase Period, without interest.

(e)If a Participant is precluded by Subsection (a) from purchasing additional Common Stock under the Plan, then his or her employee contributions may be automatically discontinued by the Company and shall automatically resume at the beginning of the earliest Purchase Period that will end in the next calendar year (if he or she then is an eligible employee), provided that when the Company automatically resumes such payroll deductions, the Company must apply the rate in effect immediately prior to such suspension.
(f)Any payroll deductions accumulated in a Participant’s account which are not used to purchase stock due to the limitations in this Section 10, and not covered by Section 9(e), shall be returned to the Participant as soon as practicable after the end of the applicable Purchase Period, without interest (except to the extent required due to local legal requirements outside the United States).
11.WITHDRAWAL.
(a)Each Participant may withdraw from an Offering Period under this Plan pursuant to a method specified for such purpose by the Company. Such withdrawal may be elected at any time prior to the end of an Offering Period, or such other time period as specified by the Committee.
(b)Upon withdrawal from this Plan, the accumulated payroll deductions shall be returned to the withdrawn Participant, without interest (except to the extent required due to local legal requirements outside the United States), and his or her interest in this Plan shall terminate. In the event a Participant voluntarily elects to withdraw from this Plan, he or she may not resume his or her participation in this Plan during the same Offering Period, but he or she may participate in any Offering Period under this Plan which commences on a date subsequent to such withdrawal by filing a new authorization for payroll deductions in the same manner as set forth in Section 6 above for initial participation in this Plan.
12.TERMINATION OF EMPLOYMENT. Termination of a Participant’s employment for any reason, including retirement, death, disability, or the failure of a Participant to remain an eligible employee of the Company or of a Participating Corporation, immediately terminates his or her participation in this Plan. In such event, accumulated payroll deductions credited to the Participant’s account will be returned to him or her or, in the case of his or her death, to his or her legal representative, without interest (except to the extent required due to local legal requirements outside the United States). For purposes of this Section 12, an employee will not be deemed to have terminated employment or failed to remain in the continuous employ of the Company or of a Participating Corporation in the case of sick leave, military leave, or any other leave of absence approved by the Company; provided that such leave is for a period of not more than ninety (90) days or reemployment upon the expiration of such leave is guaranteed by contract or statute (except as otherwise required under applicable law). The Company will have sole discretion to determine whether a Participant has terminated employment and the effective date on which the Participant terminated employment, regardless of any notice period or garden leave required under local law.
13.RETURN OF PAYROLL DEDUCTIONS. In the event a Participant’s interest in this Plan is terminated by withdrawal, termination of employment or otherwise, or in the event this Plan is terminated by the Board, the Company shall deliver to the Participant all accumulated payroll deductions credited to such Participant’s account. No interest shall accrue on the payroll deductions of a Participant in this Plan (except to the extent required due to local legal requirements outside the United States).
14.CAPITAL CHANGES. If the number of outstanding shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company, without consideration, then the Committee shall adjust the number and class of Common Stock that may be delivered under the Plan, the Purchase Price per share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised, and the numerical limits of Sections 2 and 10 shall be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and in compliance with the applicable securities laws; provided that fractions of a share will not be issued.
15.NONASSIGNABILITY. Neither payroll deductions credited to a Participant’s account nor any rights with regard to the exercise of an option or to receive shares under this Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 22 below) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be void and without effect.

16.USE OF PARTICIPANT FUNDS AND REPORTS. The Company may use all payroll deductions received or held by it under the Plan for any corporate purpose and the Company will not be required to segregate Participant payroll deductions (except to the extent required due to local legal requirements outside the United States). Until shares are issued, a Participant will only have the rights of an unsecured creditor unless otherwise required under local law. Each Participant shall receive promptly after the end of each Purchase Period a report of his or her account setting forth the total payroll deductions accumulated, the number of shares purchased, the per share price thereof and the remaining cash balance, if any, carried forward to the next Purchase Period or Offering Period, as the case may be.
17.NOTICE OF DISPOSITION. Each U.S. taxpayer Participant shall notify the Company in writing if the Participant disposes of any of the shares purchased in any Offering Period pursuant to this Plan if such disposition occurs within the Notice Period. The Company may, at any time during the Notice Period, place a legend or legends on any certificate representing shares acquired pursuant to this Plan requesting the Company’s transfer agent to notify the Company of any transfer of the shares. The obligation of the Participant to provide such notice shall continue notwithstanding the placement of any such legend on the certificates.
18.NO RIGHTS TO CONTINUED EMPLOYMENT. Neither this Plan nor the grant of any option hereunder shall (a) form or amend an employment or service agreement, (b) confer any right on any employee to remain in the employ of the Company or any Participating Corporation, or (c) restrict the right of the Company or any Participating Corporation to terminate such employee’s employment at any time, subject to compliance with applicable law.
19.EQUAL RIGHTS AND PRIVILEGES. All eligible employees granted an option under this Plan that is intended to meet the Code Section 423 requirements shall have equal rights and privileges with respect to this Plan or within any separate offering under the Plan so that this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 or any successor provision of the Code and the related regulations. Any provision of this Plan which is inconsistent with Section 423 or any successor provision of the Code, without further act or amendment by the Company, the Committee or the Board, shall be reformed to comply with the requirements of Section 423. This Section 19 shall take precedence over all other provisions in this Plan.
20.NOTICES. All notices or other communications by a Participant to the Company under or in connection with this Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.
21.TERM; STOCKHOLDER APPROVAL. This Plan (as amended and restated) will become effective on the Effective Date. This Plan shall be approved by the stockholders of the Company, in any manner permitted by applicable corporate law, within twelve (12) months before or after the date this Plan is adopted by the Board. No purchase of shares that are subject to such stockholder approval before becoming available under this Plan shall occur prior to stockholder approval of such shares and the Board or Committee may delay any Purchase Date and postpone the commencement of any Offering Period subsequent to such Purchase Date as deemed necessary or desirable to obtain such approval (provided that if a Purchase Date would occur more than twelve (12) months after commencement of the Offering Period to which it relates, then such Purchase Date shall not occur and instead such Offering Period shall terminate without the purchase of such shares and Participants in such Offering Period shall be refunded their contributions without interest, unless otherwise required under applicable law). This Plan shall continue until the earlier to occur of (a) termination of this Plan by the Board (which termination may be effected by the Board at any time pursuant to Section 25 below), or (b) issuance of all of the shares of Common Stock reserved for issuance under this Plan.
22.DESIGNATION OF BENEFICIARY.
(a)Unless otherwise determined by the Committee, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under this Plan in the event of such Participant’s death prior to a Purchase Date. Such form shall be valid only if it was filed with the Company at the prescribed location before the Participant’s death.

(b)Such designation of beneficiary may be changed by the Participant at any time by written notice filed with the Company at the prescribed location before the Participant’s death. In the event of the death of a Participant and in the absence of a beneficiary validly designated under this Plan who is living at the time of such Participant’s death, the Company shall deliver such cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such cash to the spouse or, if no spouse is known to the Company, then to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate (except to the extent required due to local legal requirements outside the United States).
23.CONDITIONS UPON ISSUANCE OF SHARES; LIMITATION ON SALE OF SHARES. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or automated quotation system upon which the shares may then be listed, exchange control restrictions and/or securities law restrictions outside the United States, and shall be further subject to the approval of counsel for the Company with respect to such compliance. Shares may be held in trust or subject to further restrictions as permitted by any subplan.
24.APPLICABLE LAW. The Plan shall be governed by the substantive laws (excluding the conflict of laws rules) of the State of Delaware.
25.AMENDMENT OR TERMINATION. The Committee, in its sole discretion, may amend, suspend, or terminate the Plan, or any part thereof, at any time and for any reason. If the Plan is terminated, the Committee, in its discretion, may elect to terminate all outstanding Offering Periods either immediately or upon completion of the purchase of shares of Common Stock on the next Purchase Date (which may be sooner than originally scheduled, if determined by the Committee in its discretion), or may elect to permit Offering Periods to expire in accordance with their terms (and subject to any adjustment pursuant to Section 14). If an Offering Period is terminated prior to its previously-scheduled expiration, all amounts then credited to Participants’ accounts for such Offering Period, which have not been used to purchase shares of Common Stock, shall be returned to those Participants (without interest thereon, except as otherwise required under local laws) as soon as administratively practicable. Further, the Committee will be entitled to change the Purchase Periods and Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld or contributed in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the administration of the Plan, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s base salary and other eligible compensation, and establish such other limitations or procedures as the Committee determines in its sole discretion advisable which are consistent with the Plan. Such actions will not require stockholder approval or the consent of any Participants. However, no amendment shall be made without approval of the stockholders of the Company (obtained in accordance with Section 21 above) within twelve (12) months of the adoption of such amendment (or earlier if required by Section 21) if such amendment would: (a) increase the number of shares that may be issued under this Plan; or (b) change the designation of the employees (or class of employees) eligible for participation in this Plan. In addition, in the event the Board or Committee determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board or Committee may, in its discretion and, to the extent necessary or desirable, modify, amend or terminate the Plan to reduce or eliminate such accounting consequences including, but not limited to: (i) amending the definition of compensation, including with respect to an Offering Period underway at the time; (ii) altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price; (iii) shortening any Offering Period by setting a Purchase Date, including an Offering Period underway at the time of the Committee’s action; (iv) reducing the maximum percentage of compensation a Participant may elect to set aside as payroll deductions; and (v) reducing the maximum number of shares a Participant may purchase during any Offering Period. Such modifications or amendments will not require approval of the stockholders of the Company or the consent of any Participants.

26.CORPORATE TRANSACTIONS. In the event of a Corporate Transaction, the Offering Period for each outstanding right to purchase Common Stock will be shortened by setting a new Purchase Date and will end on the new Purchase Date (unless otherwise specified in the agreement effecting the applicable Corporate Transaction). The new Purchase Date shall occur on or prior to the consummation of the Corporate Transaction, as determined by the Board or Committee, and the Plan shall terminate on the consummation of the Corporate Transaction (unless otherwise specified in the agreement effecting the applicable Corporate Transaction).
27.CODE SECTION 409A; TAX QUALIFICATION.
Options granted under the Plan are intended to be exempt from the application of Section 409A. Neither the Non-Section 423 Component nor any Option granted pursuant to an Offering thereunder is intended to constitute or provide for “nonqualified deferred compensation” within the meaning of Section 409A. Notwithstanding any provision of the Plan to the contrary, if the Company determines that any Option granted under the Plan may be or become subject to Section 409A or that any provision of the Plan may cause an Option granted under the Plan to be or become subject to Section 409A, the Company may adopt such amendments to the Plan and/or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions as the Company determines are necessary or appropriate to avoid the imposition of taxes under Section 409A, either through compliance with the requirements of Section 409A or with an available exemption therefrom.
28.DEFINITIONS.
(a)“Affiliate” means (i) any entity that, directly or indirectly, is controlled by, controls or is under common control with, the Company and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee, whether now or hereafter existing.
(b)“Board” shall mean the Board of Directors of the Company.
(c)“Code” shall mean the Internal Revenue Code of 1986, as amended.
(d)“Committee” shall mean the Compensation Committee of the Board that consists exclusively of one or more members of the Board appointed by the Board.
(e)“Common Stock” shall mean the common stock of the Company.
(f)“Company” shall mean Dexcom, Inc.
(g)“Corporate Transaction” means the occurrence of any of the following events: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; or (ii) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; or (iii) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.
(h)“Effective Date” shall mean May 8, 2025, the date on which the Company obtained the stockholder approval pursuant to Section 21.
(i)“ESPP Broker” shall mean a stock brokerage or other entity designated by the Company to establish account for stock purchased under the Plan by Participants.
(j)“Fair Market Value” shall mean, as of any date, the value of a share of Common Stock determined as follows:

(i)if such Common Stock is then quoted on the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market (collectively, the “Nasdaq Market”), its closing price on the Nasdaq Market on the date of determination, or if there are no sales for such date, then the last preceding business day on which there were sales, as reported in The Wall Street Journal or such other source as the Board or the Committee deems reliable; or
(ii)if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal or such other source as the Board or the Committee deems reliable; or
(iii)if such Common Stock is publicly traded but is neither quoted on the Nasdaq Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal or such other source as the Board or the Committee deems reliable; and
(iv)if none of the foregoing is applicable, by the Board or the Committee in good faith.
(k)“Non-423 Component” means that component of the Plan pursuant to which a right to purchase Common Stock may be granted that is not intended to satisfy the requirements of Section 423 of the Code.
(l)“Notice Period” shall mean within two (2) years from the Offering Date or within one (1) year from the Purchase Date on which such shares were purchased.
(m)“Offering Date” shall mean the first business day of each Offering Period.
(n)“Offering Period” shall mean a period with respect to which the right to purchase Common Stock may be granted under the Plan, as determined by the Committee pursuant to Section 5(a).
(o)“Parent” shall have the same meaning as “parent corporation” in Sections 424(e) and 424(f) of the Code.
(p)“Participant” shall mean an eligible employee who meets the eligibility requirements set forth in Section 4 and who is either automatically enrolled in the initial Offer Period or who elects to participate in this Plan pursuant to Section 6(b).
(q)“Participating Corporation” shall mean any Parent, Subsidiary or Affiliate that the Committee designates from time to time as eligible to participate in this Plan, provided, however, that employees of Affiliates that are designated for participation may be granted only options under the Non-423 Component.
(r)“Plan” shall mean this Amended and Restated Dexcom, Inc. 2015 Employee Stock Purchase Plan, as amended from time to time.
(s)“Purchase Date” shall mean the last business day of each Purchase Period.
(t)“Purchase Period” shall mean a period during which contributions may be made toward the purchase of Common Stock under the Plan, as determined by the Committee pursuant to Section 5(b).
(u)“Purchase Price” shall mean the price at which Participants may purchase shares of Common Stock under the Plan, as determined pursuant to Section 8.
(v)“Subsidiary” shall have the same meaning as “subsidiary corporation” in Sections 424(e) and 424(f) of the Code.
(w)“Tax-Related Items” shall mean any or all income tax, social insurance contributions, payroll tax, payment on account or other tax-related items arising in connection with a Participant’s participation in the Plan and legally applicable to the Participant.

Dexcom
CONTINUOUS GLUCOSE MONITORING

C/O TABULATOR, P.O. BOX 8016, CARY, NC 27512-9903

Your vote matters!

Have your ballot ready and please use one of the methods below for **easy voting:**

Your control number

Have the 12 digit control number located in the box above available when you access the website and follow the instructions.

DexCom, Inc.

Annual Meeting of Stockholders

For Stockholders of Record as of March 13, 2025

Thursday, May 8, 2025 2:00 PM, Pacific Time

Annual Meeting to be held virtually via the Internet - please visit www.proxydocs.com/DXCM for more details.

YOUR VOTE IS IMPORTANT!
PLEASE VOTE BY INTERNET, PHONE OR MAIL BY 2:00 PM PT ON MAY 8, 2025, OR ATTENDING THE ANNUAL MEETING

Internet:
www.proxypush.com/DXCM
- Cast your vote online
- **Have your Proxy Card ready**
- Follow the simple instructions to record your vote

Phone:
1-866-286-3130
- Use any touch-tone telephone
- **Have your Proxy Card ready**
- Follow the simple recorded instructions

Virtual:
To attend the meeting and participate, you must register online at www.proxydocs.com/DXCM by 5:00 PM, Eastern Time on May 6, 2025.

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Kevin Sayer and Jereme Sylvain (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of DexCom, Inc. which the undersigned is entitled to vote at the 2025 annual meeting of stockholders of DexCom, Inc. and any adjournment or postponement thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment or postponement thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED ACCORDING TO THE BOARD OF DIRECTORS' RECOMMENDATIONS. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendations. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Copyright © 2025 BetaNXT, Inc. or its affiliates. All Rights Reserved

DEXCOM CONTINUOUS GLUCOSE MONITORING

DexCom, Inc. Annual Meeting of Stockholders

Please make your marks like this: ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:
FOR EACH OF THE NOMINEES IN PROPOSAL 1
FOR PROPOSALS 2, 3, 4 AND 5

PROPOSAL		YOUR VOTE		BOARD OF DIRECTORS RECOMMENDS
1. To elect ten nominees for director, each to hold office until our 2026 annual meeting of stockholders:	FOR	AGAINST	ABSTAIN	
1.01 Kevin R. Sayer	☐	☐	☐	FOR
1.02 Steven R. Altman	☐	☐	☐	FOR
1.03 Nicholas Augustinos	☐	☐	☐	FOR
1.04 Richard A. Collins	☐	☐	☐	FOR
1.05 Karen Dahut	☐	☐	☐	FOR
1.06 Rimma Driscoll	☐	☐	☐	FOR
1.07 Mark G. Foletta	☐	☐	☐	FOR
1.08 Renée Galá	☐	☐	☐	FOR
1.09 Bridgette P. Heller	☐	☐	☐	FOR
1.10 Kyle Malady	☐	☐	☐	FOR
	FOR	AGAINST	ABSTAIN	
2. To ratify the selection by the Audit Committee of our Board of Directors of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.	☐	☐	☐	FOR
3. To provide a non-binding advisory vote on the compensation of our named executive officers for the fiscal year ended December 31, 2024.	☐	☐	☐	FOR
4. To approve our Amended and Restated 2015 Equity Incentive Plan (as amended and restated) to, among other things, increase the number of shares reserved for issuance thereunder by 3,400,000 shares.	☐	☐	☐	FOR
5. To approve our Amended and Restated 2015 Employee Stock Purchase Plan to, among other things, increase the number of shares reserved for issuance thereunder by 8,000,000 shares.	☐	☐	☐	FOR
6. Such other business properly brought before the meeting or any adjournment or postponement thereof.				

To attend the meeting and participate, you must register online at www.proxydocs.com/DXCM by 5:00 PM, Eastern Time on May 6, 2025.

Authorized Signatures - Must be completed for your instructions to be executed.
Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable) ____________ Date ____________

Signature (if held jointly) ____________ Date ____________